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                                  EXHIBIT 10.7


                   SECOND AMENDMENT TO STOCK OPTION AGREEMENT

     THIS SECOND AMENDMENT TO STOCK OPTION AGREEMENT, dated as of December 15, 1997, is made and entered into between The Price REIT, Inc., a Maryland corporation (the "Company"), and George M. Jezek ("Mr. Jezek").

                                    Recitals

     A.The Company and Mr. Jezek are parties to that certain Stock Option Agreement, dated as of December 1, 1992, as amended by the First Amendment to Stock Option Agreement dated as of October 29, 1993 (the "Option Agreement"), under which the Company granted to Mr. Jezek options to acquire shares of the Company's Common Stock, par value $.01 per share.

     B.The Company and Mr. Jezek desire to amend the provisions of the Option Agreement as set forth herein.

                               Terms & Conditions

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Mr. Jezek agree as follows:

     1.Section 2 of the Option Agreement is amended in its entirety to read as follows:

          "2. Termination. Subject to Paragraph 4, in the event of Mr. Jezek's cessation of employment for any reason and for any cause all Options not yet exercisable way be exercised in accordance with their terms for a period of nine (9) months after creation of such employment, but in no event beyond the Option Period. Notwithstanding the provisions of the preceding sentence, any exercise of Options after such cessation of employment may be to the extent of the full number of shares Mr. Jezek was entitled to purchase under the Options on the date of such cessation of employment, plus a portion of the additional shares, if any, he would have been entitled to purchase on the next Vesting Date following such cessation of employment, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which shall be the number of days from the Vesting Date preceding such cessation of employment to the date of such cessation of employment and the denominator of which shall be
     365. Such portion shall be rounded, if necessary, to the nearest whole share."

     2.Section 3 of the Option Agreement is amended in its entirety to read as follows:

          "3.Manner of Exercise. The exercise price of each Option to purchase a share of Common Stock shall be $29.75 per share. The Options shall be exercised by giving written notice to the Company and

          a.Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

          b.With the consent of the Board,

               (1)shares of the Company's Common Stock, valued on the date of exercise, owned by Mr. Jezek, duly endorsed for transfer to the Company; or

               (2)an election that the Company withhold, in lieu of payment of the exercise price in cash or by check, that number of shares of Common Stock otherwise issuable to Mr. Jezek upon exercise of the Options equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value per share of the Common Stock on the date of exercise, with the balance of the shares of Common Stock covered by the Options exercised issued to Mr. Jezek; or

          c.With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended, or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          d.With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs a., b. and c."

     3.Section 4, paragraph d. of the Option Agreement is amended in its entirety to read as follows:

          "d.In the event of a transaction or event described in Paragraph 4.a. above or any Corporate Transaction (defined below), the Board, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Options:

               (i)provide for either the purchase of the Options for an amount of cash equal to the amount that could have been attained upon the exercise of the Options or realization of Mr. Jezek's rights had the Options been currently exercisable as the replacement of the Options or the replacement of the Options with other rights or property selected by the Board in its sole discretion; or

               (ii)provide that upon such a Corporate Transaction, the Options shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

For purposes of this Paragraph 4, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and all Options are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a)."

     4.Section 4, paragraph e. of the Option Agreement is amended in its entirety to read as follows:

          "e.In the event of any Corporate Transaction or the acquisition by another corporation or person of eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, prior to the effective date of such event the Options shall be exercisable as to all the shares covered hereby, notwithstanding that the Options may not yet have become fully exercisable under Section 1."

     5.Paragraph c. of Section 6 of the Option Agreement is deleted in its entirety.

     6.In all other respects, the terms of the Option Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Stock Option Agreement as of the date first written above.


                              THE PRICE REIT, INC., a Maryland corporation


                              By: /s/ Joseph K. Kornwasser
                                 Joseph K. Kornwasser
                                 Chief Executive Officer
                                 and President


                                  /s/ George M. Jezek
                                      George M. Jezek



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                                  EXHIBIT 10.11

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement is by and between The Price REIT, Inc., a Maryland corporation (the "Company"), and Jerald Friedman and is dated as of January 29, 1996 (the "Date of Grant").

     WHEREAS, Mr. Friedman is the Senior Executive Vice President and Chief Operating Officer of the Company;

     WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company to grant certain stock options to Mr. Friedman as part of his compensation arrangement with the Company;

     NOW, THEREFORE, the parties hereto agree as to the following terms and conditions:

     1.The Company hereby grants to Mr. Friedman options (the "Options") to purchase 30,500 shares of Common Stock. The Options may be exercised by Mr. Friedman as to (a) 40% of the shares of Common Stock covered by the Options on December 15, 1997, and (b) 20% of the shares of the Common Stock covered by the Options on each of the next three anniversary dates of the Date of Grant following December 15, 1997 (the date on which such options may be exercised is referred to as the "Vesting Date"). The options may be exercised by Mr. Friedman at any time through the period ending on the tenth anniversary of each Vesting Date (the "Option Period"). The Options shall not be exercisable with respect to fractional shares.

     2.Termination. Subject to Paragraph 4, in the event of Mr. Friedman's cessation of employment for any reason and for any cause all Options not yet exercisable may be exercised in accordance with their terms for a period of nine
(9) months after cessation of such employment, but in no event beyond the Option Period. Notwithstanding the provisions of the preceding sentence, any exercise of Options after such cessation of employment may be to the extent of the full number of shares Mr. Friedman was entitled to purchase under the Options on the date of such cessation of employment, plus a portion of the additional shares, if any, he would have been entitled to purchase on the next anniversary date of the Date of Grant of the Options following such cessation of employment, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which shall be the number of days from the anniversary date of the Date of Grant preceding such cessation of employment to the date of such cessation of employment and the denominator of which shall be
365.  Such portion shall be rounded, if necessary, to the nearest whole share.

     3.Manner of Exercise. The exercise price of each Option to purchase a share of Common Stock shall be $29.50 per share. The Options shall be exercised by giving written notice to the Company and

          a. Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

          b.With the consent of the Board,

          (1)shares of the Company's Common Stock, valued on the date of exercise, owned by Mr. Friedman, duly endorsed for transfer to the Company; or

          (2)an election that the Company withhold, in lieu of payment of the exercise price in cash or by check, that number of shares of Common Stock otherwise issuable to Mr. Friedman upon exercise of the Options equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value per share of the Common Stock on the date of exercise, with the balance of the shares of Common Stock covered by the Options exercised issued to Mr. Friedman; or

          c.With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended, or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          d.With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs a., b. and c.

     4.Adjustments. The number of shares subject to the Options granted hereunder shall be adjusted as follows:

          a.In the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Options granted hereunder shall be proportionately adjusted;

          b.Except as provided in Paragraph 4.d. below, in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board, for each share of common stock then subject to the Options the number and kind of shares of stock or other securities to which the holders of common stock of the Company shall be entitled pursuant to the transaction;

          c.In the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of common stock then subject to the Options. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted;

          d.In the event of a transaction or event described in Paragraph 4.a. above or any Corporate Transaction (defined below), the Board, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Options:

               (i) provide for either the purchase of the Options for an amount of cash equal to the amount that could have been attained upon the exercise of the Options or realization of Mr. Friedman's rights had the Options been currently exercisable as the replacement of the Options or the replacement of the Options with other rights or property selected by the Board in its sole discretion; or

               (ii) provide that upon such a Corporate Transaction, the Options shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

For purposes of this Paragraph 4, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and all Options are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a).

          e.In the event of any Corporate Transaction or the acquisition by another corporation or person of eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, prior to the effective date of such event the Options shall be exercisable as to all the shares covered hereby, notwithstanding that the Options may not yet have become fully exercisable under Section 1.

     5.Nontransferability of Options. The Options shall not be transferable except to the executor or administrator of Mr. Friedman's estate or to Mr. Friedman's heirs or legatees or to his personal representative if he is permanently and totally disabled, and shall be exercisable during Mr. Friedman's lifetime only by Mr. Friedman or his personal representative if he is permanently and totally disabled. The Options may, however, be surrendered to the Company for cancellation for such consideration and upon such terms as may be mutually agreed upon by the Company and the holder of such Options.

     6.Other Provisions

          a.The holder of the Options shall not be entitled to any rights of a shareholder of the Company with respect to any shares subject to the option until such shares have been paid for in full and issued to the holder of the Options.

          b.Nothing in this Agreement shall be deemed to interfere with or limit in any way the right of the Company to terminate Mr. Friedman's employment at any time, nor confer upon Mr. Friedman any right to continue in the employ of the Company.

                                   The Price REIT, Inc.

                                   By: /s/ Joseph K. Kornwasser
                                           Joseph K. Kornwasser
                                           President and Chief Executive Officer


                                   By: /s/ George M. Jezek
                                           George M. Jezek
                                           Secretary


/s/ Jerald Friedman
Jerald Friedman

Dated:  December 15, 1997

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                                  EXHIBIT 10.12

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated as of January 29, 1996 (the "Date of Grant"), is made by and between The Price REIT, Inc., a Maryland corporation hereinafter referred to as "Company," and Jerald Friedman, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Employee":

     WHEREAS, the Company wishes to afford Employee the opportunity to purchase shares of its Common Stock, $0.01 par value (the "Common Stock"); and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue the Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3Committee

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in the Plan.

Section 1.4Company

     "Company" shall mean The Price REIT, Inc. In addition, "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for, the Option in a transaction to which Section 424(a) of the Code applies.

Section 1.5Director

     "Director" shall mean a member of the Board.

Section 1.6Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7Officer

     "Officer" shall mean an officer of the Company as defined in Rule l6a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.8Option

     "Option" shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement.

Section 1.9Plan

     "Plan" shall mean the 1993 Stock Option Plan of The Price REIT, Inc.

Section 1.10Rule 16b-3

     "Rule l6b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.11Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.12Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.13Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.14Termination of Employment

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1Grant of Option

     In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of 10,500 shares of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2Purchase Price

     The purchase price of the shares of stock covered by the Option shall be $29.50 per share without commission or other charge.

Section 2.3Consideration to Company

     In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe for so long as Employee remains an employee of the Company or a Subsidiary of the Company. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4Adjustments in Option

     In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1Commencement of Exercisability

     (a)The Option shall become exercisable as provided in Schedule "A" attached to this Agreement and hereby incorporated by reference.

     (b)No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2Duration of Exercisability

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3Expiration of Option

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a)The expiration of ten (10) years from the Date of Grant; or

     (b)If the Employee owned (within the meaning of Section 424(d) of the Code), on the Date of Grant, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five (5) years from the Date of Grant; or

     (c)The time of the Employee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22(c)(3) of the Code) or his being discharged not for good cause; or

     (d)The expiration of nine (9) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said nine-month period; or

     (e)The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

     (f)The expiration of one (1) year from the date of the Employee's death; or

     (g)The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4Merger, Consolidation, Acquisition or Dissolution of the Company

     (a)In the event of a transaction or event described in Section 2.4 or any Corporate Transaction (defined below), the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(g), whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option:

          (i)provide for either the purchase of the Option for an amount of cash equal to the amount that could have been attained upon the exercise of the Option or realization of Employee's rights had the Option been currently exercisable as the replacement of the Option or the replacement of the Option with other rights or property selected by the Committee in its sole discretion; or

          (ii)provide that upon such a Corporate Transaction, the Option shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

For purposes of this Section 3.4, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and the Option are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a).

     (b)In the event of any Corporate Transaction or the acquisition by another corporation or person of eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

Section 3.5Special Tax Consequences

     The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as non-qualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as the time the option with respect to such stock is granted.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1Person Eligible to Exercise

     During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

Section 4.2Partial Exercise

     Any exercisable Portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than One Thousand (1,000) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3;

     (a)Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

     (b)(1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

          (2)With the consent of the Committee, but subject to the timing requirements of Section 4.4,

          (A)shares of the Company's Common Stock, valued on the date of exercise, owned by the Employee, duly endorsed for transfer to the Company; or

          (B)an election that the Company withhold, in lieu of payment of the exercise price in cash or by check, that number of shares of Common Stock otherwise issuable to Employee upon exercise of the Options equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value (as determined under Section 4.2(b) of the Plan) per share of the Common Stock on the date of exercise, with the balance of the shares of Common Stock covered by the Options exercised to be issued to Employee; or

          (3)With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (4)With  the  consent  of  the  Committee,  any  combination  of   the
consideration provided in the foregoing subparagraphs (1), (2) and (3); and

     (c)A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act and such registration is then effective in respect of such shares;

     (d)Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, but subject to the timing requirements of Section 4.4, (i) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, valued in accordance with Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment; and

     (e)In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4Certain Timing Requirements

     Shares of the Company's Common Stock, whether or not issuable to the Employee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Employee to use shares of the Company's Common Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a)The admission of such shares to listing on all stock exchanges on which such class of stock is there listed; and

     (b)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of Securities and Exchange Commission or of any other governmental body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d)The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

     (e)The lapse of such reasonable period of time, following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6No Rights as Shareholder

     The holder of the Option shall not be, nor have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                OTHER PROVISIONS
Section 5.1Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

Section 5.2Option Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or the Employee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy); and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3Shares to Be Reserved

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to the Employee at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6Notification of Disposition

     The Employee shall give prompt notice to the Company of any disposition or other transfer or any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in case, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

Section 5.7Construction

     This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of the State of California.

Section 5.8Conformity to Securities Laws

     The Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule l6b-3. Notwithstanding anything, herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.



     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the 15th day of December, 1997.

                                   THE PRICE REIT, INC.

  By /s/ Joseph K. Kornwasser
                                          Joseph K. Kornwasser
                                          President

                                   By /s/ George M. Jezek
                                          George M. Jezek
                                          Secretary


EMPLOYEE

/s/ Jerald Friedman
    Jerald Friedman

    603 N. Walden Drive
    Beverly Hills, California 90210
    Address

Employee's Taxpayer
Identification Number:

###-##-####

                                  SCHEDULE "A"
                         Option Exercisability Schedule


     The Option shall be exercisable in installments as follows: 1/5 upon Grant, and 1/5 beginning on each of the next four succeeding anniversaries of such Grant date.





===============================================================================


                                  EXHIBIT 10.13

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated February 14, 1994, is made by and between The Price REIT, Inc., a Maryland corporation hereinafter referred to as "Company," and Lawrence Kronenberg, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Employee":

     WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its $0.01 par value Series B Common Stock; and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue the Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in the Plan.

Section 1.4 - Company

     "Company" shall mean The Price REIT, Inc. In addition, "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for, the Option in a transaction to which Section 424(a) of the Code applies.

Section 1.5 - Director

     "Director" shall mean a member of the Board.

Section 1.6 - Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7 - Officer

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.8 - Option

     "Option" shall mean the incentive stock option to purchase Series B Common Stock of the Company granted under this Agreement.

Section 1.9 - Plan

     "Plan" shall mean the 1993 Stock Option Plan of The Price REIT, Inc.

Section 1.10 - Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.11 - Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.12 - Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.13 - Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.14 - Termination of Employment

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a, Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                    ARTICLE H
                                 GRANT OF OPTION

Section 2.1 - Grant of Option

     In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of 20,000 shares of its $0.01 par value Series B Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

     The purchase price of the shares of stock covered by the Option shall be $
33.50 per share without commission or other charge.

Section 2.3 - Consideration to Company

     In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

     In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

     (a) The Option shall become exercisable as provided in Schedule "A" attached to this Agreement and hereby incorporated by reference.

     (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3. 1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a) The expiration of ten (10) years from the date the Option was granted;
or

     (b) If the Employee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five (5) years from the date the Option was granted; or

     (c) The time of the Employee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code) or his being discharged not for good cause; or

     (d) The expiration of three (3) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said three-month period; or

     (e) The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

     (f) The expiration Of one (1) year from the date of the Employee's death;
or

     (g) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Merger, Consolidation, Acquisition or Dissolution of the Company

     In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(g), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3. 1 (a).

Section 3.5 - Special Tax Consequences

     The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as non-qualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

                                   ARTICLE IV
                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

     During the lifetime of the Employee, only he may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than One Thousand (1,000) shares (or the minimum installment set forth in Section 3. 1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

     (a) Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

     (b) (1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

          (2) With the consent of the Committee, but subject to the timing requirements of Section 4.4, (A) shares of the Company's Series B Common Stock owned by the Employee duly endorsed for transfer to the Company or (B) shares of the Company's Series B Common Stock issuable to the Employee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b) of the Plan) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

          (3) With the consent of the Committee, a full recourse promissory note bearing interest (at no less d= such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (4) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (1). (2) and (3); and

     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares;

     (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, but subject to the timing requirements of Section 4.4, (i) shares of the Company's Series B Common Stock owned by the Employee duly endorsed for transfer or (ii) shares of the Company's Series B Common Stock issuable to the Employee upon exercise of the Option, valued in accordance with Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment; and

     (e) In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Certain Timing Requirements

Shares of the Company's Series B Common Stock, whether or not issuable to the Employee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercis ' e only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or
(ii) pursuant to an irrevocable written election by the Employee to use shares of the Company's Series B Connnon Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5 - Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6 - No Rights as Shareholder

     The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V
                                OTHER PROVISIONS

Section 5.1 - Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

Section 5.2 - Option Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 Shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Shareholder Approval

     The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. However, this Option shall be exercisable without regard to such shareholder approval; provided, however, that the Employee acknowledges that, if such approval is not obtained within twelve (12) months after the date the Plan was adopted by the Board, this Option shall be taxed as a non-qualified option and not as an incentive stock option pursuant to Section 422 of the Code.

Section 5.7.- Notification of Disposition

     The Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

Section 5.8 - Construction

     This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of, the State of California.

Section 5.9 - Conformity to Securities Laws

     The Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                             THE PRICE IT, INC.

By /JOSEPH K. KORNWASSER/
   ----------------------
                                                 President

By /GEORGE M. JEZEK/
   -----------------
                                                 Secretary



/LAWRENCE M. KRONENBERG/
------------------------
 Employee

 12548 Woodbine Street
 Los Angeles, California 90066
------------------------------
 Address

Employee's Taxpayer
Identification Number:

 562-84-22-0
-------------





                                  SCHEDULE "A"

                         Option Exercisability Schedule

     The Option shall be exercisable in installments as follows:

          Subject to Section 5.6 of the Agreement, the Option shall be exercisable in installments as follows: 1/5 upon grant; and 115 beginning on each of the next four succeeding anniversaries of such grant date.


===============================================================================



                                  EXHIBIT 10.14

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated as of January 29, 1996, is made by and between The Price REIT, Inc., a Maryland corporation hereinafter referred to as "Company,"
and                , an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Employee":

     WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its Common Stock, $0.01 par value (the "Common Stock"); and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue the Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2 Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 Committee

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in the Plan.

Section 1.4  Company

    "Company" shall mean The Price REIT. Inc. In addition. "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for the Option in a transaction to which Section 424(a) of the Code applies.

Section 1.5 Director

     "Director" shall mean a member of the Board.

Section 1.6 Exchange Act

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7 Officer

    "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.8 Option

    "Option" shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement.

Section 1.9 Plan

    "Plan" shall mean the 1993 Stock Option Plan of The Price REIT, Inc.

Section 1.10 Rule 16b-3

    "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1. 11 Secretary

    "Secretary" shall mean the Secretary of the Company.

Section 1.12 Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.13 Subsidiary

    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of tile total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.14 Termination of Employment

  "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE 11
                                 GRANT OF OPTION

Section 2.1 Grant of Option

     In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to
purchase any part or all of an aggregate of             shares of its Common
Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 Purchase Price

    The purchase price of the shares of stock covered by the Option shall be $29.50 per share without commission or other charge.

Section 2.3 Consideration to Company

    In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4 Adjustments in Option

    In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for an), change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3)) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

Section 3.1 Commencement of Exercisability

    (a) The Option shall become exercisable as provided in Schedule "A" attached to this Agreement and hereby incorporated by reference.

    (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 Duration of Exercisabilitv

    The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 Expiration of Option

    The Option may not be exercised to any extent by anyone after the first to occur of the following events:

    (a)The expiration of ten (10) years from the date the Option was granted: or

     (b) If the Employee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. any Subsidiary or any parent corporation, the expiration of five (5) years from the date the Option was granted; or

    (c) The time of the Employee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code) or his being discharged not for good cause; or

    (d) The expiration of three (3) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said three-month period; or

    (e) The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

    (f)  The expiration of one (1) year from the date of the Employee's death;
or

     (g) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this
Section 3.3.

Section 3.4   Merger, Consolidation, Acquisition or Dissolution of the Company

In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3 (g), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

Section 3.5 Special Tax Consequences

     The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning, of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying Under Section 422 of the Code but rather shall be taxed as non-qualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

                                   ARTICLE IV
                               EXERCISE OF OPTION

Section 4.1 Person Eligible to Exercise

     During the lifetime of the Employee. only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

Section 4.2 Partial Exercise

     Any exercisable Portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than One Thousand (1,000) shares (or the minimum installment set forth in Section 1. if a smaller number of shares) and shall be for whole shares only.

Section 4.3 Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely bN delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3):

    (a) Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised such notice complying with all applicable rules established by the Committee; and

     (b) (1) Full payment (in cash or by check) for the shares with res which such Option or portion is exercised: or

         (2) With the consent of the Committee, but subject to the timing requirements of Section 4.4. (A) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b) of the Plan) on the date of Option exercise equal to the aggregate Option price of the shares with respect such Option or portion is thereby exercised; or

         (3) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

         (4) With the consent of the Committee, any combination of provided in the foregoing subparagraphs (1), (2) and (3); and

     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company IfLam sale or distribution of shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to tile effect that any subsequent transfer of shares acquired on all Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear all appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares;

     (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, but subject to tile timing requirements of Section 4.4, (i) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, valued in accordance with Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment: and

     (e) In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 Certain Timing Requirements

     Shares of the Company's Common Stock, whether or not issuable to tile Employee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning oil the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Employee to use shares of the Company's Common Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5 Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option. or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonasseable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges oil which such class of stock is then listed; and

    (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of Securities and Exchange Commission or of any other governmental body, which the Committee shall. in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

    (e) The lapse of such reasonable period of time following the exercise of tile Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6 No Rights as Shareholder

    The holder of tile Option shall not be nor have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon tile exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V
                                OTHER PROVISIONS

Section 5.1 Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

Section 5.2 Option Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or the Employee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 Shares to Be Reserved

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to tile Employee shall be addressed to the Employee at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4. either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to tile Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 Notification of Disposition

     The Employee shall give prompt notice to the Company of any disposition or other transfer or any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in case, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

Section 5.7 Construction

     This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of, the State of California.

Section 5.8 Conformity to Securities Laws

     The Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule l6b-3. Notwithstanding anything, herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.


IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


THE PRICE REIT, INC.

By ____________________
   Joseph K. Kornwasser
   President

By ____________________
   George M. Jezek


EMPLOYEE

______________________
   (Employee)



     Address

Employee's Taxpayer
Identification Number:







                            SCHEDULE TO EXHIBIT 10.14


Optionee                 Grant Date    Options Granted*    Exercise Price ($)
-----------------------------------------------------------------------------
Lawrence M. Kronenberg     1/29/96          10,000               29.50

Daniel Slattery           12/18/96          12,000               36.00

    * All options vest 20% upon grant and 20% on each of the four successive anniversaries of the Grant Date.


 ===============================================================================




                                  EXHIBIT 10.15

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated December 15, 1997 (the "Date of Grant"), is made by and between The Price REIT, Inc., a Maryland corporation hereinafter referred to
as "Company," and                 , an employee of the Company or a Subsidiary
of the Company, hereinafter referred to as "Employee":

     WHEREAS, the Company wishes to afford Employee the opportunity to purchase shares of its $0.01 par value Common Stock; and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue the Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3Committee

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in the Plan.

Section 1.4Company

     "Company" shall mean The Price REIT, Inc. In addition, "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for, the Option in a transaction to which Section 424(a) of the Code applies.

Section 1.5Director

     "Director" shall mean a member of the Board.

Section 1.6Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7Officer

     "Officer" shall mean an officer of the Company as defined in Rule l6a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.8Option

     "Option" shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement.

Section 1.9Plan

     "Plan" shall mean the 1993 Stock Option Plan of The Price REIT, Inc.

Section 1.10Rule 16b-3

     "Rule l6b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.11Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.12Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.13Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.14Termination of Employment

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                                 GRANT OF OPTION
Section 2.1Grant of Option

     In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, the Company irrevocably grants to the Employee the option to purchase any part or
all of an aggregate of            shares of its $0.01 par value Common Stock
upon the terms and conditions set forth in this Agreement.

Section 2.2Purchase Price

     The purchase price of the shares of stock covered by the Option shall be $40.625 per share without commission or other charge.

Section 2.3Consideration to Company

     In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4Adjustments in Option

     In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1Commencement of Exercisability

     (a)The Option shall become exercisable as provided in Schedule "A" attached to this Agreement and hereby incorporated by reference.

     (b)No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2Duration of Exercisability

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3Expiration of Option

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a)The expiration of ten (10) years from the Date of Grant; or

     (b)If the Employee owned (within the meaning of Section 424(d) of the Code), on the Date of Grant, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five (5) years from the Date of Grant; or

     (c)The time of the Employee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability (within the meaning of Section 22(c)(3) of the Code) or his being discharged not for good cause; or

     (d)The expiration of nine (9) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said nine-month period; or

     (e)The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

     (f)The expiration of one (1) year from the date of the Employee's death; or

     (g)The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4Merger, Consolidation, Acquisition or Dissolution of the Company

          (a)In the event of a transaction or event described in Section 2.4 or any Corporate Transaction (defined below), the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(g), whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option:

          (i)provide for either the purchase of the Option for an amount of cash equal to the amount that could have been attained upon the exercise of the Option or realization of Employee's rights had the Option been currently exercisable as the replacement of the Option or the replacement of the Option with other rights or property selected by the Committee in its sole discretion; or

          (ii)provide that upon such a Corporate Transaction, the Option shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     For purposes of this Section 3.4, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and the Option are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a).

          (b)In the event of any Corporate Transaction or the acquisition by another corporation or person of eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

Section 3.5Special Tax Consequences

     The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as non-qualified options. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as the time the option with respect to such stock is granted.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1Person Eligible to Exercise

     During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

Section 4.2Partial Exercise

     Any exercisable Portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; Provided, however, that each partial exercise shall be for not less than
               (          ) shares (or the minimum installment set forth in
Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3;

     (a)Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

     (b)(1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

          (2)With the consent of the Committee, but subject to the timing requirements of Section 4.4,

          (A)shares of the Company's Common Stock, valued on the date of exercise, owned by the Employee, duly endorsed for transfer to the Company; or

          (B)an election that the Company withhold, in lieu of payment of the exercise price in cash or by check, that number of shares of Common Stock otherwise issuable to Employee upon exercise of the Options equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value (as determined under Section 4.2(b) of the Plan) per share of the Common Stock on the date of exercise, with the balance of the shares of Common Stock covered by the Options exercised to be issued to Employee; or

          (3)With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (4)With  the  consent  of  the  Committee,  any  combination  of   the
consideration provided in the foregoing subparagraphs (1), (2) and (3); and

     (c)A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act and such registration is then effective in respect of such shares;

     (d)Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, but subject to the timing requirements of Section 4.4, (i) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, valued in accordance with Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment; and

     (e)In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4Certain Timing Requirements

     Shares of the Company's Common Stock, whether or not issuable to the Employee upon exercise of the Option, may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Employee to use shares of the Company's Common Stock to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a)The admission of such shares to listing on all stock exchanges on which such class of stock is there listed; and

     (b)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of Securities and Exchange Commission or of any other governmental body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

     (c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d)The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

     (e)The lapse of such reasonable period of time, following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6No Rights as Shareholder

     The holder of the Option shall not be, nor have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                OTHER PROVISIONS

Section 5.1Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.
Section 5.2Option Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or the Employee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy); and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3Shares to Be Reserved

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to the Employee at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6Shareholder Approval

     The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. However, this Option shall be exercisable without regard to such shareholder approval; provided, however, that the Employee acknowledges that, if such approval is not obtained within 12 (twelve) months after the date the Plan was adopted by the Board, this Option shall be taxed as a non-qualified option and not as an incentive stock option pursuant to Section 422 of the Code.

Section 5.7Notification of Disposition

     The Employee shall give prompt notice to the Company of any disposition or other transfer or any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in case, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

Section 5.8Construction

     This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of the State of California.

Section 5.9Conformity to Securities Laws

     The Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule l6b-3. Notwithstanding anything, herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.
                                   THE PRICE REIT, INC.


                                   By ___________________
                                 President


                                   By ___________________
                                      Secretary

______________________________
        Employee

______________________________

______________________________
        Address

Employee's Taxpayer
Identification Number:

_______________________________



                                  SCHEDULE "A"
                         Option Exercisability Schedule


     The Option shall be exercisable in installments as follows:





                            SCHEDULE TO EXHIBIT 10.15



        Optionee                           Options Granted*
        -------                            ----------------
        Joseph K. Kornwasser                   54,500

        Jerald Friedman                        40,500

        George M. Jezek                        15,000

        Lawrence M. Kronenberg                 35,000

        Daniel Slattery                         5,000



* All options vest 20% upon grant and 20% on each of the four successive anniversaries of the Grant Date.




===============================================================================



                                  EXHIBIT 10.16


               FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT

     THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT, dated
December 15, 1997, is made by and between The Price REIT, Inc., a Maryland corporation hereinafter referred to as "Company," and "Optionee", hereinafter referred to as "Employee":

                                    RECITALS

     A.The Company and Employee are parties to that certain Incentive Stock Option Agreement dated as of "DateofAgreement" (the "Option Agreement"), under which the Company granted to Employee options to acquire shares of the Company's Series B Common Stock, par value $0.01 per share.

     B.The Company amended its Charter on May 31, 1995 to redesignate all shares of the Company's "Series B Common Stock" to "Common Stock."

     C.The Company and Employee desire to amend the provisions of the Option Agreement as set forth herein.

                              TERMS AND CONDITIONS

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee agree as follows:

     1.All references to "Series B Common Stock" in the Option Agreement are changed to read "Common Stock."

     2.Paragraph (d) of Section 3.3 of the Option Agreement is amended in its entirety to read as follows:

     "(d)The expiration of nine (9) months from the date of the Employee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said nine-month period; or"

     3.Section 3.4 of the Option Agreement is amended in its entirety to read as follows:

     "Section 3.4Merger, Consolidation, Acquisition or Dissolution of the
     Company

     (a)In the event of a transaction or event described in Section 2.4 or any Corporate Transaction (defined below), the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(g), whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option:

          (i)provide for either the purchase of the Option for an amount of cash equal to the amount that could have been attained upon the exercise of the Option or realization of Employee's rights had the Option been currently exercisable as the replacement of the Option or the replacement of the Option with other rights or property selected by the Committee in its sole discretion; or

          (ii)provide that upon such a Corporate Transaction, the Option shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     For purposes of this Section 3.4, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and the Option are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a).

     (b)In the event of any Corporate Transaction, the acquisition by another corporation or person of eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a)."

     4.Paragraph (b) of Section 4.3 is amended in its entirety to read as follows:

     "(b)(1) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

     (2)With   the  consent  of  the  Committee,  but  subject  to  the   timing
     requirements of Section 4.4,

               (A)shares of the Company's Common Stock, valued on the date of exercise, owned by the Employee, duly endorsed for transfer to the Company; or

               (B)an election that the Company withhold, in lieu of payment of the exercise price in cash or by check, that number of shares of Common Stock otherwise issuable to Employee upon exercise of the Options equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value (as determined under Section 4.2(b) of the Plan) per share of the Common Stock on the date of exercise, with the balance of the shares of Common Stock covered by the Options exercised to be issued to Employee; or"

     IN WITNESS WHEREOF, this First Amendment to Incentive Stock Option Agreement has been executed and delivered by the parties hereto.

                              THE PRICE REIT, INC.


                              By
                                 President


                              By
                                 Secretary




______________________________
        Employee

______________________________

______________________________
        Address

Employee's Taxpayer
Identification Number:




                            SCHEDULE TO EXHIBIT 10.16



       Optionee                       Date of Original Option Agreement

       Joseph K. Kornwasser                     8/12/93

       Joseph K. Kornwasser                     12/11/95

       Jerald Friedman                          8/12/93

       George M. Jezek                          1/29/96

       Lawrence M. Kronenberg                   2/14/94

       Lawrence M. Kronenberg                   1/29/96

       Daniel Slattery                          12/18/96





===============================================================================



                                  EXHIBIT 10.17


                              THE PRICE REIT, INC.
                              NONEMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of "DateofAgreement" between The Price REIT, Inc., a Maryland corporation (the "Company"), and "Optionee" (the
"Optionee").

                                    RECITALS

     WHEREAS, the Optionee is a nonemployee director of the Company (a "Nonemployee Director").

     WHEREAS, pursuant to the Company's 1996 Directors' Stock Option Plan (the "Plan"), the Optionee has been granted, as a matter of separate inducement in connection with his engagement with the Company, an option (the "Option") to purchase shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") on the terms and conditions set forth herein.

     WHEREAS, this Option is not intended to qualify as an Incentive Stock Option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") .

                                    AGREEMENT

     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.Shares Optioned; Option Price. The Optionee may purchase all or any part of an aggregate of 2,500 shares of Common Stock, at the price of $"OptionPrice" per share (which shall not be less than 100% of the per-share fair market value of the Common Stock on the date of the grant of the Option).

     2.Option Term; Exercisability.  Unless expired earlier pursuant to
Section 3, the Option shall expire on May 23, 2006, the date on which the Plan terminates (the "Expiration Date"). This Option shall be fully vested and exercisable on the date of grant of this Option.

     3.Termination of Nonemployee Director Status; Effect on Options. In the event the Optionee shall cease to be a Nonemployee Director for any reason, all outstanding Options which have been granted to the Optionee shall expire nine
(9) months from the date upon which the Optionee shall cease to be a Nonemployee Director.

     4.Exercise; Payment for And Delivery Of Stock and Payment of Income Taxes.

     (a)This Option may be exercised only by the Optionee or his transferees by will or the laws of descent and distribution.

     (b)This Option may be exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the total purchase price.

     (c)Payment of the exercise price of this Option shall be made in full in cash, by Optionee's personal check, a certified check, bank draft or postal or express money order payable to the order of the Company in lawful money of the United States concurrently with the exercise of such Option; provided, however, that the payment of such exercise price may instead be made, in whole or in part, by any one or more of the following:

          (i)with the consent of the Board or the Committee (as defined in Section 4(c)(iii)), with shares of Common Stock, valued on the date of exercise, owned by Optionee; or

          (ii)with the consent of the Board or the Committee (as defined in Section 4(c)(iii)), with shares of Common Stock withheld, in lieu of payment of the exercise price in the manner described in Section 4(c), that number of shares otherwise deliverable to Optionee upon exercise of the Option equal to the exercise price per share of Common Stock multiplied by the total number of Options being exercised, divided by the fair market value per share of the Common Stock on the date of exercise, with the balance of shares of Common Stock covered by the Options exercised issued to Optionee; or

          (iii)the delivery on a form prescribed by the Board of Directors of the Company (the "Board") or a committee to which the Board delegates the responsibility for administering the Plan (the "Committee") (if the Board does not delegate administration of the Plan to a committee, each reference in this Agreement to "the Committee" shall be construed to refer to the Board) of an irrevocable direction to a securities broker approved by the Committee to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock issuable upon exercise of the Option.

     (d)If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of the exercise of an option granted under this Agreement (such amount shall be referred to herein as the "Withholding Liability"), the Optionee shall pay the Withholding Liability to the Company in full in cash on the first date upon which the Company becomes obligated to pay such amount withheld to the appropriate taxing authority, and the Company may delay issuing the Common Stock pursuant to such exercise until it receives the Withholding Liability from the Optionee.

     5.Rights in Shares Before Issuance and Delivery. Neither the Optionee nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered.

     6.Adjustments in Stock.

     (a)If there is any change in the Common Stock subject to the Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the Optionee, including adjustments to the number and kind of shares and the price per share subject to outstanding Options.

     (b)In the event of a transaction or event described in Paragraph 6(a) or any Corporate Transaction (defined below), the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions by resolution whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option:

          (i)provide for either the purchase of the Option for an amount of cash equal to the amount that could have been attained upon the exercise of the Option or realization of Optionee's rights had the Option been currently exercisable as the replacement of the Option or the replacement of the Option with other rights or property selected by the Committee in its sole discretion; or

          (ii)provide that upon such a Corporate Transaction, the Option shall be assumed by the successor or surviving corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

For purposes of this Paragraph 6, a Corporate Transaction is defined as (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Agreement and the Option are assumed by the successor entity or (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to the foregoing clause (a).

     7.Nontransferability of Option. This Option is not transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option other than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Option, or upon the levy of an execution, attachment or similar process upon this Option, this Option shall immediately terminate and become null and void.

     8.Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto, or as such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall have been deemed duly given when deposited in a post office or branch post office regularly maintained by the United States Government.

     9.Laws Applicable to Construction. This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of, the State of California.

     10.Defined Terms. Capitalized terms used herein without definition shall have the same meaning as in the Plan.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.
                                        THE PRICE REIT, INC.


                                        By
                                           Joseph K. Kornwasser
                                           President


                                        By
                                           George M. Jezek
                                           Secretary


OPTIONEE

______________________________


______________________________

______________________________

        Address

Optionee's Social
Security Number:





===============================================================================



                                  EXHIBIT 10.21


                            Schedule to exhibit 10.21



Executive               Title                      Term     Salary      Bonus
---------               -----                     -------  --------   --------
Joseph K. Kornwasser    President and Chief       3 years  $380,000   $160,000
                        Executive Officer
Jerald Friedman         Senior Executive          2 years  $285,000   $120,000
                        Vice President and
                        Chief Operating Officer
Lawrence M. Kronenberg  Executive Vice            2 years  $180,000   $90,000
                        President Finance




                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of January 1, 1998 between The Price REIT, Inc., a Maryland corporation (the "Company"), and
                                    (the "Executive").
1.Employment.

     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.
2.Term and Renewal.

     2.1.Term.  The employment of the Executive by the Company as provided in
Section 1 will commence on the date hereof and will terminate [three/two] years from the date hereof (the "Expiration Date") unless automatically extended for an additional 12-month period pursuant to Section 2.2 hereof or sooner terminated as hereinafter provided (each such period, an "Employment Period").

     2.2.Renewal. Following the expiration of the initial Employment Period and provided that this Agreement has not been terminated by the Executive or the Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the terms set forth herein for an additional 12-month period, effective on each anniversary date of the date hereof. 3.Position and Duties.

     3.1.(a)Position.  The Executive hereby agrees to serve as
                          of the Company.

          (b)Additional Positions. At the Company's request, the Executive shall serve the Company and/or its respective subsidiaries and affiliates in other offices and capacities in addition to that set forth in
Section 3.1(a) hereof. In the event that the Executive, during the term of this Agreement, serves in any one or more of the capacities set forth in this
Section 3.1(b), the Executive's compensation may not be increased beyond that specified in Section 4 of this Agreement. In addition, in the event the Executive's service in one or more of the capacities set forth in this
Section 3.1(b) is terminated, the Executive's compensation, as specified in
Section 4 of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.

     3.2.Duties. The Company agrees that the duties that may be assigned to the Executive shall be the usual and customary duties of the offices of and that the Executive shall report to the [Board of Directors of the Company (the "Board") or a designated representative of the Board/President and Chief Executive Officer of the Company].

     3.3.Devotion of Time and Effort. The Executive shall devote substantially all of his business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board.

     3.4.Other Activities. Subject to Section 7.2 hereof, the Executive may, with the prior approval of the Board or a designated representative of the Board, engage in other activities for the Executive's own account while employed hereunder, including without limitation charitable, community and other business activities, provided that such other activities do not materially interfere with the performance of the Executive's duties hereunder.
4.Compensation and Related Matters.

     4.1.Salary.  During the Employment Period, the Company shall pay the
Executive (a) an annual salary of $                during the first 12-month
period and (b) such annual salary as determined by the Stock Option and Compensation Committee of the Board (the "Compensation Committee") during the second and subsequent 12-month periods of the Executive's employment with the Company, provided that such annual salary shall not be less than
$              .  All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and an increase in annual salary, if one is so determined by the Compensation Committee, shall be made on a basis consistent with the standard practices of the Company.

     4.2.Bonus. The Compensation Committee shall review the Executive's performance at least annually during each year of the Employment Period and cause the Company to make available a cash bonus in an amount budgeted at
$                , which amount (a) may be increased or decreased by the
Compensation Committee and the Board, (b) shall be determined in the sole and absolute discretion of the Compensation Committee and the Board and (c) shall be dependent on, among other things, the achievement of certain performance levels by the Company and the Executive's performance during the year. The Compensation Committee and the Board shall reasonably determine the amount of such cash bonus as fairly compensating and rewarding the Executive for services rendered to the Company and/or as an incentive for continued service to the Company.

     4.3.Business Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Company's policies with respect to business expenses, including, without limitation, business seminar fees, professional association dues, reasonable entertainment expenses incurred by the Executive in connection with the business of the Company and/or its respective subsidiaries and affiliates, and reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by the Executive in traveling in connection with the business of the Company, upon presentation to the Company of written receipts for such expenses.

     4.4.Benefits. The Company shall provide the Executive with medical and other benefits similar to those provided by the Company from time to time to other executive-level employees.
5.Termination.

     5.1.Death. The Executive's employment hereunder shall terminate upon his death.

     5.2.Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform properly his duties under this Agreement, and as a result, the Executive is unable to perform such duties for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

     5.3.Termination for Cause. The Company may terminate the Executive for Cause at any time, upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean:

          (a)gross negligence or willful misconduct in the performance of duties hereunder;

          (b)an uncured breach of any of the Executive's material duties hereunder;

          (c)fraud or other conduct against the material best interests of the Company; or

          (d)a conviction of a felony.

     5.4.Termination Without Cause. The Company may terminate this Agreement without Cause at any time, provided that the Company first delivers to the Executive the Company's written election to terminate this Agreement at least thirty (30) days prior to the effective date of termination.

     5.5.Executive's Termination for Good Reason. The Executive may terminate this Agreement for Good Reason upon at least ten (10) days prior written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean:

          (a)a substantial adverse change in the nature or scope of the Executive's responsibilities and authority hereunder;

          (b)a substantial change in the Executive's duties such that the new duties are not ordinarily consistent with the Executive's job title and position and are not acceptable to the Executive;

          (c)a substantial reduction in the Executive's (i) compensation, which reduction is not acceptable to the Executive or (ii) benefits hereunder, which reduction in benefits does not similarly affect Company employees generally;

          (d)a substantial change in the Executive's reporting requirements pursuant to Section 3.2 hereof, which change is not acceptable to the Executive;

          (e)the relocation of the Executive outside of Los Angeles County; or

          (f)an uncured breach by the Company of any of its material obligations hereunder, which breach the Company has been given a reasonable opportunity to cure after receipt of notice.

     5.6Executive's Termination Upon a Change in Control. The Executive may terminate this Agreement upon written notice to the Company, within six (6) months of a Change in Control of the Company. For purposes of this Agreement, "Change in Control" shall mean:

          (a)acquisition of 50% or more of the combined voting power of the Company's voting securities; or

          (b)stockholder approval of (i) a merger, consolidation or reorganization involving the Company, (ii) a complete liquidation or dissolution of the Company or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company;

provided, however, that the Executive agrees that the merger (the "Merger") of the Company with and into REIT Sub, Inc., a Maryland corporation ("REIT Sub"), pursuant to that certain Agreement and Plan of Merger, dated as of January 13, 1998, among Kimco Realty Corporation, a Maryland corporation ("Kimco"), REIT Sub and the Company, shall not constitute a Change in Control for purposes of this Agreement. Provided that the Executive Employment Agreement, dated as of January 13, 1998, by and between Kimco and Executive shall have become effective on the date of consummation of the Merger, the Executive hereby waives any payment to which he would otherwise be entitled under this Agreement by virtue of the Merger, except that the Executive shall be entitled to receive from the Company, immediately prior to the effective time of the Merger, all accrued compensation and pro-rata bonus, based upon the amount of bonus received by the Executive during 1997.

     5.7.Executive's Voluntary Termination. The Executive may, at any time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Company at least thirty (30) days prior to the effective date of termination.

     5.8.Nonrenewal. The Company may terminate this Agreement upon the expiration of any Employment Period, provided that the Company gives written notice of such nonrenewal to the Executive at least ninety (90) days prior to the expiration of such Employment Period.

     5.9.Notice. Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     5.10.Date of Termination. The effective date of the Executive's termination depends on the type of termination applied. "Date of Termination" shall mean the following:

          (a)if the Executive's employment is terminated by his death, the date of his death;

          (b)if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in
     Section 5.2 hereof;

          (c)if the Executive's employment is terminated by the Company for Cause (pursuant to Section 5.3 hereof) or without Cause (pursuant to
     Section 5.4 hereof), the date specified in the Notice of Termination;

          (d)if the Executive terminates his employment for Good Reason (pursuant to Section 5.5 hereof), upon a Change in Control of the Company (pursuant to Section 5.6 hereof) or voluntarily (pursuant to Section 5.7 hereof), the date specified in the Notice of Termination; and

          (e)if the Executive's employment is terminated pursuant to Section 5.8 hereof, the date this Agreement terminates by its terms.

     5.11.Termination Obligations.

          (a)The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal Property" includes, without limitation, all electronic devices of the Company used by the Executive, including, without limitation, personal computers, facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints, maps and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

          (b)Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

          (c)The representations and warranties contained herein and the Executive's obligations under this Section 5.11 and Sections 7 and 8 hereof shall survive termination of the Employment Period and the expiration of this Agreement.
6.Compensation Upon Termination.

     6.1.Termination due to Death or Disability, by the Company without Cause or by the Executive for Good Reason. If the Executive's employment shall be terminated pursuant to Sections 5.1, 5.2, 5.4 or 5.5 hereof, the Company shall pay to the Executive or the Executive's estate, as the case may be, (a) all accrued compensation and pro-rata bonus, based upon the amount of the bonus received by the Executive during the most recent preceding year (the "Compensation Payment"), through the Date of Termination and (b) a severance payment in an amount equal to the Executive's base salary then in effect for the greater of the balance of the term of this Agreement or one year (the "Severance Payment" and, together with the Compensation Payment, the "Termination Payments"). Additionally, each theretofore unvested option to purchase shares of common stock of the Company granted to the Executive shall become immediately exercisable ("Vested Option") notwithstanding that such options may not yet have become fully exercisable under the terms of the applicable stock option agreements, and, furthermore, such Vested Options shall not expire until one (1) year from the Date of Termination.

     6.2.Termination by the Company for Cause or Voluntary Termination by the Executive. If the Executive's employment shall be terminated for Cause pursuant to Section 5.3 hereof or the Executive terminates his employment voluntarily pursuant to Section 5.7 hereof, the Company shall pay the Executive the Compensation Payment described in Section 6.1(a).

     6.3.Executive's Termination Upon a Change in Control. Subject to Section 5.6, if the Executive terminates his employment with the Company pursuant to
Section 5.6 hereof upon a Change in Control of the Company, the Company or its successor, as the case may be, shall pay the Executive the Termination Payments described in Section 6.1(a) and (b).

     6.4.Manner of Payment.  Any Termination Payments made pursuant to this
Section 6 shall be payable in a one-time payment by the Company which the Company shall pay in cash to the Executive or his estate, as the case may be, not later than thirty (30) days after the Date of Termination (the "Payment Date").

     6.5.Limitation. The foregoing notwithstanding, the total of any Termination Payments, pursuant to Sections 6.1 and 6.3 hereof, shall be reduced to the extent that the payment of such amount would cause the Executive's total termination benefits (as determined by the Executive's tax advisor prior to the Payment Date) to constitute an "excess" parachute payment under
Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended (the "Code"), and by reason of such excess parachute payment, the Executive would be subject to an excise tax under Section 4999(a) of the Code, but only if the Executive determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceeds such value calculated without the foregoing restriction. For purposes of calculating whether any payment hereunder is taken into account under Section 280G, the parties elect to use the applicable Federal rate in effect on the date hereof.
     7.Confidentiality, Noncompetition and Nonsolicitation Covenants.

     7.1.Confidentiality.  In addition to the agreements set forth in
Section 5.11(a) hereof, the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential or return to the Company copies of any Confidential Information that (a) was publicly known at the time of disclosure to the Executive, (b) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Executive or (c) is lawfully disclosed to the Executive by a third party. As used in this Agreement, the term "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, tenants, employees, consultants, vendors, business methods, public relations methods, organization, procedures, property acquisition and development or finances, including, without limitation, information of or relating to owner or tenant lists of the Company and its affiliates.

     7.2.Noncompetition. During the term of the Executive's employment hereunder, the Executive shall not engage in any activities, directly or indirectly, in direct competition with the Company, and will not make any investment in respect of power and community centers in competition with the Company, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities and through investments existing as of the date of this Agreement listed on Schedule I hereto.

     7.3.Nonsolicitation. For a period of two (2) years following the date on which the Executive's employment hereunder is terminated, the Executive shall not solicit or induce any of the Company's employees to end their relationship with the Company, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company. 8.General Provisions.

     8.1.Injunctive Relief and Enforcement. The Executive acknowledges that the remedies at law for any breach by him of the provisions of Sections 5.11(a) or 7 hereof may be inadequate and that, therefore, in the event of breach by the Executive of the terms of Sections 5.11(a) or 7 hereof, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5.11(a) or 7 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

     8.2.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (a) when personally delivered, (b) when transmitted by facsimile, electronic or digital transmission with receipt confirmed, (c) one day after delivery to an overnight air courier guaranteeing next day delivery or (d) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

     If to the Executive:





     If to the Company:


     The Price REIT, Inc.



     Facsimile:

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8.3.Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     8.4.Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     8.5.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     8.6.Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     8.7.Choice of Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

     8.8.Indemnification. To the fullest extent permitted under applicable law, the Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities, damages, costs and expenses of any nature whatsoever (collectively, "Damages") directly or indirectly arising out of or relating to the Executive discharging the Executive's duties hereunder on behalf of the Company and/or its respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive's duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

     8.9.LIMITATION ON LIABILITIES. IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS TERM AND THROUGH ANY APPLICABLE SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

     8.10.WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

     8.11.Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

     8.12.Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Company.

     8.13.Executive's Acknowledgment. The Executive acknowledges that (a) he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and (b) he has read and understands the Agreement, is fully aware of its legal effect and has entered into it freely based on his own judgment.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              THE PRICE REIT, INC.,
                              a Maryland corporation


                              By:



                              EXECUTIVE







                                   SCHEDULE I

                             [Existing investments]





===============================================================================



                                  EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of January 1, 1998 between The Price REIT, Inc., a Maryland corporation (the "Company"), and George
M. Jezek (the "Executive").

1.Employment.

     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

2.Term and Renewal.

     2.1.Term.  The employment of the Executive by the Company as provided in
Section 1 will commence on the date hereof and will terminate two years from the date hereof (the "Expiration Date") unless automatically extended for an additional 12-month period pursuant to Section 2.2 hereof or sooner terminated as hereinafter provided (each such period, an "Employment Period").

     2.2.Renewal. Following the expiration of the initial Employment Period and provided that this Agreement has not been terminated by the Executive or the Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the terms set forth herein for an additional 12-month period, effective on each anniversary date of the date hereof.

3.Position and Duties.

     3.1.(a)Position. The Executive hereby agrees to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company.

          (b)Additional Positions. At the Company's request, the Executive shall serve the Company and/or its respective subsidiaries and affiliates in other offices and capacities in addition to that set forth in
Section 3.1(a) hereof. In the event that the Executive, during the term of this Agreement, serves in any one or more of the capacities set forth in this
Section 3.1(b), the Executive's compensation may not be increased beyond that specified in Section 4 of this Agreement. In addition, in the event the Executive's service in one or more of the capacities set forth in this
Section 3.1(b) is terminated, the Executive's compensation, as specified in
Section 4 of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.

     3.2.Duties. The Company agrees that the duties that may be assigned to the Executive shall be the usual and customary duties of the offices of Executive Vice President, Chief Financial Officer, Treasurer and Secretary and that the Executive shall report to the President and Chief Executive Officer of the Company and the Chairman of the Board of Directors of the Company (the "Board").

     3.3.Devotion of Time and Effort. The Executive shall devote substantially all of his business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board.

     3.4.Other Activities. Subject to Section 7.2 hereof, the Executive may, with the prior approval of the Board or a designated representative of the Board, engage in other activities for the Executive's own account while employed hereunder, including without limitation charitable, community and other business activities, provided that such other activities do not materially interfere with the performance of the Executive's duties hereunder.

4.Compensation and Related Matters.

     4.1.Salary. During the Employment Period, the Company shall pay the Executive (a) an annual salary of $130,000 during the first 12-month period and
(b) such annual salary as determined by the Stock Option and Compensation Committee of the Board (the "Compensation Committee") during the second and subsequent 12-month periods of the Executive's employment with the Company, provided that such annual salary shall not be less than $130,000. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and an increase in annual salary, if one is so determined by the Compensation Committee, shall be made on a basis consistent with the standard practices of the Company.

     4.2.Bonus. The Compensation Committee shall review the Executive's performance at least annually during each year of the Employment Period and cause the Company to make available a cash bonus in an amount budgeted at $65,000, which amount (a) may be increased or decreased by the Compensation Committee and the Board, (b) shall be determined in the sole and absolute discretion of the Compensation Committee and the Board and (c) shall be dependent on, among other things, the achievement of certain performance levels by the Company and the Executive's performance during the year. The Compensation Committee and the Board shall reasonably determine the amount of such cash bonus as fairly compensating and rewarding the Executive for services rendered to the Company and/or as an incentive for continued service to the Company.

     4.3.Business Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Company's policies with respect to business expenses, including, without limitation, business seminar fees, professional association dues, reasonable entertainment expenses incurred by the Executive in connection with the business of the Company and/or its respective subsidiaries and affiliates, and reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by the Executive in traveling in connection with the business of the Company, upon presentation to the Company of written receipts for such expenses.

     4.4.Benefits. The Company shall provide the Executive with medical and other benefits similar to those provided by the Company from time to time to other executive-level employees.

5.Termination.

     5.1.Death. The Executive's employment hereunder shall terminate upon his death.

     5.2.Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform properly his duties under this Agreement, and as a result, the Executive is unable to perform such duties for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

     5.3.Termination for Cause. The Company may terminate the Executive for Cause at any time, upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean:

          (a)gross negligence or willful misconduct in the performance of duties hereunder;

          (b)an uncured breach of any of the Executive's material duties hereunder;

          (c)fraud or other conduct against the material best interests of the Company; or

          (d)a conviction of a felony.

     5.4.Termination Without Cause. The Company may terminate this Agreement without Cause at any time, provided that the Company first delivers to the Executive the Company's written election to terminate this Agreement at least thirty (30) days prior to the effective date of termination.

     5.5.Executive's Termination for Good Reason. The Executive may terminate this Agreement for Good Reason upon at least ten (10) days prior written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean:

          (a)a substantial adverse change in the nature or scope of the Executive's responsibilities and authority hereunder;

          (b)a substantial change in the Executive's duties such that the new duties are not ordinarily consistent with the Executive's job title and position and are not acceptable to the Executive;

          (c)a substantial reduction in the Executive's (i) compensation, which reduction is not acceptable to the Executive or (ii) benefits hereunder, which reduction in benefits does not similarly affect Company employees generally;

          (d)a substantial change in the Executive's reporting requirements pursuant to Section 3.2 hereof, which change is not acceptable to the Executive;

          (e)the relocation of the Executive outside the San Diego metropolitan area; or

          (f)an uncured breach by the Company of any of its material obligations hereunder, which breach the Company has been given a reasonable opportunity to cure after receipt of notice.

     5.6Executive's Termination Upon a Change in Control. The Executive may terminate this Agreement upon written notice to the Company, within six (6) months of a Change in Control of the Company. For purposes of this Agreement, "Change in Control" shall mean:

          (a)acquisition of 50% or more of the combined voting power of the Company's voting securities; or

          (b)stockholder approval of (i) a merger, consolidation or reorganization involving the Company, (ii) a complete liquidation or dissolution of the Company or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company;

provided, however, that the Executive agrees that the merger (the "Kimco Merger") of the Company with and into REIT Sub, Inc., a Maryland corporation ("REIT Sub"), pursuant to that certain Agreement and Plan of Merger, dated as of January 13, 1998, as amended (the "Merger Agreement"), among Kimco Realty
Corporation, a Maryland corporation, REIT Sub and the Company, shall not constitute a Change in Control for purposes of this Section 5.6, but instead shall be governed by Section 5.8.

     5.7.Executive's Voluntary Termination. The Executive may, at any time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Company at least thirty (30) days prior to the effective date of termination.

     5.8Termination Upon Kimco Merger. Notwithstanding anything herein to the contrary, it is understood and agreed that upon the consummation of the Kimco Merger pursuant to the Merger Agreement, this Agreement shall terminate and the Company shall pay to Executive the Termination Payments described in Section 6.3 on the day of the consummation of the Merger.

     5.9.Nonrenewal. The Company may terminate this Agreement upon the expiration of any Employment Period, provided that the Company gives written notice of such nonrenewal to the Executive at least ninety (90) days prior to the expiration of such Employment Period.

     5.10.Notice. Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     5.11.Date of Termination. The effective date of the Executive's termination depends on the type of termination applied. "Date of Termination" shall mean the following:

          (a)if the Executive's employment is terminated by his death, the date of his death;

          (b)if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in
     Section 5.2 hereof;

          (c)if the Executive's employment is terminated by the Company for Cause (pursuant to Section 5.3 hereof) or without Cause (pursuant to
     Section 5.4 hereof), the date specified in the Notice of Termination;

          (d)if the Executive terminates his employment for Good Reason (pursuant to Section 5.5 hereof), upon a Change in Control of the Company (pursuant to Section 5.6 hereof) or voluntarily (pursuant to Section 5.7 hereof), the date specified in the Notice of Termination;

          (e)in the event this Agreement is terminated upon the consummation of the Kimco Merger (pursuant to Section 5.8 hereof), the date of the consummation of the Merger; and

          (f)if the Executive's employment is terminated pursuant to Section 5.9 hereof, the date this Agreement terminates by its terms.

     5.12.Termination Obligations.

          (a)The Executive hereby acknowledges and agrees that all Personal Property (as defined below) and equipment furnished to or prepared by the Executive in the course of or incident to his employment belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal Property" includes, without limitation, all electronic devices belonging to the Company used by the Executive, including, without limitation, personal computers, facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints, maps and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

          (b)Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

          (c)The representations and warranties contained herein and the Executive's obligations under this Section 5.12 and Sections 7 and 8 hereof shall survive termination of the Employment Period and the expiration of this Agreement.

6.Compensation Upon Termination.

     6.1.Termination due to Death or Disability, by the Company without Cause or by the Executive for Good Reason. If the Executive's employment shall be terminated pursuant to Sections 5.1, 5.2, 5.4 or 5.5 hereof, the Company shall pay to the Executive or the Executive's estate, as the case may be, (a) all accrued compensation and pro-rata bonus, based upon the amount of the bonus received by the Executive during the most recent preceding year (the "Compensation Payment"), through the Date of Termination and (b) a severance payment in an amount equal to the Executive's base salary then in effect for the greater of the balance of the term of this Agreement or one year (the "Severance Payment" and, together with the Compensation Payment, the "Termination Payments"). Additionally, each theretofore unvested option to purchase shares of common stock of the Company granted to the Executive shall become immediately exercisable ("Vested Options") notwithstanding that such options may not yet have become fully exercisable under the terms of the applicable stock option agreements, and furthermore, such Vested Options shall not expire until one (1) year from the Date of Termination.

     6.2.Termination by the Company for Cause or Voluntary Termination by the Executive. If the Executive's employment shall be terminated for Cause pursuant to Section 5.3 hereof or the Executive terminates his employment voluntarily pursuant to Section 5.7 hereof, the Company shall pay the Executive the Compensation Payment described in Section 6.1(a).

     6.3.Executive's Termination Upon a Change in Control or Kimco Merger. If the Executive terminates his employment with the Company pursuant to Section 5.6 hereof upon a Change in Control of the Company, or if this Agreement is terminated pursuant to Section 5.8 hereof upon the consummation of the Kimco Merger, the Company or its successor, as the case may be, shall pay the Executive the Termination Payments described in Section 6.1.

     6.4.Manner of Payment.  Any Termination Payments made pursuant to this
Section 6 shall be payable in a one-time payment by the Company which the Company shall pay in cash to the Executive or his estate, as the case may be, not later than thirty (30) days after the Date of Termination (the "Payment Date"), except as provided in Section 5.8 hereof.

7.Confidentiality, Noncompetition and Nonsolicitation Covenants.

     7.1.Confidentiality.  In addition to the agreements set forth in
Section 5.12(a) hereof, the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential or return to the Company copies of any Confidential Information that (a) was publicly known at the time of disclosure to the Executive, (b) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Executive or (c) is lawfully disclosed to the Executive by a third party. As used in this Agreement, the term "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, tenants, employees, consultants, vendors, business methods, public relations methods, organization, procedures, property acquisition and development or finances, including, without limitation, information of or relating to owner or tenant lists of the Company and its affiliates.

     7.2.Noncompetition. During the term of the Executive's employment hereunder, the Executive shall not engage in any activities, directly or indirectly, in direct competition with the Company, and will not make any investment in respect of power or community centers in competition with the Company, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities and through investments existing as of the date of this Agreement listed on Schedule I hereto.

     7.3.Nonsolicitation. For a period of two (2) years following the date on which the Executive's employment hereunder is terminated, the Executive shall not solicit or induce any of the Company's employees, except Dolores K. Juditz, to end their relationship with the Company, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company.

8.General Provisions.

     8.1.Injunctive Relief and Enforcement. The Executive acknowledges that the remedies at law for any breach by him of the provisions of Sections 5.12(a) or 7 hereof may be inadequate and that, therefore, in the event of breach by the Executive of the terms of Sections 5.12(a) or 7 hereof, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5.12(a) or 7 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

     8.2.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (a) when personally delivered, (b) when transmitted by facsimile, electronic or digital transmission with receipt confirmed, (c) one day after delivery to an overnight air courier guaranteeing next day delivery or (d) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

     If to the Executive:

     George M. Jezek
     6444 Lance Court
     San Diego, California 92120

     If to the Company:

     Joseph K. Kornwasser
     President and Chief Executive Officer
     The Price REIT, Inc.
     145 South Fairfax Avenue
     Fourth Floor
     Los Angeles, California  90036
     Facsimile:  (213) 937-8175

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8.3.Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     8.4.Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     8.5.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     8.6.Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     8.7.Choice of Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

     8.8.Indemnification. To the fullest extent permitted under applicable law, the Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities, damages, costs and expenses of any nature whatsoever (collectively, "Damages") directly or indirectly arising out of or relating to the Executive discharging the Executive's duties hereunder on behalf of the Company and/or its respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive's duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

     8.9.LIMITATION ON LIABILITIES. IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS TERM AND THROUGH ANY APPLICABLE SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT THE COMPANY FAILS TO MAKE TIMELY TERMINATION PAYMENTS TO EXECUTIVE IN CONNECTION WITH THE KIMCO MERGER PURSUANT TO SECTION 5.8 HEREOF, THIS SECTION 8.9 SHALL NOT APPLY.

     8.10.WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT THE COMPANY FAILS TO MAKE TIMELY TERMINATION PAYMENTS TO EXECUTIVE IN CONNECTION WITH THE KIMCO MERGER PURSUANT TO SECTION 5.8 HEREOF, THIS SECTION 8.10 SHALL NOT APPLY.

     8.11.Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

     8.12.Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Company.

     8.13.Executive's Acknowledgment. The Executive acknowledges that (a) he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and (b) he has read and understands the Agreement, is fully aware of its legal effect and has entered into it freely based on his own judgment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              THE PRICE REIT, INC.,
                              a Maryland corporation


                              By: /s/ Raymond E. Peet
                              Raymond E. Peet
                              Chairman of the Board

                              EXECUTIVE


                              /s/ George M. Jezek
                              George M. Jezek





                                   SCHEDULE I

                                      None





===============================================================================



                                  EXHIBIT 10.27


                       SECOND AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT


THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of February 27, 1998, by and among The Price REIT, Inc., a Maryland corporation (the "Company"), Wells Fargo Bank, N.A., CoreStates Bank, N.A., and Morgan Guaranty Trust Company of New York.

                              W I T N E S S E T H:

WHEREAS, the Company and the Banks have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 1, 1997, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of December 23, 1997 (as so amended, the "Credit Agreement"); and

WHEREAS, the parties desire to modify the Credit Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     2.Co itment Increase.

          a.Pursuant to Section 2.1(b) of the Credit Agreement, the Company has notified the Banks of its request to increase the Aggregate Revolving Commitment by $25,000,000 (the "Commitment Increase") and each Bank has agreed, subject to clause (b) below, to increase its Revolving Commitment by its pro rata share of the Commitment Increase (each, an "Additional Commitment"), effective as of the Effective Date.

          b.The obligation of each Bank to increase its Revolving Commitment as set forth in this Amendment is subject to the following conditions prece dent: (i) each Bank shall have received, on or before the Effective Date, promissory notes, duly and validly executed by the Company, in substantially the form of Exhibit attached hereto, made payable to the order of such Bank and in the original principal amount of such Bank's Additional Commitment, and (ii) the Company shall have paid to the Agent, for the ratable account of the Banks, an additional commitment fee equal to one quarter percent (.25%-) of the Commitment Increase.

     3.Leverage Ratio. Section 7.21(e) of the Credit Agreement is deleted in its entirety and the following new Section 7.21(e) is substituted therefor:

          (e)Leverage Ratio. Indebtedness of the Company and its Subsidiaries, together with the Company's allocable share, based on the Company's percentage ownership interest of such Joint Venture or unconsolidated subsidiary, of Indebtedness of the Company's unconsolidated subsidiaries and Joint Ventures, shall at no time exceed 50t of Gross Asset Value.

4.Representations and Warranties. The Company hereby represents and warrants to the Banks that no Default or Event of Default exists under the Credit
Agreement and that the representations and warranties of the Company set forth in the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly speak only as of a prior date, in which case such representations and warranties were true and correct on and as of such prior date.

5.Effective Date. This Amendment shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) (the date of such receipt being deemed the "Effective Date").

6.Entire Acrreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

9.Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

10.No Further Modifications. Except as modified herein, all of the terms and conditions of the Credit Agreement, as modified hereby shall remain in full force and effect and, as modified hereby, the Company confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement in all respects.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                              THE PRICE REIT, INC.

By: /LAWRENCE M. KRONENBERG/
    ------------------------
Name: Lawrence M. Kronenberg
                              Title: Executive Vice President


                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, as Agent and as a Bank

                              By: /TIMOTHY V. O' DONOVAN/
                                  -----------------------
                              Name: Timothy V. O' Donovan
                              Title: Vice President


                              WELLS FARGO BANK, N.A. as a Bank

                              By: /TONYA BROWN/
                                  -------------
                              Name: Tonya Brown
                              Title: Vice President


                              CORESTATES BANK, N.A., as a Bank

                              By: /MARK A. DUFFY/
                                  ---------------
                              Name: Mark A. Duffy
                              Title: Vice President







                                 REVOLVING NOTE

$8,333,333.34
                                                  February 27, 1998
                                                  New York, New York

On the Revolving Termination Date, THE PRICE REIT, INC., a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Bank") the sum of (i) EIGHT MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 34/100 DOLLARS ($8,333,333.34) or (ii) if less, the total unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank to the Company from the date of this Note through the Revolving Termination Date pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 1, 1997, as amended to date (as so amended, the "Credit Agreement"), among the Company, Morgan Guaranty Trust Company of New York (as Agent and as a bank), and certain banks named therein, including Bank.Terms not defined herein have the meanings as signedto such terms in the Credit Agreement.

Payments under this Note shall be made in lawful money of the United States at the address for payments provided in the Credit Agreement.

This Note shall bear interest as set forth in the Credit Agreement for Base Rate Loans and LIBOR Rate Loans. Interest payable under this Note shall be payable at the times specified in the Credit Agreement. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all as provided in the Credit Agreement.

This Note is being delivered to Bank under Section 2.1(b) of the Credit Agreement and is subject to the terms of the Credit Agreement, including without limitation acceleration of maturity.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

All Base Rate Loans and LIBOR Rate Loans made by Bank to the Company pursuant to the Credit Agreement and all payments of principal thereof may be indicated by Bank upon the grid attached hereto which is a part of this Note or by records maintained by Bank. Such notations or records shall be presumptive as to the aggregate unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank pursuant to the Credit Agreement.

                                   THE PRICE REIT, INC.

                                   By: /LAWRENCE M. KRONENBERG/
         ------------------------
Name: Lawrence M. Kronenberg
Title: Executive V.P.-Finance




                      Base Rate Loans and LIBOR Rate Loans
                              Payments of Principal



   Name of
   Amount   Interest   Amount of                 Person
   & Type    Period,  Interest  Principal   Unpaid        Making
Date   of Loan    if any     Rate      Paid      Balance     Negotiation
-------------------------------------------------------------------------










                                 REVOLVING NOTE


$8,333,333.33
                                                  February 27, 1998
                                                  New York, New York

On the Revolving Termination Date, THE PRICE REIT, INC., a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of CORESTATES BANK, N.A. ("Bank") the sum of (i) EIGHT MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($8,333,333-33) or (ii) if less, the total unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank to the Company from the date of this Note through the Revolving Termination Date pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 1, 1997, as amended to date (as so amended, the "Credit Agreement"), among the Company, Morgan Guaranty Trust Company of New York (as Agent and as a bank), and certain banks named therein, including Bank. Terms not defined herein have the meanings assigned to such terms in the Credit Agreement.

Payments under this Note shall be made in lawful money of the United States at the address for payments provided in the Credit Agreement.

This Note shall bear interest as set forth in the Credit Agreement for Base Rate Loans and LIBOR Rate Loans. Interest payable under this Note shall be payabl at the times specified in the Credit Agreement. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all as provided in the Credit Agreement.

This Note is being delivered to Bank under Section 2.1(b) of the Credit Agreement and is subject to the terms of the Credit Agreement, including without limitation acceleration of maturity.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

All Base Rate Loans and LIBOR Rate Loans made by Bank to the Company pursuant to the Credit Agreement and all payments of principal thereof may be indicated by Bank upon the grid attached hereto which is a part of this Note or by records maintained by Bank. Such notations or records shall be presumptive as to the aggregate unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank pursuant to the Credit Agreement.

                                   THE PRICE REIT, INC.

                                   By: /LAWRENCE M. KRONENBERG/
    ------------------------
                                   Name: Lawrence M. Kronenberg
                                   Title: Executive V.P.-Finance







                      Base Rate Loans and LIBOR Rate Loans
                              Payments of Principal


          Name of
  Amount    Interest             Amount of                  Person
  & Type     Period,  Interest   Principal    Unpaid        Making
Date  of Loan    if any     Rate       Paid       Balance     Negotiation
--------------------------------------------------------------------------









                                 REVOLVING NOTE


$8,333,333.33
                                                  February 27, 1998
                                                  New York, New York

On the Revolving Termination Date, THE PRICE REIT, INC., a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of WELLS FARGO BANK, N.A. ("Bank") the sum of W EIGHT MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY THREE AND 33/100 DOLLARS ($8,333,333.33) or (ii) if less, the total unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank to the Company from the date of this Note through the Revolving Termination Date pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 1, 1997, as amended to date (as so amended, the "Credit Agreement"), among the Company, Morgan Guaranty Trust Company of New York (as Agent and as a bank), and certain banks named therein, including Bank. Terms not defined herein have the meanings assigned to such terms in the Credit Agreement.

Payments under this Note shall be made in lawful money of the United States at the address for payments provided in the Credit Agreement.

This Note shall bear interest as set forth in the Credit Agreement for Base Rate Loans and LIBOR Rate Loans. Interest payable under this Note shall be payable at the times specified in the Credit Agreement. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all as provided in the Credit Agreement.

This Note is being delivered to Bank under Section 2.1(b) of the Credit Agreement and is subject to the terms of the Credit Agreement, including without limitation acceleration of maturity.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

All Base Rate Loans and LIBOR Rate Loans made by Bank to the Company pursuant to the Credit Agreement and all payments of principal thereof may be indicated by Bank upon the grid attached hereto which is a part of this Note or by records maintained by Bank. Such notations or records shall be presumptive as to the aggregate unpaid principal amount of all Base Rate Loans and LIBOR Rate Loans made by Bank pursuant to the Credit Agreement.

THE PRICE REIT, INC.

                              By: /LAWRENCE M. KRONENBERG/
    ------------------------
Name: Lawrence M. Kronenberg
Title: Executive V.P.-Finance








                      Base Rate Loans and LIBOR Rate Loans
                              Payments of Principal



                           Name of
  Amount Interest  Amount of        Person
  & Type  Period,  Interest  Principal    Unpaid       Making
Date  of Loan  if any    Rate    Paid       Balance    Negotiation
-------------------------------------------------------------------------



===============================================================================



                                  EXHIBIT 10.51


               AMENDMENT TO AGREEMENT TO PURCHASE SHOPPING CENTER

THIS AMENDMENT TO AGREEMENT TO PURCHASE SHOPPING CENTER ("Amendment") is dated December 29, 1997, and made by and among Woodmark Associates, Ltd., a California limited partnership, as Seller, and The Price REIT, Inc., a Maryland corporation, as Purchaser, and Price REIT Properties, LLC, a Delaware limited liability company, as the new Purchaser ("New Purchaser").

                                    RECITALS

A.On November 7, 1997, Seller and Purchaser entered into that certain Agreement to Purchase Shopping Center, (the "Contract") for the purchase and sale of the shopping center commonly known as Woodgrove Festival, in Woodridge, Illinois (the "Shopping Center").

B.In consideration of Purchaser's agreement to close the sale of the Shopping Center following its due diligence review of the physical condition of the Shopping Center, Purchaser and Seller have agreed to reduce the purchase price for the Shopping Center as set forth in the Contract.

C.Purchaser desires to substitute the name of the New Purchaser, as the Purchaser, under the Contract.

D.Purchaser and Seller agree to reconcile certain expenses of the Shopping Center after the closing, in accordance with the terms and provisions contained herein.

                                    AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser, and New Purchaser agree as follows:

1.All capitalized terms used herein shall have the same meaning ascribed to them in the Contract, except as expressly otherwise defined herein.

2.The Purchase Price for the Shopping Center shall be reduced to Sixteen Million, Five Hundred Twenty-Five Thousand and no/100 Dollars ($16,525,000.).

3.Purchaser hereby waives all conditions precedent set forth in Sections 13.1 and 13.2 of the Contract.

4.New Purchaser shall be substituted in place and instead of Purchaser. New Purchaser hereby agrees to assume and fully perform all obligations, representations, and covenants of Purchaser under the Contract. Seller hereby fully releases Purchaser from all obligations, liabilities, representations, and covenants of Purchaser under the Contract.

5.It is hereby agreed, Section 6.2 Prorations, (d) Common Area Maintenance Charges, shall be modified to provide as follows:

Regarding Common Area Maintenance Expenses, Advertising, Insurance & Similar Expenses ("CAM Expenses"), the Tenants' obligations under the terms of the Leases to pay their proportionate share of such CAM Expenses and the Landlord's obligations under the terms of the Lease to provide an accounting to each Tenant,

i) Seller shall be responsible for payment of all CAM Expenses for the period of January 1, 1997 through December 31, 1997.

ii) Seller shall retain all estimated amounts collected from tenants for CAM Expenses for the period of January 1, 1997 through December 31, 1997.

iii) Seller shall deliver to New Purchaser, within 45 days after the closing, a computation showing all CAM Expenses incurred by Seller for the period of January 1, 1997 through December 31, 1997, the proportionate amount to be charged to each Tenant, less any estimated amounts previously collected by the Seller for the same period.

iv) The computation shall be accompanied by a listing of all CAM Expenses, a copy of each check paid to each vendor and a copy of the vendor's invoice.

v) Within 30 days of receipt of all computations, documents, invoices, checks and other items described in subparagraphs iii) and iv) of this Section 5, the New Purchaser shall deliver to the Tenants the same.

vi) In the event the computation referred to in subparagraph iii of this Section 5 reflects a net amount due to the Seller, New Purchaser, upon collection of such amounts shall forward to Seller same amounts within 30 days. New Purchaser shall also provide Seller with a monthly statement showing amounts due to Seller, amounts collected from tenants, and the balance remaining to be collected. New Purchaser shall use reasonable efforts to collect such amounts on Seller's behalf but shall not be obligated to pursue and remedy against any tenant for delinquent amounts. New Purchaser shall receive said amounts in trust for the mutual benefit of New Purchaser and Seller, which amounts shall be reprorated to the Closing Date and any and all moneys owed to Seller shall be paid within 10 days after final determination of the amounts due Seller.

vii) In the event the computation referred to in subparagraph iii of this
Section 5 reflects a net amount due to the tenants, a check in the same amount, payable by Seller to New Purchaser, shall accompany items iii) and iv). New Purchaser shall credit the same amount to the tenants within 30 days.

viii) If the computation reflects any amount of CAM Expenses which are not recoverable from the Tenants, this amount shall be prorated between New Purchaser and Seller, for the period from the closing date through December 31, 1997 and settled within 30 days.

6.Notwithstanding anything possibly to the contrary contained in the Contract, the parties agree that the security deposits held by Seller for Grounds for Thought in the amount of $1700, and for May Hallmark in the amount of $3375 shall be retained by Seller in payment of past due rents.

     7.Notwithstanding anything contained in the Contract or in the Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees delivered from Seller to Purchaser at Closing, the following causes of action and other items of litigation (the "Litigation") are expressly excluded from this sale:

     Woodgrove Nautilus v. LaSalle National Bank as Trustee under Trust No. 10705, Case No. 97 L 388 pending in DuPage County, Illinois;

     LeBeau v. Mid-America Asset Management, et al., Case No. 95 L 293,pending in Cook County, Illinois

Meyer v. LaSalle National Bank, et al. Case No.97 L 0388 pending in DuPage County, Illinois.

Seller shall indemnify and hold Purchaser and New Purchaser and their respective officers, directors, employees, agents and attorneys harmless from any and all costs, expenses, damages, actions, proceedings, and other claims in connection with the Litigation, including reasonable attorneys' fees, provided, however, that Seller shall indemnify with attorneys of its choice, and shall be entitled to compromise or settle such litigation at its own discretion.

      8.Except as expressly modified herein, the terms of the Contract shall continue in full force and effect.

      9. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



WOODMARK ASSOCIATES, Ltd.
a California limited  partnership

By: Investment Properties II, Inc. a
Delaware corporation, its sole general partner

By: /ROBERT J. HELLMAN/
    -------------------
    Robert J. Hellman, President


Price REIT Properties, LLC,
a Delaware limited liability company

BY: The Price REIT, Inc., Member

By: /JERALD FRIEDMAN/
    -----------------
    Its: Senior Executive Vice President


The Price REIT, Inc., a Maryland corporation

By: /JERALD FRIEDMAN/
    -----------------
    Its: Senior Executive Vice President






                                       Escrow Trust No. 97082403

                                       Dated: 12-29-97

                                       Escrow Officer: Janet Johnson West

                                       Telephone No.: (312)223-2713

                                       Fax No.: (312)223-5888



                      ESCROW AGREEMENT FOR KOHL'S CAM AUDIT

This Escrow Agreement is made by and among Chicago Title and Trust Company, as Escrow Trustee, Woodmark Associates, Ltd., as Seller, and Price REIT Properties, LLC, as Purchaser, at the closing of the Woodgrove Festival Shopping Center (the "Property") for the purpose of holding in escrow the Common Area Maintenance Expense ("CAM Expense") attributable to Kohl's for its owner occupied space.

1.Seller hereby deposits with Escrow Trustee, the sum of $28,700 (referred to hereafter, together with any interest earned thereon, as the "Deposit'), to be held by Escrow Trustee for the mutual benefit of Seller and Purchaser.

2.Upon receipt of one of the following:

a.A written demand to pay the Deposit to Seller, accompanied by a written estoppel certificate or other document signed by Kohl's which states that its proportionate share for purposes of payment of CAM Expense is 26.57%; or

b.A written demand to pay the Deposit to Seller, accompanied by a written certification signed by Kohl's certifying that Kohl's did not make a claim for any amounts due from Seller for overpayment of its CAM Expense during the last 3 years within the time Kohl's had to make such a claim under its lease; or

c.A written demand to pay the Deposit to Seller, accompanied by a written certification signed by Kohl's certifying that Kohl's made a claim for amounts due it from Seller for overpayment of its CAM Expense during the last 3 years, and such a claim was resolved by Kohl's and Seller in favor of Seller; or

d.A joint written direction signed by both Seller and Purchaser directing the Escrow Trustee to disburse the Deposit;

the Escrow Trustee is authorized and directed to disburse the Deposit in accordance with such certification or direction, and shall send copies of such demand and disbursement to both parties.

3.These escrow instructions are governed by and are to be construed under the laws of the State of Illinois. These escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

4.All notices and demands required or permitted to be made hereto shall be made to the Escrow Trustee in writing. All notices required to be served by the Escrow Trustee pursuant to these instructions shall be in writing and mailed to the attorneys for the respective parties hereto at the addresses shown herein.

5.Except for deposits of funds for which Escrow Trustee has received express written direction concerning investment or other handling, the parties hereto agree that the Escrow Trustee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Trustee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act of Illinois and may use any part or all such funds for its own benefit without obligation of any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of the deposits in accordance with the terms of these escrow trust instructions.

     6.These escrow instructions may be amended from time to time by less than all parties hereto by written amendment deposited with Escrow Trustee, provided that such amendment shall apply to and affect only the parties signing the amendment and the Escrow Trustee shall proceed to comply with the terms of these instructions as unamended with respect to all other parties. All amendments or supplemental instructions, properly executed, shall be considered the same as these instructions.

7.For notices, any notice shall be deemed given (i) if and when personally delivered (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below;

If to Seller:Robert J. Hellman
Investment Properties II Inc.
The World Financial Center
29th Floor
New York, N.Y. 10285

If to Purchase:The Price REIT, Inc.
145 S. Fairfax Ave.
4th Floor
Los Angeles, CA 90036
Attn: Jerald Friedman



WOODMARK ASSOCIATES, LTD., a
California limited partnership,


By: Investment Properties II, Inc.

By: /ROBERT J. HELLMAN/
    -------------------
    Robert J. Hellman, President


For Purchaser:

PRICE REIT, LLC, a Delaware
limited liability company

By: /DANIEL C. SLATTERY/
    --------------------
    Its: Vice President-Development


Accepted:Chicago Title and Trust Company, Escrow Trustee:

By: _______________________       Date: December __, 1997





                      Agreement to Purchase Shopping Center

                                Table of Contents

Article

1      DEFINITIONS
1.1Definitions

2      PURCHASE AND SALE
2.1Purchase and Sale

3      DEPOSIT AND PURCHASE PRICE
3.1Deposit; Payment of Purchase Price

4      SURVEY
4.1Survey

5TITLE
5.1Title

6      POSSESSION, PRORATIONS AND CLOSING COSTS
6.1Possession
6.2Prorations
6.3Closing Costs

7      ESCROW
7.1Escrow

8      BROKERAGE
8.1Brokerage

9      CASUALTY AND CONDEMNATION
9.1Casualty
9.2Condemnation

10     AFFIRMATIVE COVENANTS
       10.1    Affirmative Covenants

11     REPRESENTATIONS OF PURCHASER
11.1Representations of Purchaser
11.2Obligation to Pay Leasing Commissions.

12     REPRESENTATIONS OF SELLER
12.1Representations of Seller

13     CONDITIONS PRECEDENT AND TERMINATION
13.1General Viability
       13.2 Approval by Purchaser's Board of Directors

14     CLOSING
14.1Time and Place
14.2Seller's Deliveries
14.3Purchaser's Deliveries
14.4Concurrent Deliveries
14.5Concurrent Transactions
14.6New York Style Closing

15     DEFAULT
15.1Default

16NOTICES
16.1Notices

17     GENERAL
17.1Entire Agreement, Amendments and Waivers
17.2Further Assurances
17.3Survival and Benefit
17.4Interpretation
17.5Consents and Approvals
17.6Tax Appeal Proceedings
17.7Audit Cooperation
17.8Relationship
17.9Successors and Assigns
17.10Attorneys' Fees

Exhibit A: Legal Description
Exhibit B: Permitted Title Exceptions
Exhibit C: Schedule of Leases
Exhibit D: Schedule of Pending Litigation
Exhibit E: Update Certificate
Exhibit F: Bill of Sale.
Exhibit G:Tenant Letters
Exhibit H:Tenant Estoppel Certificates
Exhibit I:Assignment and Assumption of Leases and Rents
Exhibit J:Assignment and Assumption of Contracts, Intangible Property,
                   Warranties and Guarantees






                      AGREEMENT TO PURCHASE SHOPPING CENTER


     THIS AGREEMENT is made this ____ day of ______________, 19__, by and between Woodmark Associates, Ltd. a California limited partnership, as beneficiary with sole power of direction in and to LaSalle National Bank, as Trustee under Trust Agreement dated October 3, 1983, and known as Trust Number 107105 ("Seller"), and The Price REIT, Inc. a Maryland corporation., (Purchaser").

                        R E C IT A L S:

     A. Seller is the fee owner of the Real Property (as hereinafter defined) commonly referred to as the Woodgrove Festival Shopping Center, Woodridge, Illinois and the owner of the Intangible Personal Property, the Tangible Personal Property, the Contracts, the Leases and the Licenses (all as hereinafter defined and collectively referred to herein as the "Property").

     B. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.

                           AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:

                           ARTICLE 1
                          DEFINITIONS

     1.1 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

     Agreement: This Agreement to Purchase Shopping Center, including the Exhibits attached hereto which are incorporated herein and made a part hereof by this reference.

     Broker:  As defined in Section 8.1.

     Closing Date: A date designated by Seller for closing of the transaction contemplated hereby, which is not more than five (5) days following satisfaction or waiver of all conditions precedent to Purchaser's obligations hereunder as set forth in Section 13 hereof.

     Contracts: Any and all, written or oral, (i) insurance, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, management, leasing, supply, purchase, consulting, professional service, advertising, promotion, public relations, construction contracts and commitments, and equipment warranties and all other warranties and guarantees (excluding the Leases and the recorded documents evidencing the Permitted Title Exceptions) in any way related to the ownership, operation or functioning of the Property or any part thereof, or pursuant to which goods, services and supplies are furnished, or persons are employed on a continuing basis, for the operation of the Property; (ii) equipment leases and all rights and options of Seller thereunder, including rights to renew or extend the term or purchase the leased equipment, relating to equipment leased by or on behalf of Seller, located in or upon the Real Property or used in connection therewith; and (iii) guaranties, warranties, permits, contracts, and other rights related to the ownership, operation or functioning of the Property or any portion thereof.

     Deed: That certain recordable Trustee's Deed to be delivered by Seller at closing on the Closing Date conveying to Purchaser, or Purchaser's designee, fee simple title to the Real Property subject only to the Permitted Title Exceptions.

     Deposit: The sum of $100,000.00, which shall be deposited by Purchaser with Escrowee, and held in accordance with Section 7.1 of this Agreement as escrowee, on the date that is two (2) business days after Purchaser receives written notification from escrowee of the receipt and deposit into escrow by Escrowee of two originals of the Agreement executed by Seller and in form and substance satisfactory to Purchaser, and all interest thereon , to be held as earnest money subject to the terms of this Agreement.

     Documents: As defined in Section 10.1(f).

     Environmental Study: As defined in Section 10.1(d).

     Escrowee: Chicago Title and Trust Company.

     Intangible Personal Property: All of Seller's interest in any intangible personal property which relates to and is required for the operation and functioning of the Property, including the trade name "Woodgrove Festival Shopping Center" and all other logos, designs, trade names, trademarks, service marks and applicable telephone number or numbers, if transferable and other intellectual property used by Seller in connection with the ownership and operation of the Property, together with the goodwill of the business appurtenant thereto.

     Leases: All leases, tenancies, rental, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound with respect to space within the Real Property, as described in the Schedule of Leases attached hereby as Exhibit C, and all modifications, extensions, amendments and guaranties thereof and all related correspondence, notices and documentation, any security deposits of tenants or occupants pursuant to such leases or occupancy agreements to the extent that they have not been applied by Seller under such leases or occupancy agreements; provided however, that Seller shall not apply any such security deposits after the date of the execution of this Agreement and prior to or on the Preliminary Approval Date without written notice to Purchaser, and Seller shall not apply any such security deposits at all after the Preliminary Approval Date.

     Legal Requirements: All applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Property and the operation thereof (including, for purposes hereof, any local Board of Fire Underwriters).

     Licenses: All licenses, franchises, certifications, authorizations, certificates of occupancy, notices, approvals and permits issued or approved by any governmental authority and relating to Seller's (and not any tenant's) operation, ownership and maintenance of the Real Property or Personal Property or any part thereof including elevator permits, machinery permits, business licenses, ingress and egress permits and the like, of which Seller is in possession.

     Permitted Title Exceptions: (i) the matters listed and described in Exhibit B, (ii) the REA, the standard printed and general exceptions and exclusions contained in an Owner's Title Insurance Policy, issued by the Title Insurer, provided that Seller shall provide full extended title insurance coverage over all such general exceptions at closing, and (iii) those exceptions to title to the Property approved by Purchaser as provided in Section 5 hereof.

     Preliminary Approval Date: the 20th business day following Purchaser's receipt of the Title commitment or Survey, whichever is later.

     Property: Collectively, the Real Property, the Intangible Personal Property, the Tangible Personal Property, the Contracts, the Leases, Rents, and the Licenses.

     Purchase Price: Sixteen Million Seven Hundred Fifty Thousand and no/100 Dollars ($16,750,000.00), which sum is the consideration payable by Purchaser to Seller for the Property.

     Purchaser: The Price REIT, Inc. a Maryland corporation.

     REA: Collectively, (i) that certain Reciprocal Easement Agreement by and between Seller, and Spoons Restaurant, Inc. recorded as document no. R85-22020;
(ii) that certain Operating Agreement For Woodgrove Festival recorded as document no. R84-5429; and (iii) that certain Declaration of Easements, Covenants and Restrictions by LaSalle National Bank, not personally but as Trustee under Trust Agreement date October 3, 1983 and known as Trust No. 107105, along with all supplemental agreements and amendments and modifications relating thereto.

     Real Property: Approximately 10.5 acres of land located at 75th Street and Lemont Road in Woodridge, Illinois, on which has been constructed a shopping center containing approximately 149,310 square feet of net leasable area with parking, in Woodridge, Illinois, all as legally described in Exhibit A, together with all improvements thereon or therein (including all replacements or additions thereto between the date hereof and the Closing Date); all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, garbage disposal, utility services, parking services, gas, sewer and water thereto; all landscaping, shrubs, trees and plants thereon; all oil, gas, water development, air and mineral rights, whether or not appurtenant thereto, owned by Seller; all rights, privileges, easements and appurtenances thereto belonging and all right, title and interest of the Seller in and to any streets, alleys, parking areas, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

     Rents: All income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Property.

     Seller: Woodmark Associates, Ltd., a California limited partnership, as beneficiary with sole power of direction in and to LaSalle National Bank as Trustee under Trust Agreement dated October 3, 1983, and known as Trust no 107105.

     Survey: Survey of the Property dated October 9, 1990, prepared by Webster, McGrath & Carlson, Ltd., a surveyor licensed by the State of Illinois, to be certified to Purchaser, the Title Insurer and such other parties as Purchaser shall designate, prepared in accordance with the Minimum Standard Detail Requirements for Land Title Surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping. If the Seller's existing survey, together with an affidavit of no new improvements, is insufficient for the Title Insurer to waive any unpermitted exceptions to title based upon the survey's age or other similar deficiency, Seller shall provide, at its sole cost and expense, an updated survey dated not more than 2 months prior to the Closing Date.

     Tangible Personal Property: All tools, machinery, equipment, fixtures, furnishings, advertising materials (including leasing brochures, drawings and other marketing or promotional materials), letterheads, envelopes, signs, supplies, and other tangible personal property situated in or upon or used in connection with the operation or maintenance of the Real Property or any part thereof, owned by Seller, and all replacements thereto between the date hereof and the Closing Date.

     Title Commitment: A commitment for a standard form Owner's Title Insurance Policy for the Real Property issued by the Title Insurer insuring the Real Property for the full amount of the Purchase Price, covering title to the Real Property on or after the date hereof.

     Title Insurer: Chicago Title Insurance Company.

                           ARTICLE 2

                       PURCHASE AND SALE

     2.1 Purchase and Sale. Subject to the conditions and on the terms contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell, transfer, and assign to Purchaser, in an "AS IS, WHERE IS, WITH ALL FAULTS" condition:

(a)The Real Property, subject to the Permitted Title Exceptions,

(b)All of Seller's right, title and interest in the Contracts, Leases, Rents, Licenses and Intangible Personal Property, and

(c)The Tangible Personal Property, subject to the Permitted Title Exceptions, to the extent applicable thereto.

Except as specifically provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller.

                           ARTICLE 3

                   DEPOSIT AND PURCHASE PRICE

     3.1 Deposit; Payment of Purchase Price. Purchaser agrees to pay to Seller, and Seller agrees to accept payment of the Purchase Price as follows:

(a)The Deposit (and interest thereon, if any) shall be (i) applied against the Purchase Price at closing; (ii) refunded or returned to Purchaser in the event that this Agreement is terminated without a default hereunder by Purchaser, or (iii) forfeited to Seller in the event of Purchaser's default hereunder.

(b)At closing, Purchaser shall pay to Seller the balance of the Purchase Price (after deduction of any cash Deposit, including interest thereon, applied against the Purchase Price as above provided), minus prorations as hereinafter provided, in cash or by certified or cashier's check or by wire transfer of collected federal funds.

                           ARTICLE 4

                             SURVEY

     4.1 Survey. Within 10 days after opening of the escrow, or as soon thereafter as the Survey is available, Seller shall deliver the Survey to Purchaser, at Seller's sole cost and expense. If the Survey discloses any encroachments onto the Real Property from any adjacent property, encroachments by or from the Real Property onto any adjacent property, violations of or encroachments upon any recorded building lines, restrictions or easements affecting the Real Property or exceptions to title other than the Permitted Title Exceptions or matters indicating possible rights of third parties to which Purchaser objects, Purchaser shall give Seller notice of such objection within twenty (20) business days following Purchaser's receipt of the Survey, and Seller shall have ten (10) business days from the date of such notice to have such encroachments, violations, unpermitted exceptions or other matters so objected to by Purchaser removed or, with the consent of Purchaser, insured over by the Title Insurer and provide evidence thereof to Purchaser, and if Seller fails to have the same removed or, with the consent of Purchaser, insured over, Purchaser may elect, after the expiration of such 10 business day period, to (i) terminate this Agreement (in which event the Deposit together with interest thereon, if any, shall be returned to Purchaser within two (2) business days after Purchaser's delivery to Seller of the Documents; and all obligations of the parties hereunder shall cease and this Agreement shall have no further force or effect) except for any provisions of the Agreement that expressly survive the termination of this Agreement in accordance with the terms of this Agreement; or
(ii) accept the Property subject to such encroachments, violations or unpermitted exceptions.

                           ARTICLE 5

                             TITLE

     5.1 Title. Within 10 days after opening of the escrow, or as soon thereafter as the Title Commitment is available, Seller shall, at Seller's sole cost and expense, deliver the Title Commitment to Purchaser. If Purchaser objects to any exceptions to title shown in the Title Commitment, Purchaser shall give Seller notice of such objection within twenty (20) business days following Purchaser's receipt of the Title Commitment. Any exceptions to title shown on the Title Commitment to which Purchaser does not so object shall be included in the definition of "Permitted Title Exceptions" for purposes of this Agreement. If the Title Commitment discloses exceptions to title other than Permitted Title Exceptions and liens securing indebtedness which may be released for an amount less than the Purchase Price and which are to be paid and discharged on or before the Closing Date by Seller, Seller shall have ten (10) business days from the date of Purchaser's notice of objection to have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure for the full amount of said policy against loss or damage that may be occasioned by such unpermitted exceptions and provide evidence thereof to Purchaser, and, if Seller fails to have such exceptions removed (or with the consent of Purchaser insured over), Purchaser may elect, on or before the Closing Date, (i) to terminate this Agreement (in which event the Deposit together with interest thereon, if any, shall, within two (2) business days after Purchaser's delivery to Seller of the Documents, be returned to Purchaser and all obligations of the parties hereunder shall cease and this Agreement shall have no further force or effect, except for any provisions of this Agreement that expressly survive the termination of this Agreement in accordance with the terms of this Agreement;
or (ii) to accept title subject to such unpermitted exceptions. On the Closing Date, Seller shall, at Seller's sole cost and expense, cause the Title Insurer to issue an owner's title insurance policy or prepaid commitment therefor, pursuant to and in accordance with the Title Commitment, insuring fee simple title in Purchaser as of the Closing Date, subject only to real estate taxes not yet due or payable, standard and Permitted Title Exceptions and such other title exceptions as Purchaser may reasonably approve. Purchaser shall have the right to obtain A.L.T.A. extended coverage title insurance, together with any endorsements thereto as determined by Purchaser to be necessary or desirable. Purchaser will pay all costs of the extended coverage and all premium charges for such endorsement.

                           ARTICLE 6

            POSSESSION, PRORATIONS AND CLOSING COSTS

     6.1 Possession. Possession of the Property shall be delivered to Purchaser on the Closing Date, subject to the rights of tenants in possession under the Leases and the rights of Spoons Restaurant, Inc. and any other parties under the REA.

     6.2  Prorations.

(a)Taxes. On or before the Closing Date, Seller shall pay or prepay in full all special assessments (including all installments due thereof after the Closing Date) levied, assessed and confirmed with respect to the Property or any part thereof. General real estate taxes and other state or city taxes, fees, charges and assessments (except special assessments) affecting the Property for those tenants who do not pay their proportionate share of real estate taxes as part of their rent under the Leases shall be prorated as of the Closing Date on the basis of the most recent ascertainable amounts of each such item, the net credit to Purchaser shall be applied against the Purchase Price on the Closing Date, and Seller shall credit Purchaser at closing in the amount of any and all tax escrows held by Seller for payment of real estate taxes.

(b)Fixed, Minimum and Base Rents. Seller shall be entitled to all fixed, minimum and base rents and all income produced from the operation of the Property which is allocable to the period prior to the Closing Date, prorated to the Closing Date.

(c)Overage Rents. Overage rents to be prorated hereunder shall include, but not be limited to, percentage rents, consumer price index escalation payments and other similar rental payments in excess of fixed, minimum and base rents under the Leases, whether finally determined before or after the expiration of the fiscal years under various Leases. Overage rents shall be separately prorated by Purchaser under each Lease with respect to the lease year thereunder in which the Closing Date occurs on a per diem basis as and when collected by Purchaser. Any percentage rent collected by Purchaser including any percentage rent which is delinquent and pertaining to (i) an entire lease year or accounting period of a tenant under a Lease which ends on a date prior to the Closing Date, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the Closing Date and ends thereafter shall in both cases be collected by Purchaser in trust for Seller and shall be paid to Seller within thirty (30) days of receipt by Purchaser. Purchaser shall not be required to institute any action or proceeding to collect any delinquent percentage rent but shall use reasonable efforts to do so.

(d)Common Area Maintenance Charges, Taxes and Similar Expenses. To the extent tenants under Leases pay monthly estimates of common area maintenance charges, taxes and similar expenses (collectively, "Charges") with an adjustment at the end of each fiscal year applicable to Charges, they shall be prorated in accordance with this Section 6.2(d). Within 3 days prior to closing, Seller shall deliver to Purchaser, with regard to each tenant required to pay Charges, a verified computation showing all expenses incurred by Seller for the period from the beginning of each such tenant's billing period for Charges through the Closing Date, any monthly estimates or Charges theretofore collected by Seller relating to such tenant, and a bill for the tenant's prorata share of Charges (ie., for Charges through the Closing Date net of any estimated amounts received), together will all invoices and other evidence documenting such charges in detail required by such tenant's lease. Purchaser shall do one of the following, at its option:

          (i) elect to send any such bills to tenants promptly following Closing, in which event such tenant shall pay any amount shown due directly to Seller, and Purchaser shall have no responsibility to collect same; or

          (ii) elect to incorporate any bills prepared by Seller into a single post-closing (as and when appropriate for annual reconciliation or other billing of Charges for any tenant bill for Charges to such tenant, in which event such single bill, as and when paid, shall be apportioned between Seller and Purchaser based on the ratio of pre-and post-Closing Charges (taking into account any Charge estimates retained by Seller at Closing); or

          (iii) elect, post-Closing (as and when appropriate for annual reconciliation or other billing of charges for any tenant) to send two bills to such tenant (i.e., one for pre-closings charges as prepared by Seller and one for post-Closing Charges) with such tenant to pay Seller directly for unpaid pre-Closing Charges, if any.

(e)Prepaid Rents and Security Deposits. All prepaid Rents and security and other deposits of all tenants under Leases not theretofore applied, with interest thereon to the extent any interest is required to be paid to such tenants, shall be delivered by Seller to Purchaser on the Closing Date, or Seller may elect to give Purchaser a credit against the Purchase Price in the amount of such prepaid Rent or deposits. All rents and other receipts payable for the month in which the Closing occurs shall be prorated as of the Closing. If any tenant under a Lease is delinquent in such month, Seller shall pay to Purchaser a pro-rated amount of the scheduled monthly rent under such Lease. Seller shall not apply any security deposits after the date of the execution of this Agreement without Purchaser's prior consent, which shall not be unreasonably withheld, delayed, or conditioned.

(f)Contracts. Purchaser shall be entitled to a credit against the Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any Contracts, and Seller shall be entitled to a credit to the extent that sums have been paid under any Contracts for services to be performed or goods to be delivered after the Closing Date.

(g)Other Items of Expense or Receipt. All other customarily prorated items of expense or receipt shall be prorated between the parties hereto as of the Closing Date. Except with respect to items prorated at closing, Seller shall be responsible for payment of any and all bills or charges incurred on or prior to the Closing Date for work, services, supplies or materials, and Purchaser shall be responsible for payment of any and all bills or charges incurred after the Closing Date for work, services, supplies or materials.

(h)Adjustments. Prorations shall be accomplished by an adjustment in the Purchase Price due Seller on the Closing Date, subject to readjustment by the parties on or before April 30, 1998.

(i)Collections and Application of Payments after Closing. Purchaser shall use reasonable efforts after the Closing to collect delinquent Rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the closing. Percentage Rents (if any) shall be prorated by Purchaser when received by Purchaser, based on twelve thirty (30) day
     months.   After the Closing Date,  Purchaser shall send to tenants all financial statements and data required by Leases, and Seller shall cooperate and assist Purchaser in preparing same as may be reasonably required and requested by Purchaser. Purchaser may not waive any delinquent amounts nor modify a Lease so as to reduce amounts or charges owed under Leases for any period in which Seller is entitled to receive a share of charges or amounts, without first obtaining Seller's written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. During the first twelve (12) months after the Closing Date, Seller shall have and reserves the right to pursue any remedy against any tenant owing delinquent amounts. Purchaser shall not be required to institute any litigation to collect any delinquent Overage Rents or Charges, but shall use reasonable efforts to do so. Purchaser shall receive said amounts in trust for the mutual benefit of Purchaser and Seller, which amounts shall be reprorated to the Closing Date and any and all moneys owed to Seller shall be paid within 10 days after final determination of the amounts due Seller.

     6.3 Closing Costs. Seller shall pay title charges and premiums for the standard title policy, survey charges, transfer stamps, all fees and other charges imposed by any existing mortgagee in connection with the transaction contemplated hereby, one-half of Escrowee's fees and charges and other charges customarily attributable to sellers. Purchaser shall pay recordation, one-half of Escrowee's fees and charges, and other charges customarily attributable to purchasers. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

                           ARTICLE 7

                             ESCROW

     7.1 Escrow. Within five (5) business days following execution of two (2) originals of this Agreement, the parties, through their respective attorneys, shall deliver the fully executed originals of the Agreement to Escrowee, and establish an escrow with the Escrowee through which the transaction contemplated hereby shall be closed. Upon opening of said escrow, Purchaser shall cause the Deposit to be deposited in said escrow in accordance with this Section 7.1. Escrowee shall place the Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured, as Purchaser may select. All interest on the Deposit shall accrue for the benefit of Purchaser until the Closing, if Closing occurs. Otherwise, all interest on the Deposit shall be payable in the same manner as the Deposit. The escrow instructions shall be in the form customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into nor in any manner superseded by said escrow. The escrow costs and fees shall be equally divided between Purchaser and Seller.

                           ARTICLE 8

                           BROKERAGE

     8.1 Brokerage. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder in respect to the transaction contemplated hereby except for Mid-America Real Estate Corporation (the "Broker"), whose commissions shall be paid by Seller; and Seller hereby agrees to indemnify (including reasonable attorneys' and paralegals' fees and costs) Purchaser for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation (including the Broker) claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby except for the Broker, and Purchaser hereby agrees to indemnify (including reasonable attorneys' and paralegals' fees and costs) Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than the Broker claiming to have been engaged by Purchaser. The provisions of this Section 8.1 shall survive the Closing or earlier termination of this Agreement.

                           ARTICLE 9

                   CASUALTY AND CONDEMNATION

     9.1 Casualty. If, prior to the Closing Date, the Real Property and the improvements thereon shall be destroyed or damaged in an amount in excess of the Material Damage Amount (as hereinbelow defined), by fire or other casualty, or if the premises of any tenant are damaged as a result of fire or other casualty to such extent that the operations of such tenant are materially impaired, Purchaser shall have the option (to be exercised in the manner hereinafter provided) to terminate this Agreement, in which event all documents shall be returned to the respective parties, and the Deposit shall be promptly returned to Purchaser, and thereupon, this Agreement shall become null and void, and neither party shall have any further rights or obligations hereunder, except for any provisions of this Agreement that expressly survive the termination of this Agreement in accordance with the terms of this Agreement. Seller agrees to give Purchaser notice of any fire or other casualty within seventy-two (72) hours after any such event, and Purchaser may exercise such option by delivering written notice to Seller within ten (10) days following the receipt of such notice. In the event of (a) fire or other casualty causing damage in an amount less than the Material Damage Amount, or (b) more than the Material Damage Amount or materially impairing the operation of a tenant's or more than one tenant's premises, but with respect to which Purchaser does not elect to terminate this Agreement as aforesaid, then Purchaser shall have the right after the Preliminary Approval Date and prior to the Closing Date, to control the adjustment and settlement of any insurance claim relating to said damage, and upon the Closing Date Seller shall assign to Purchaser the interest of Seller in and to any insurance proceeds with respect to said damage. In such event, Seller will also credit against the Purchase Price the amount of any deductible on Seller's casualty and insurance policies covering said damage. For the purposes hereof, the term "Material Damage Amount" shall mean damage reasonably determined by Purchaser to be in excess of $500,000.00. In the event the parties hereto are unable to agree upon the dollar amount of the aforesaid damages within ten (10) days after the date of such fire, vandalism or other casualty, then the determination of said amount by Seller's property manager, Insignia Financial Group, shall be binding upon the parties hereto. If the Closing Date is less than twenty (20) days following the last day on which Purchaser is entitled to elect to terminate this Agreement, then closing shall be delayed until Purchaser makes such election.

     9.2 Condemnation. If, prior to the Closing Date, any judicial, administrative or other proceeding relating to the proposed taking of any portion of the Real Property by condemnation or eminent domain or any act in the nature of eminent domain is instituted or threatened, Seller hereby agrees to furnish Purchaser written notification with respect to any such proceeding or threatened proceeding within seventy-two (72) hours of Seller's learning of same, and Purchaser shall have the option, if such proceeding or threatened proceeding relates to a Substantial Portion (as hereinafter defined) of the Real Property or will enable any tenant under its Lease to terminate its Lease, to terminate this Agreement by giving Seller written notice of such termination within ten (10) days after receipt of written notification of any such proceeding or threatened proceeding. Purchaser's failure to give such notice in such time shall be conclusive evidence that Purchaser has waived such option to terminate and, in such event, Purchaser shall be credited (against the Purchase Price) or assigned, at closing, all Seller's rights to any proceeds or award for such taking; provided, however, that subsequent to the Preliminary Approval Date, Seller may not settle any such proceeding without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Should Purchaser elect to terminate this Agreement due to the institution of such proceeding, the Deposit shall immediately be returned to Purchaser, and thereupon, this Agreement shall become null and void, and neither party shall have any further rights or obligations hereunder except for any provisions of this Agreement that expressly survive the termination of this Agreement in accordance with the terms of this Agreement. If the proceeding does not involve a Substantial Portion of the Real Property and does not enable any tenant to terminate its Lease, Purchaser shall not have the right to terminate this Agreement but shall be credited (against the Purchase Price) or assigned, at closing, all of Seller's rights to the proceeds or award relating thereto. For the purposes of this paragraph, the proceeding shall be deemed to involve a "Substantial Portion" of the Real Property if the proceeding (i) affects more than the equivalent of $500,000.00 in value, as reasonably determined by Purchaser; (ii) causes a material deprivation of access to the Real Property,
(iii) involves a taking of parking areas located on the Real Property such that subsequent to such taking, the Property will be in violation of municipal zoning codes and ordinances, or in violation of parking requirements contained in any of the Leases or the REA, or (iv) involves the relocation of utility facilities serving the Real Property (provided this latter condition shall be deemed deleted if Seller shall agree to pay the cost of relocation of the same, and Seller may use such part of the proceeds of the award allocable thereto for such purpose).

                           ARTICLE 10

                     AFFIRMATIVE COVENANTS

     10.1 Affirmative Covenants .

(a) Maintenance of Property. Prior to the Closing Date or termination of this Agreement, Seller shall comply with all of its obligations under the Leases, Contracts, and the REA. Seller shall operate the shopping center in a manner consistent with good practice and in accordance with its insurance company's requirements and applicable Legal Requirements. Seller shall maintain the Real Property and the Tangible Personal Property in the same condition as on the date of execution of this Agreement, reasonable wear and tear excepted.

(b)Insurance. From the date hereof to the Closing Date, Seller shall maintain or cause to be maintained liability, casualty and other insurance upon and in respect to the Property against such hazards and in accordance with the coverage maintained by Seller for the 12 month period preceding the execution of this Agreement.

(c)Inspections. From the date hereof to the Closing Date, Seller shall permit representatives, agents, employees, contractors, appraisers, architects and engineers designated by Purchaser access to and entry upon the Real Property, to examine, inspect, measure and test the Property and to examine and inspect the documents described in Section 10.1(f), wherever they may be located. Purchaser shall indemnify and hold Seller harmless from any and all claims, losses, charges, and damages, including reasonable attorneys' fees, caused by Purchaser's access to and entry upon the Real Property.

(d)Environmental Study. Prior to the Preliminary Approval Date, Purchaser may order an environmental report to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study"). Purchaser shall pay all costs of the Environmental Study, if any, and Seller shall cooperate with Purchaser, or its agents, in arranging and conducting the Environmental Study. Upon receipt of the Environmental Study, Purchaser shall deliver a complete copy of same to Seller.

(e)Operation and Management. From the date hereof to the Closing Date or earlier termination of this Agreement, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided that during said period, except as indicated below, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed, or conditioned), Seller shall not:

  (i) Enter into any transaction with respect to or affecting the Property out of the ordinary course of business;

 (ii)  Sell, encumber or grant any interest in the Property or any part thereof;

(iii) Enter into, amend, waive any material rights under, terminate or extend any Lease without Purchaser's prior written consent thereto, provided that Seller shall be permitted to negotiate new leases as long as copies of any and all documents evidencing such negotiations have been delivered to Purchaser;

 or

 (iv) Remove from the Real Property any of the fixtures thereon or any of the Tangible Personal Property, except in the ordinary course of business.

(f)Documents. Within five (5) business days after the opening of the escrow, Seller shall make the documents described below, to the extent the documents are in Seller's possession or are reasonably available to Seller (the "Documents'), available for Purchaser's inspection and copying. In the event this Agreement is terminated, Purchaser shall return to Seller all Documents in Purchaser's possession within three (3) business days after the date of termination.

   (i)  The Environmental Study;

  (ii)  The Survey;

 (iii) A copy of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, maps, and analyses done for Seller,

 (iv) Satisfactory evidence from appropriate governmental authorities confirming the zoning, building and platting status of the Real Property;

  (v) A description of existing and proposed local improvements affecting the Property, including assessment levels;

 (vi) A copy of all relevant correspondence with all governmental entities with respect to the Real Property;

(vii) A copy of all property tax statements and assessed value notices, current insurance policies pertaining to the Property, all approvals, permits and licenses from each governmental authority having jurisdiction over the Real Property as are necessary to permit full construction, use, and occupancy of the Real Property;

(viii) A copy of all available plans and construction drawings for all buildings constructed on the Real Property;

 (ix)  A copy of all Leases and proposed Leases;

  (x) All books and records and property reports pertaining to the management and operation of the Real Property;

 (xi) Copies of all Contracts, permits, and licenses relating to the operation or management of the Property;

(xii) Certificates of Insurance maintained by the Seller with respect to the Property for the past 3 years; and

(xiii) Such other documents as Buyer may deem necessary and reasonable for its evaluation.

                           ARTICLE 11

                  REPRESENTATIONS OF PURCHASER

     11.1 Representations of Purchaser. Purchaser hereby warrants and represents to Seller that Purchaser has the full right, power, and authority to purchase the Property as provided herein and to execute, deliver, and carry out all of the provisions of this Agreement. The execution and delivery of this Agreement and any other documents required of Purchaser hereunder and the performance and observance of all of its terms, conditions, and obligations, have been or will be duly authorized by all necessary action of Purchaser.

     11.2 Obligation to Pay Leasing Commissions. Purchaser shall pay any leasing or brokerage commissions or other compensation due or accrued subsequent to the date of this Agreement with respect to leases executed by Seller after the date of this Agreement provided that Purchaser shall have approved such new lease and the amount of such commission or other compensation and Purchaser shall indemnify Seller with respect to such agreed-upon commission or other compensation.

                           ARTICLE 12

                   REPRESENTATIONS OF SELLER

     12.1 Representations of Seller. As an inducement to Purchaser to enter into this Agreement and the consummation of the transactions contemplated hereby, Seller hereby represents and warrants to and agrees with Purchaser both as of the date hereof and again as of the Closing Date, and as of all dates and times in between (except as specifically provided to the contrary herein), as set forth below. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of Robert J. Hellman, without any duty of investigation of any kind. Seller represents and warrants that the foregoing persons are the persons employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property. Seller hereby represents to Purchaser to its best knowledge that:

(a)Due Organization, etc. Seller has full right, power and authority to sell, convey, transfer, and assign the Property to Purchaser as provided herein and to execute, deliver, and carry out all of the provisions of this Agreement. The execution and delivery by Seller of this Agreement and any other documents required of Seller hereunder and the performance and observance of all of its terms, conditions, and obligations, have been or prior to the Closing Date will be duly authorized by all necessary actions of Seller. Seller is a limited partnership validly formed and duly organized and existing in good standing under the laws of California. The Agreement, and all other agreements contemplated hereby, are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy or similar laws relating to the enforcement of creditors' rights.

(b)Leases. The Leases delivered to Purchaser prior to the Closing Date are all of the Leases affecting the Real Property as of the date hereof, and, except as set forth in Exhibit C: (1) no rent has been paid more than one month in advance by any tenant; (2) all Leases are in good standing , are in full force and effect and constitute the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (3) no tenant is entitled to any defense, credit, allowance or offset against rental except as otherwise provided in the applicable lease; and (4) there are no understandings, oral or written, between the parties to the Leases which in any manner vary the obligations or rights of either party; and (5) except as indicated on the rent roll, there is no default by Seller under the Lease and to Seller's knowledge, by the tenant under the Lease.

(c)Litigation. There are no claims, causes of action or other litigation or proceedings pending or threatened with respect to the ownership or operation of the Property or any part thereof (including disputes with tenants, mortgagees, governmental authorities, utilities, contractors, adjoining landowners and suppliers of goods or services) except as set forth in Exhibit D hereto.

(d)Condemnation, Taxes, Assessments. Seller has received no notice of any existing, pending, contemplated, threatened or anticipated (i) condemnation of any part of the Real Property; (ii) widening, change of grade or limitation on use of streets abutting the Real Property; (iii) special tax or assessment to be levied against the Real Property; (iv) change in the zoning classification of the Real Property; or (v) change in the tax assessment of the Real Property which has not been disclosed to Purchaser. All real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, Seller has received no notice of any existing or proposed assessment that has or may become a line on the Property.

(e)Leasing Commissions. Except as set forth in Exhibit C, with respect to the Leases affecting the Property, Seller shall pay all leasing commissions due as of the date of final execution of this Agreement and Purchaser shall have no liability for any leasing commissions except as otherwise provided in Section 11.2 herein.

(f)Compliance with Laws. To Seller's actual knowledge, Seller has received no notice of any violations of any Legal Requirements, ordinance, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

(g)No Defaults in Other Agreements. To Seller's actual knowledge, Seller is not in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller. Seller has received no notice of any violations of its obligations under the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

(h)Employees.  Seller has no employees.

(i)Operating Statements. To Seller's actual knowledge, the financial statements delivered by Seller to Purchaser are true and correct.

(j)Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, Seller has received no notices of any violations of any licenses, permits, certificates of occupancy, or zoning ordinances in connection with the use or occupancy of the Property.

(k)Environmental Conditions. To Seller's actual knowledge, Seller has received no notices of any violations of any Environmental Requirements applicable to the Property. "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinance, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitations: all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials", chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature. "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49, U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Resource conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R.
     172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Illinois or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulations, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended: (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition, and (viii) polychlorinated biphenyls.

          (l)Seller has consulted Insignia/FC&S Commercial Group, the Property Manager, which has day to day managerial authority over the Property, regarding the Seller's representations and warranties made in Article 12 of this Agreement. Based upon this discussion, Seller has no knowledge of any additional facts or circumstances surrounding the representations and warranties contained in Article 12 that are not set forth herein.

                           ARTICLE 13

              CONDITIONS PRECEDENT AND TERMINATION

     13.1 General Viability. The obligation of Purchaser to close the transaction contemplated hereby is subject to Purchaser's review and approval, in its sole and absolute discretion, by the Preliminary Approval Date, of the following:

       (i) Matters related to the legal and economic viability of the purchase;

       (ii) Inspection of the Property;  and

       (iii) The Documents.

If Purchaser is not satisfied with any of the foregoing on or before the Preliminary Approval Date, then Purchaser may, at its option, upon giving Seller written notice thereof at any time on or before the Preliminary Approval Date, elect to terminate this Agreement, in which event the Deposit shall forthwith be returned to Purchaser, and thereupon, this Agreement shall become null and void and, except for Purchaser's obligation to deliver the Documents to Seller, neither party shall have any further rights and obligations hereunder, except as expressly provided for herein. Purchaser's failure to give Seller such notice of termination on or before the Preliminary Approval Date shall be deemed to be Purchaser's waiver of the conditions precedent set forth in this Section 13.1.

     13.2 Approval by Purchaser's Board of Directors. The obligation of Purchaser to close the transaction contemplated hereby is further subject to the approval of the transaction contemplated herein by Purchaser's Board of Directors, within fifteen (15) business days after the opening of the escrow described in Article 7.

                           ARTICLE 14

                            CLOSING

     14.1 Time and Place. The transaction contemplated hereby shall close at 9:00 A.M. on the Closing Date at the offices of the Title Insurer or on such other date, time and place as the parties may mutually agree.

     14.2 Seller's Deliveries. On the Closing Date, Seller shall deliver the following closing documents and other items:

(a)The Deed;

(b)Seller's Update Certificate in the same form and substance as attached hereto as Exhibit E;

(c)Seller's bill of sale (in the same form and substance as the bill of sale attached hereto as Exhibit F);

(d)Original executed counterparts or duplicate originals of all Contracts, Leases and Licenses;

(e)Letters to tenants under the Leases (in the same form and substance as the letter attached hereto as Exhibit G) advising that the Property has been sold to Purchaser (or as Purchaser may otherwise designate), directing payment of rental in accordance with the directions of Purchaser; and directing tenants to deliver to Purchaser within a reasonable period after the Closing Date, endorsements of any insurance policies required under the tenant's Lease, deleting the interests of Seller with regard to occurrences thereafter arising and adding the interest of Purchaser as landlord;

(f)An estoppel letter addressed to Purchaser (in the same form and substance as the letter attached hereto as Exhibit H) dated no more than 45 days prior to the Closing Date from (i) tenants occupying at least 80% of the total square footage of the Shopping Center; and (ii) each tenant of the Property occupying over 5000 square feet of space as shown in Exhibit C. Seller shall deliver a certificate to Purchaser five (5) business days before the Closing Date confirming all matters set forth in this Section with respect to all tenants from whom such estoppel letters are not required and from any tenant otherwise required to deliver an estoppel letter which Seller has not been able to obtain. If Seller is unable to deliver the signed estoppel letters described in subparagraphs (i) and (ii) above, Purchaser shall have the option of extending the Closing Date until such estoppel letters are received .

(g)All keys to the Real Property and the Tangible Personal Property;

(h)The updated Title Commitment or Owner's Policy;

(i)ALTA Statement, in duplicate;

(j)Any required documentary or transfer stamp declaration;

(k)(i) an executed FIRPTA Affidavit; or (ii) a qualifying statement from the U.S. Treasury Department that the transaction is exempt from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder ("Section 1445A").; and

(l)A computer disk containing the final version of this Agreement, and such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser to fully effect and consummate the transactions contemplated hereby.

     14.3 Purchaser's Deliveries. On the Closing Date, Purchaser shall deliver the following documents:

(a)The balance of the Purchase Price;

(b)ALTA Statement, in duplicate, and

(c)Any required documentary or transfer stamp declaration.

     14.4 Concurrent Deliveries. Seller and Purchaser shall jointly deposit in the Escrow or deliver to each other at closing the following documents:

          (a) an agreed proration statement duly executed by the respective parties;

          (b) the Assignment and Assumption of Leases and Rents in the same form and substance as attached hereto as Exhibit I; and

          ( c) the Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees in the same form and substance as attached hereto as Exhibit J .

     14.5 Concurrent Transactions. All documents or other deliveries required to be made by Purchaser or Seller at closing, and all transactions required to be consummated concurrently with closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     14.6 New York Style Closing. At the request of either party, the transaction shall be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 5.1(e) and the payment of the Purchase Price. Seller shall provide any undertaking (the "Gap Undertaking") to the Title Company necessary to the New York Style Closing. Seller and Purchaser shall each pay 50% of the charges of the Title Company for such New York Style Closing.


                           ARTICLE 15

                            DEFAULT

     15.1 Default. If this Agreement is terminated by a default of Seller, the Deposit, and all interest earned thereon, shall be promptly returned to Purchaser. In the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Purchaser shall have the right to either: (a) demand specific performance of this Agreement; or (b) demand return of the Deposit plus its reasonable, actual out of pocket expenses incurred in connection with its determination of general viability as described in Article 13 herein, as Purchaser's sole and exclusive remedy for such default, provided that Purchaser and Seller hereby agree that in the event Seller has breached this Agreement by fraud or by willful breach of a covenant contained herein, Purchaser shall also have the right to seek monetary damages, which shall be limited to Purchaser's actual out-of-pocket costs up to Fifty Thousand Dollars ($50,000) exclusive of attorneys fees and costs incurred in any action to enforce Purchaser's rights under this Agreement. In the event this Agreement is terminated by a default of Purchaser, Seller, as Seller's sole and exclusive remedy for such default, shall receive and retain the entire Deposit as full and complete liquidated damages (and not as a penalty or forfeiture). Neither Seller nor Purchaser shall avail itself of any remedy granted to it hereunder based upon an alleged default of the other party, unless and until written notice of the alleged default, in reasonable detail, has been delivered to the defaulting party by the non-defaulting party and the alleged default has not been cured on or before 5:00 P.M., Chicago time, on the third (3rd) business day next following delivery of said notice of default.

                           ARTICLE 16

                            NOTICES

     16.1 Notices. Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (iii) on the third (3rd) Business Day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

     If to Seller, to:   Robert J. Hellman
                         Investment Properties II, Inc.
                         Three World Financial Center - 29th Floor
                         New York, N.Y. 10285

     With copies to:     Mary Ellen Rosemeyer, Esq.
                         Ferraro & Rosemeyer, Ltd.
                         1616 N. Damen Ave.  Suite 100
                         Chicago, IL  60647


     If to Purchaser, to:     The Price REIT, Inc.
                              4745 North Main Street  Suite 207
                              Lisle, IL  60532
                              Attn: Daniel C. Slattery

     With copies to:          The Price REIT, Inc.
                              145 South Fairfax Avenue
                              Fourth Floor
                              Los Angeles, CA  90036
                              Attn: Jerald Friedman

                              Gibson, Dunn &  Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, CA  90071
                              Attn: William R. Lindsay, Esq.

                                   ARTICLE 17

                                     GENERAL

     17.1 Entire Agreement, Amendments and Waivers. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived, except by an instrument in writing signed by the party to be bound thereby. The waiver of any term or provision of this Agreement shall not constitute a waiver of any other term or provision of this Agreement, nor shall the right to require any enforcement of any term or provision of this Agreement be permanently waived, if a continuing breach of any such term or provision arises.

     17.2 Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to perform this Agreement and consummate and effect the transactions contemplated hereby.

     17.3 Survival and Benefit. Except for the representations and warranties contained in Sections 12.1(b) and (e), which shall survive the closing until April 30, 1998, no representations, warranties, agreements, obligations or indemnities of the parties shall survive the closing, notwithstanding any investigation made by any party hereto. In the event Purchaser makes a written claim against Seller with respect to any representation contained in Section
12.2 (b) or (e) prior to April 30 , 1998, such representation or warranty shall survive without limitation as to the date of such written claim.

     17.4 Interpretation.

(a)The headings and captions herein are inserted for convenient reference only, and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

(b)The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

(c)Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

(d)Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

(e)The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

(f)This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise, all references herein to "days" shall mean calendar days.

(h)This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(i)Time is of the essence of this Agreement.

(j)If any provision hereof or the application of any such provision to any particular person or circumstance is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof or the application of such provision to different person(s) or circumstance(s), as the case may be.

     17.5 Consents and Approvals. Whenever consents or approvals are required under the terms of this Agreement, said consents or approvals shall be in writing, and, except as otherwise expressly provided, shall not be unreasonably withheld, delayed, or conditioned.

     17.6 Tax Appeal Proceedings To the Extent Not Payable to Tenants under the Leases or Other Third Parties. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the Closing Date occurs. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction. Purchaser shall pay its pro rata share of the attorneys' fees directly related to the reduction as and when due. Seller shall continue to process any pending appeals or protests with respect to the tax fiscal year in which the Closing Date occurs, and the net Proceeds from any such proceedings, after payment of attorneys' fees, will be prorated between the parties, when received, as of the Closing Date, except for any amounts due to tenants of the Property.

     17.7 Audit Cooperation. Seller hereby agrees to cooperate with Purchaser in producing audited financial statements for the Property, at Purchaser's sole expense, for such periods as ma be reasonably requested by Purchaser. Such cooperation shall include, without limitation, the execution and delivery by Seller to Purchaser's auditors of such confirmations and letter s as such auditors may reasonably require.

     17.8 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Purchaser and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

     17.9 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither party's interest under this Agreement may be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed, or conditioned.

     17.11     Attorneys' Fees.    In the event of any action or proceeding at
law or in equity between Purchaser and Seller to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either purchaser or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the other prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation, fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and reasonable attorneys' and paralegals' and other's fees shall be included in and as a part of such judgment.

     17.12     Contract Construction.        This Agreement shall not be
construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement and the language used herein.

     IN WITNESS WHERE OF, the parties hereto have executed this Agreement as of the day and year first above written.


SELLER: WOODMARK ASSOCIATES,       PURCHASER:  THE PRICE REIT,
INC., a California limited      INC., a Maryland corporation,
partnership


By: Investment Properties II,   By: /JERALD FRIEDMAN/
Inc., a Delaware corporation,       -----------------
its sole general partner            Its: Senior Vice President

By: /ROBERT J. HELLMAN/
    -------------------
    Robert J. Hellman, President





                           EXHIBIT A

                       LEGAL DESCRIPTION





                           EXHIBIT B

                   PERMITTED TITLE EXCEPTIONS

1.  General real estate taxes for 1997 and subsequent years;

2. Operating Agreement dated January 17, 1984 and recorded January 17, 1984 as document R84-0055429, made by Festival and Federated Department Stores, Inc., as amended by documents R84-043645, R85-104311 and R94-2229784;

3. Assignment and Assumption of Operating Agreement dated November 22, 1985 and recorded November 27, 11985 as document R85-104315, to Woodmark Associates, and as amended by document R90-149737;

4. Recorded leases, assignment of leases, and rights of tenants under unrecorded leases;

5. Building lines, public utility easements, and other matters as disclosed by title or survey;

6. Reciprocal easement agreement dated February 26, 1985 and recorded March 28, 1985 as document R85-0220220, made by LaSalle National Bank, as Trustee under trust agreement dated October 3, 1983 and known as trust number 107105 and Spoons Restaurants, Inc.;

7. Terms and provisions contained in and rights and obligations created by Declaration of Easements, Covenants and Restrictions (but omitting any such covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States code or (b) relates to handicap but does not discriminate against handicapped persons), dated October 24, 1985 and recorded October 30, 1985 as document R85-094609, made by LaSalle National Ban, as Trustee under Trust Agreement dated October 3, 1983 and known as Trust Number 107105, amended by documents R85-104312 and R86-034793;

8. Terms, provisions and conditions relating to the easements described in Parcels 2, 3 and 4 of the legal description set forth in Exhibit A of this Agreement, and rights of the adjoining owner or owners to the concurrent use of the easements described therein;

9.  Acts suffered or committed by The Price REIT, Inc.




                           EXHIBIT C

                      SCHEDULE OF LEASES





                           EXHIBIT D

                       PENDING LITIGATION

     Woodgrove Nautilus v. LaSalle National Bank as Trustee under Trust No. 10705, Case No. 97 L 388 pending in DuPage County, Illinois;

     LeBeau v. Mid-America Asset Management, et al., Case No. 95 L 293,pending in Cook County, Illinois


Meyer v. LaSalle National Bank, et al. Case No.97 L 0388 pending in DuPage County, Illinois.




                                    EXHIBIT E

                               UPDATE CERTIFICATE



                                    EXHIBIT F

                                  BILL OF SALE




                                    EXHIBIT G

                                 TENANT LETTERS
                                    EXHIBIT H

                           TENANT ESTOPPEL CERTIFICATE



                                    EXHIBIT I

                  ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



                                    EXHIBIT J

               ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE
                  PERSONAL PROPERTY, WARRANTIES AND GUARANTEES







===============================================================================



                                  EXHIBIT 10.52



                  FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is dated as of this 3rd day of March, 1998, in order to modify that certain Real Estate Sale Agreement dated as of December 4, 1997, as amended by that certain First Amendment to Real Estate Sale Agreement dated as of December 30, 1997, that certain Second Amendment to Real Estate Sale Agreement dated as of January 20, 1998, that certain Third Amendment to Real Estate Sale Agreement dated as of January 27, 1998 and that certain Fourth Amendment to Real Estate Sale Agreement dated as of February 6, 1998 (collectively, the "Agreement"), each by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2, a Florida limited partnership, ("Seller") and THE PRICE REIT, INC., a Maryland corporation ("Buyer").

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.Notwithstanding Section 4(C)(i)(a) and 4(C)(i)(e) of the Agreement, only with respect to 1998 common area maintenance and real estate tax pass-throughs to the tenants of the Property, the prorations made and agreed to on the Closing Statement shall be final. In the event any amounts become due and payable to tenants with respect to such 1998 common area maintenance and real estate tax pass-throughs after Closing, Buyer hereby agrees to pay such amounts directly to such tenants and Buyer shall indemnify, defend and hold Seller, its beneficiaries and their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities (including without limitation, reasonable attorneys' fees and expenses incurred in connection therewith) arising out of or resulting from Buyer's failure to remit such amounts to such tenants in accordance with this Amendment. The parties hereto agree that the provisions of this Paragraph 1 shall survive the Closing.

2.Buyer hereby designates Price Tennessee Properties, L.P., a Tennessee limited partnership ("Price Tennessee"), as its nominee and directs that Seller name Price Tennessee as the grantee in all conveyance and other Closing documents to be delivered by Seller to Buyer at Closing. Buyer hereby acknowledges that delivery of the Property to Price Tennessee will satisfy the delivery requirements of Seller under the Agreement.

3.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     4.Except as expressly amended herein, the Agreement is in full force and affect.


IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment as of the day and year first written above.


FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

By: First Capital Financial Corporation,
a Florida corporation,
its sole general partner

     By: /NORMAN FIELD/
    --------------
     Name: Norman Field
Its: Vice President


THE PRICE REIT, INC., a Maryland corporation

By: /JERALD FRIEDMAN/
    -----------------
Name: Jerald Friedman
Its: Senior Executive Vice President





                 FOURTH AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is dated as of this 6th day of February, 1998, in order to modify that certain Real Estate Sale Agreement dated as of December 4, 1997, as amended by that certain First Amendment to Real Estate Sale Agreement dated as of December 30, 1997, that certain Second Amendment to Real Estate Sale Agreement dated as of January 20, 1998 and that certain Third Amendment to Real Estate Agreement dated as of January 27, 1998 (collectively, the "Agreement"), each by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2, a Florida limited partnership, ("Seller") and THE PRICE REIT, INC., a Maryland corporation ("Buyer").

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.Section 2 of the Agreement shall be revised to delete "Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000.00)" and to insert in lieu thereof "Eigh t Million One Hundred Twenty-Eight Thousand Dollars ($8,128,000.00)". In the event that the Closing does not occur on or before February 11, 1998, the Purchase Price shall increase by an amount equal to $1,113.42 per day for each day from February 12, 1998 through the Closing Date.

2.Sections 2.C, 4.B.(i)(d) and 4.B.(ii) (b), Exhibit C-3 and Schedule 1 of the Agreement are all hereby deleted in their entirety.

3.The Closing contemplated by Section 4.A. of the Agreement shall occur on or before March 17, 1998.

4.Seller shall prepare (coordinating with Escrowee as necessary) a proforma closing statement contemplating a Closing of February 18, 1998. Seller shall deliver a copy of same to Buyer on or before February 10, 1998 together with a certified copy of a current rent roll for the Property. Seller and Buyer shall coordinate to approve such proforma closing statement, as it may thereafter be adjusted, on or before the Closing Date.

5.Seller acknowledges that certain tenant(s) are owed reimbursement of certain common area maintenance overpayments made by such tenant(s) over the last three
(3) years. Seller agrees to cause such overpayments to be remitted to such tenant(s) on or before June 30, 1998 and to concurrently provide Buyer with a copy of such remittance and the related correspondence. Seller agrees that it shall not dissolve prior to the date on which the disbursement required by this
Section 5 shall have been made.

6.Seller represents and warrants to Buyer that the leasing commissions payable with respect to the Mariner Lease do not exceed Nine Thousand Seven Hundred Forty-Five and 60/100 Dollars ($9,745.60). Buyer hereby agrees to pay for such leasing commissions and the cost of the HVAC installation contemplated by the Mariner Lease. In the event Seller pays any such costs or commissions prior to Closing, Seller shall receive a credit from Buyer for such amounts at Closing to be reflected on the closing statement. Buyer acknowledges that the tenant under the Mariner Lease may be entitled to reduce certain amounts owing under the Mariner Lease as "Minimum Rent" and "Tenant's Proportionate Share of Landlord's Operating Costs" (as such terms are defined therein) pursuant to Section 9.7 thereof, and in the event any such reductions apply to the period of time prior to Closing, then Seller shall receive a credit from Buyer for such amounts at Closing (on a pro rata basis, if necessary) to be reflected on the closing statement.

7.On or before February 10, 1998, Buyer agrees to deposit with Escrowee an additional amount of Two Hundred and Fifty Thousand Dollars ($250,000.00). Such sum shall be deemed to be Earnest Money held by the Escrowee pursuant to Section 2.A of the Agreement. In the event that Buyer fails to make such deposit, such amount shall nonetheless be deemed to be Earnest Money and shall be recoverable from Buyer in accordance with Section 7 of the Agreement.

8.If the Closing has not occurred on or before February 27, 1998, Buyer agrees to deposit with Escrowee an additional amount of Five Hundred Thousand Dollars ($500,000.00) on February 27, 1998. Such sum shall be deemed to be Earnest Money held by the Escrowee pursuant to Section 2.A of the Agreement. In the event that Buyer fails to make such deposit, such amount shall nonetheless be deemed to be Earnest Money and shall be recoverable from Buyer in accordance with Section 7 of the Agreement. Notwithstanding anything in this Section 8 to the contrary, in the event Buyer delivers written notice to Seller prior to February 27, 1998 that it cannot close on or before February 27, 1998 ("Buyer's Notice"), then (i) Seller shall be entitled to the full amount of the Earnest Money held by Escrowee (plus any undeposited amount required pursuant to Section 7 of this Amendment), (ii) in such case Buyer and Seller agree that a copy of this Amendment and the Buyer's Notice shall serve as the only written notice necessary for Escrowee to release such funds to Seller and (iii) the Agreement shall be terminated without any additional action required by Seller and Buyer and unless expressly provided in the Agreement to the contrary, neither of the parties hereto shall have any further obligations pursuant to the Agreement.

9.Buyer and Seller agree and acknowledge that the deposits set forth in Section 7 and, provided no Buyer's Notice has been delivered to Seller pursuant to
Section 8, in Section 8 of this Amendment are covenants which must be performed by Buyer and if such covenants are not performed as set forth herein, such nonperformance shall be a default under the Agreement and shall entitle Seller to immediately terminate the Agreement and receive and retain the Earnest Money then held by Escrowee and to recover any unpaid balance(s) not so deposited, provided Seller does not refuse to consummate the sale of the Property as provided in the Agreement.

10.In the first sentence of Section 8.B. of the Agreement, "sixty-four (64)" shall be deleted and replaced by "one hundred and three (103)".

11.Buyer and Seller acknowledge that the Review Period as defined in Section 8A of the Agreement expired on February 6, 1998. Buyer hereby waives any current objection to title and/or survey. If any additional exceptions to title arise before Closing, Buyer and Seller agree to proceed pursuant to Section 3.C of the Agreement.

12.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     13.Except as expressly amended herein, the Agreement is in full force and affect.


IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment as of the day and year first written above.


FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

By: First Capital Financial Corporation,
a Florida corporation,
its sole general partner

     By: /NORMAN FIELD/
         --------------
Name: Norman Field
Its: Vice President


THE PRICE REIT, INC., a Maryland corporation

By: /JERALD FRIEDMAN/
    -----------------
Name: Jerald Friedman
Its: Senior Executive Vice President




                  THIRD AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is dated as of this 27th day of January, 1998, in order to modify that certain Real Estate Sale Agreement dated as of December 4, 1997, as amended by that certain First Amendment to Real Estate Sale Agreement dated as of December 30, 1997 and that certain Second Amendment to Real Estate Sale Agreement dated as of January 20, 1998 (collectively, the "Agreement"), each by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2, a Florida limited partnership, ("Seller") and THE PRICE REIT, INC., a Maryland corporation ("Buyer").

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.The "Review Period" as defined in Section 8A of the Agreement is hereby extended and shall now expire at 5:00 p.m. Los Angeles time on February 6, 1998.

2.In the first sentence of Section 8.B of the Agreement, "fifty-four (54)" shall be deleted and replaced by "sixty-four (64)".

3.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     4.Except as expressly amended herein, the Agreement is in full force and affect.


IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment as of the day and year first written above.


FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

By:  First Capital Financial Corporation,
     a Florida corporation,
its sole general partner

By: /IRA CHAPLIK/
    -------------
Name: Ira Chaplik
Its: Authorized Representative/Agent


THE PRICE REIT, INC., a Maryland corporation

By: /JERALD FRIEDMAN/
    -----------------
Name: Jerald Friedman
Its: Senior Executive V.P.




                 SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is dated as of this 20th day of January, 1998, in order to modify that certain Real Estate Sale Agreement dated as of December 4, 1997, as amended by that certain First Amendment to Real Estate Sale Agreement dated as of December 30, 1997 (collectively, the "Agreement"), each by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2, a Florida limited partnership, ("Seller") and THE PRICE REIT, INC., a Maryland corporation ("Buyer").

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.The "Review Period" as defined in Section 8A of the Agreement is hereby extended and shall now expire at 5:00 p.m. Los Angeles time on January 27, 1998.

2.In the first sentence of Section 8.B of the Agreement, "forty-seven (47)" shall be deleted and replaced by "fifty-four (54)".

3.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     4.Except as expressly amended herein, the Agreement is in full force and affect.


IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment as of the day and year first written above.


"SELLER"

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

By: First Capital Financial Corporation,
a Florida corporation,
its sole general partner

By: /NORMAN FIELD/
         --------------
Name: Norman Field
Its: Vice President


"BUYER"

THE PRICE REIT, INC., a Maryland corporation

By: /DANIEL C. SLATTERY/
    --------------------
Name: Daniel C. Slattery
Its: Vice President - Development




                  FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is dated as of this 30th day of December, 1997, in order to modify that certain Real Estate Sale Agreement ("Agreement") dated as of December 4, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2, a Florida limited partnership, ("Seller") and THE PRICE REIT, INC., a Maryland corporation ("Buyer").

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.The "Review Period" as defined in Section 8A of the Agreement is hereby extended and shall now expire at 5:00 p.m. Los Angeles time on January 20, 1998.

2.In the first sentence of Section 8.B of the Agreement, "thirty (30)" shall be deleted and replaced by "forty-seven (47)".

3.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     4.Except as expressly amended herein, the Agreement is in full force and affect.


IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment as of the day and year first written above.


"SELLER"

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2, a Florida limited partnership

By: First Capital Financial Corporation,
a Florida corporation,
its sole general partner
By: /MICHAEL GAST/
    --------------
Name: Michael Gast
Its: AVP


"BUYER"

THE PRICE REIT, INC., a Maryland corporation

By: /JERALD FRIEDMAN/
    -----------------
Name: Jerald Friedman
Its: Senior Executive V.P.





                           REAL ESTATE SALE AGREEMENT

THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the 4th day of December, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2 ("Seller"), a Florida limited partnership, with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and THE PRICE REIT, INC. ("Purchaser"), a Maryland corporation, with an office at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036.

                                    RECITALS

A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of Nashville, County of Davidson, State of Tennessee, which parcel is more particularly described in attached Exhibit A, and upon which is located a shopping center commonly known as "Marketplace at Rivergate".

B.Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.PURCHASE AND SALE

Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with:

(i)all buildings and improvements owned by Seller and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto;

(ii)Seller's right, title and interest in and to the leases (the "Leases") affecting the Property or any part thereof;

(iii)the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty set forth on Exhibit I attached hereto (collectively, the "Tangible Personal Property");

(iv)all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (the "Service Contracts");

(v)all right, title and interest of Seller, if any, and to the extent assignable and in Seller's possession, under any architectural and engineering drawings, renderings, and specifications pertaining to the Real Estate and the buildings and improvements currently located thereon; and

          (vi)all right, title and interest of Seller, if any, and to the extent assignable, in any license, permits, warranties pertaining exclusively to the Real Estate and the buildings and improvements currently located thereon;

all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined). Items (i) through (vi) above, together with the Real Property, are collectively referred to in this Agreement as the "Property". All of the foregoing expressly excludes (1) all property owned by tenants or other users or occupants of the Property, and (2) all rights with respect to any refund of taxes applicable to any period prior to the "Closing Date" (as defined herein).

2.PURCHASE PRICE

The purchase price to be paid by Purchaser to Seller for the Property is Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

A.Earnest Money.

(i)Upon execution of this Agreement by Purchaser, Purchaser shall deliver to Chicago Title and Trust Company ("Escrowee"), 414 Union Street, Suite 1800, Nashville, Tennessee (Attention: Joe Pitt), initial earnest money (the "Initial Earnest Money") in the sum of One Hundred Thousand Dollars ($100,000.00). The Initial Earnest Money, together with any interest earned thereon, net of investment costs, is referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested in a federally-insured, interest bearing account, as Purchaser so directs. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

(ii)If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller, such delivery to constitute liquidated damages to Seller, and, except for Seller's indemnification rights set forth in Sections 6 and 8(A) below, to preclude the exercise of any other rights and remedies of Seller due to such a default whether pursuant to this Agreement or at law or in equity. If the transaction fails to close due to a default on the part of Seller, the Earnest Money shall be delivered by Escrowee to Purchaser, and Purchaser shall have the remedy provided for in Section 7(A) below.

B.Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

C.Sprint / Mariner Health Lease.Notwithstanding anything to the contrary contained in this Agreement, if within four (4) months after the Closing, Purchaser, as landlord thereunder, enters into a lease for the approximately 2,960 square feet of vacant space at the Property (the "Vacant Space") with either Sprint Spectrum L.P. ("Sprint") or Mariner Health ("MH") (either such lease being referred to as the "Sprint/MH Lease"), on terms and conditions no less favorable than as set forth on Schedule 1 attached hereto and in accordance with item 1 on Exhibit "C-3" attached hereto, then Purchaser shall pay to Seller an additional amount (the "Incremental Purchase Price") equal to (i) Fifty Thousand Dollars ($50,000.00) if the term of the Sprint/MH Lease is at least three (3) years, (ii) One Hundred Thousand Dollars ($100,000.00) if the term of the Sprint/MH Lease is at least four (4) years, and (iii) One Hundred Fifty Thousand Dollars ($150,000.00) if the term of the Sprint/MH Lease is at least five (5) years. The term of the Sprint/MH Lease, for purposes of determining the amount of Incremental Purchase Price, shall be deemed to commence on the rent commencement date and terminate on the termination date set forth in the Sprint/MH Lease without respect to any option periods. The Incremental Purchase Price shall be paid to Seller, by wire transferred current federal funds, no later than ten (10) business days following the later of (i) Purchaser's execution of the Sprint/MH Lease, or (ii) the execution of the Sprint/MH Lease by Sprint or MH, as the case may be. It is expressly understood and agreed that Seller shall not be obligated to obtain the agreement of Sprint, MH or any other party to lease and/or sublease the Vacant Space prior to or after Closing and if Seller enters into negotiations with Sprint, MH and/or any other party with respect to the Vacant Space, Seller may terminate any such negotiations at any time, without notice or liability to Purchaser.

     3.EVIDENCE OF TITLE

          A.Title Commitment.Seller shall, within twenty (20) days after the date of this Agreement, obtain and cause to be delivered to Purchaser a current (that is, effective within thirty (30) days prior to the date of this Agreement) commitment for an ALTA Owner's Title Insurance Policy (the "Title Commitment"), in the amount of the Purchase Price, issued by Chicago Title Insurance Company (the "Title Insurer"). At Closing, the conveyance of the Property to Purchaser shall be made subject only to those exceptions to title which are more fully described on attached Exhibit B and exceptions to title which become Permitted Exceptions pursuant to this Section 3 (collectively, the "Permitted Exceptions").

B.Survey.Seller shall, within twenty (20) days after the date of this Agreement, deliver to Purchaser a survey (the "Survey") of the Real Property certified to the Title Insurer and Purchaser, and prepared by a surveyor licensed in the State of Tennessee in accordance with the Minimum Standard Requirements for Land Title Surveys (as jointly established and adopted in 1992 by the American Land Title Association and American Congress on Surveying and Mapping) for an "Urban ALTA/ACSM Land Title Survey" (as defined therein), and certified as being prepared after the date hereof. Seller shall also request the surveyor to provide a copy of the Survey on a "CADD disk" to be delivered to Purchaser at Closing.

C.Review of Title Commitment and Survey.If the Title Commitment or Survey disclose exceptions to title other than those Permitted Exceptions which are noted on attached Exhibit B, then Purchaser shall have until the expiration of the "Review Period" (as defined in Section 8(A) below) within which to notify Seller of any such exceptions to title to which Purchaser objects. If any additional exceptions to title arise between the date of the Title Commitment, the Survey and the Closing, Purchaser shall have five (5) days after its receipt of notice of same within which to notify Seller of any such exceptions to title to which Purchaser objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title, Seller shall have until Closing (but in any event at least fifteen [15] days after it receives notice of Purchaser's objection(s)) to remove such exceptions to title by waiver or endorsement by the Title Insurer. If Seller fails to remove any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title (in which event, all such exceptions to title shall be deemed "Permitted Exceptions").

4.CLOSING

A.Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the fifth (5th) day following the expiration of the Review Period, at the Nashville, Tennessee, office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

B.Closing Documents.

(i)Seller. At Closing, Seller shall execute and deliver to Purchaser the following:

(a)a special warranty deed (the "Deed"), subject to Permitted Exceptions, and in form acceptable to the Title Insurer;

(b)a "special" or "limited" warranty bill of sale sufficient to transfer to Purchaser title to the Tangible Personal Property and expressly disclaiming any warranties other than as to title as aforesaid;

(c)a letter advising each tenant under the Leases, and each provider of services under the Service Contracts, of the change in ownership of the Property in the forms attached hereto as Exhibit "C-1" and Exhibit "C-2", respectively;

          (d)a counterpart of the master lease agreement (the "Master Lease Agreement"), in the form prescribed in Exhibit "C-3" attached hereto;

(e)a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-4";

(f)an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

          (g)evidence of the termination of Seller's management contract for the Property with The Rubin Organization, Inc. ("Manager"), effective as of the Closing; and

(h)a counterpart of the closing statement ("Closing Statement") setting forth the prorations and adjustments to the Purchase Price as required by
          Section 4(C) below.

   (ii)Purchaser. At Closing, Purchaser shall execute and deliver or cause to be delivered to Seller:

(a)the funds required pursuant to Section 2(B) above;

          (b)a counterpart of the Master Lease Agreement, in the form prescribed in Exhibit "C-3"; and

(c)a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-4"; and

(d)a counterpart of the Closing Statement.

C.Closing Prorations and Adjustments.

(i)The following items are to be prorated or adjusted (as appropriate) as of the close of business on the day before the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date. Notwithstanding the foregoing, if, due to late deposit of funds by or on behalf of Purchaser, Seller does not receive the net sale proceeds in time to invest such proceeds on the Closing Date, then Purchaser shall pay to Seller interest on the net sales proceeds for such day at a per annum rate equal to six percent (6%).

(a)real estate and personal property taxes and assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available);

(b)the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for twelve
          (12) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. With respect to percentage or overage rent (to the extent not set forth on said schedule of past due amounts), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports received from tenants relative thereto, including, without limitation,
          (i) all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing, and (ii) sales reports of any tenants whose lease year expires after the Closing. The proration for percentage or overage rent to be made by any tenant shall be made in accordance with such tenant's Lease existing as of the Closing and Purchaser shall promptly pay to Seller a prorata portion of such rents, based upon apportionment being made as of the Closing Date, promptly after the date when such rents are received from the applicable tenant;

(c)[Intentionally Deleted.]

(d)the amount of security deposits paid under the Leases;

(e)water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

(f)amounts due and prepayments under the Service Contracts;

(g)assignable license and permit fees; and

(h)other similar items of income and expenses of operation.

(ii)Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants (referred to herein as "Tenant Reimbursements") for real estate taxes and assessments, merchant association dues, insurance, utilities, water and sewer charges and other common area and operating expenses (collectively, "Tenant Reimbursable Expenses") as of the Closing to the extent not in excess of the actual amount of such Tenant Reimbursable Expenses paid by Seller for the period prior to the Closing Date, and following the Closing and upon Purchaser's completion of the reconciliation of such amounts with tenants for 1997, then:

                    (x)in the event that the amount of Tenant Reimbursements collected by Seller for 1997 is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Purchaser shall (1) to the extent such amounts have already been collected by Purchaser from the tenants, promptly remit such amounts to Seller but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing, and (2) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six
          (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller;

                    (y)in the event that the amount of Tenant Reimbursements collected by Seller for 1997 exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Seller shall remit such excess amounts directly to the particular tenants entitled thereto on or before ninety (90) days after Closing, with copies of all correspondence to tenants with respect to such remittances submitted concurrently to Purchaser; provided, that, to the extent that any such excess amounts are otherwise payable by tenants owing past due rents payable to Seller, Seller may offset the amounts due such tenants against past due rents owing to Seller and remitting the remaining amounts to such tenants; and

          (z)this Section 4(C)(ii) shall survive the Closing contemplated hereby.


(iii)Notwithstanding anything to the contrary contained in this Section 4, Seller reserves the right (i) to meet with governmental officials and to contest any reassessment governing or affecting Seller's obligations under Section 4(C)(i) above and (ii) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, provided that Purchaser shall disburse to any tenant not in default under its Lease a portion of such refund as may be due that tenant under its Lease. The remainder of the refund, if any, shall be prorated between Purchaser and Seller as of the proration date provided in
Section 4(C) after deducting therefrom the cost and expenses reasonably incurred in pursuing the appeal and not charged to tenants.

(iv)[Intentionally Deleted.]

(v)For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. If any item of income or expense set forth in this Section 4(C) is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available. Any such reproration shall be paid promptly in cash to the party entitled thereto, but in no event shall it be paid later than fifteen (15) months after the Closing Date. The terms of this
Section 4(C), to the extent they call for adjustments, prorations or payments after Closing, shall survive the Closing.

D.Transaction Costs.

Seller and Purchaser shall each pay one-half (1/2) of the cost of: (1) the Survey, (2) the base premium for the owner's title insurance policy (but excluding endorsements), (3) all transfer taxes and documentary stamps owed in connection with the delivery and recordation of the Deed, and (4) the escrow charges, if any. Seller shall pay for the cost of recording the release(s) of Seller's existing mortgage financing. Purchaser shall pay the cost of any endorsements to the owner's title insurance policy and any lender's title insurance policy and the cost of recording the deed. Seller and Purchaser shall each, however, be responsible for the fees of their respective attorneys.

E.Possession.

Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to Permitted Exceptions and such other matters as are permitted by or pursuant to this Agreement.

5.CASUALTY LOSS AND CONDEMNATION

If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If the reasonably estimated cost to repair or restore the Property as a result of such condemnation or casualty exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) (a "Material Loss"), Purchaser shall have the option to terminate this Agreement by giving notice to Seller within fifteen (15) days of Seller's request that the option be exercised. If the condemnation, destruction or damage does not result in a Material Loss, or if Purchaser fails to terminate this Agreement following a Material Loss as provided herein, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing, allow Purchaser a credit against the Purchase Price in an amount equal to any applicable deductibles and shall also execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement as a result of a Material Loss, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except as otherwise provided for in Section 6 and 8(A) below.

6.BROKERAGE

Seller agrees to pay upon Closing (but not otherwise) the brokerage commission due to Ben Carter & Associates (the "Broker") for services rendered in connection with the sale and purchase of the Property, such commission to be calculated pursuant to the terms of a separate agreement between Seller and Broker. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The obligations of Purchaser and Seller shall survive the Closing or other termination of this Agreement.

7.DEFAULT AND REMEDIES

A.Seller's Failure.

(i)Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement and such failure is not as a result of a failure of Purchaser hereunder, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (1) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in Section 6 above and
Section 7(A)(ii) below, or (2) upon notice to Seller not less than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of Seller's obligation to execute and deliver the conveyance documents required of it under this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause
(1) above.

(ii)In the event that Seller's failure to perform as provided in Section 7(A)(i) above is the result of an intentional, willful and bad faith breach of this Agreement by Seller and Purchaser elects to proceed under clause (1) of Section 7(A)(i) above, then, in addition to the return of the Earnest Money, Seller shall remit to Purchaser the actual, out of pocket costs and expenses incurred by Purchaser to negotiate this Agreement, and to investigate and evaluate the Property in accordance with Section 8(A) above, provided that any such reimbursement shall not in the aggregate exceed Thirty Two Thousand Five Hundred Dollars ($32,500.00) (such reimbursement being referred to herein as the "Cost Reimbursement"). In the event Seller is obligated to pay Purchaser the Cost Reimbursement, then such amount shall be remitted by Seller to Purchaser within ten (10) business days following Purchaser's request for the Cost Reimbursement, provided that such request is accompanied by appropriate documentation of Purchaser's eligible costs and expenses.

B.If Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money may be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy, other than the indemnification rights of Seller that survive as provided in Sections 6 and 8(A). Purchaser and Seller acknowledge and agree that (1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine;
(3) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (4) the Earnest Money shall be and constitute valid liquidated damages.

C.After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential, exemplary, punitive or special damages.

8.CONDITION PRECEDENT

A.Inspection Period.Subject to the indemnification obligations set forth in the following paragraph, Purchaser shall have until 5:00 p.m. (Los Angeles, California time) on the thirtieth (30th) day after the date hereof within which to inspect the Property (the "Review Period"). During the Review Period, Purchaser shall be entitled to review copies of (i) the Leases, (ii) the most recent real estate tax statements with respect to the Property, (iii) the most recent sewer and water bills with respect to the Property, (iv) the Service Contracts, (v) bills for electricity and for fuel used to operate the heating and air conditioning systems controlled by Seller at the Property covering the previous twelve (12) months, (vi) correspondence between tenants and Seller (as landlord), (vii) billings to tenants for Tenant Reimbursables and invoices for Tenant Reimbursable Expenses, (viii) any plans for the buildings located on the Property, (ix) any licenses or permits issued to Seller in connection with the ownership and operation of the Property, and (x) any other information relating exclusively to the Property or the tenants reasonably requested by Purchaser, all to the extent in Seller's possession or control. If Purchaser determines that the Property is unsuitable for its purposes and notifies Seller of such decision within the Review Period, the Earnest Money shall be immediately returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination. Purchaser's failure to object within the Review Period shall be deemed a waiver by Purchaser of the condition contained in this Section 8(A).

Purchaser's right of inspection pursuant to this Section 8(A) shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller, which will not be unreasonably withheld or delayed, provided that Seller shall have the right to be present for all such tenant interviews. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall restore the Property to its condition existing prior to its entry thereon, and shall indemnify, defend and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under this Agreement, including, without limitation, its right of inspection as provided for in this Section 8(A). The terms of this Section 8(A) shall survive the termination of this Agreement and the Closing for a period of nine (9) months.

B.Estoppel Certificates. As a condition of Closing, Purchaser shall have received estoppel certificates ("Estoppel Certificates"), dated no more than thirty (30) days prior to Closing, from (i) each tenant occupying more than 10,000 rentable square feet of the Property, and (ii) other tenants occupying not less than seventy percent (70%) of the remaining rentable space leased as of the date of Closing pursuant to valid and existing Leases, and in the form and content as set forth herein (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The Estoppel Certificates shall be in the form of Exhibit "D" attached hereto (the "Form Tenant Estoppel Certificate"), provided that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B) if (i) the Estoppel Certificate contains the qualification by the tenant of any statement as being subject to materiality or to the best of its knowledge, or as being subject to any similar qualification,
(ii) the Estoppel Certificate is otherwise in a form permitted under the applicable Lease, (iii) any tenant with national operations delivers an Estoppel Certificate in the standard form typically issued by such tenant, and (iv) the Estoppel Certificate contains any allegations by the tenant under the Lease as a result of physical deficiencies at the Property which have been identified in the due diligence reports which have been submitted to Seller by Purchaser prior to the date of this Agreement with respect to roof and structural deficiencies of the Property (all such modifications being referred to as "Permitted Estoppel Modifications").

In addition to the foregoing, for any tenant that has not returned an Estoppel Certificate or has returned an Estoppel Certificate that does not contain all of the information set forth in the Form Tenant Estoppel Certificate, Seller shall be obligated at Closing to deliver to Purchaser a "Landlord Certificate" for any such tenant in the form of Exhibit "J" attached hereto or, with respect to a tenant whose Estoppel Certificate did not contain all of the information set forth in the Form Tenant Estoppel Certificate, a "Landlord Certificate" in the form of Exhibit "J" attached hereto containing statements from Seller only as to those items not included in the Estoppel Certificate delivered by the tenant. Notwithstanding the foregoing, Seller shall not be required to deliver a portion of a Landlord Certificate to the extent that any information set forth in such Landlord Certificate contradicts any statement made by a tenant in an Estoppel Certificate. Seller's liability under any Landlord Certificate shall terminate upon the sooner of: (i) the termination or amendment of the applicable Lease (provided such termination is not the direct result of a default or alleged default of the Lease pursuant to a landlord-tenant controversy), (ii) when Purchaser subsequently obtains an Estoppel Certificate for the applicable tenant in the form required hereunder and/or setting forth the information missing from the original Estoppel Certificate delivered by such tenant, or (iii) the nine
(9) month anniversary of the Closing. If after Closing, Purchaser discovers that any statement contained in any Landlord Certificate is materially incorrect, Purchaser's sole and exclusive remedy against Seller shall be actual, compensatory damages with respect to all such inaccuracies contained in any Landlord Certificates subject, however, to the limitations of Section 10(M) below. The Tenant Certificates and Landlord Certificates shall confirm, subject to the terms of the Leases, that the tenancies of the applicable tenants are in substantial conformity with the terms of their Leases, and that, to tenant's knowledge or to "Seller's Actual Knowledge" (as hereinafter defined), as the case may be, no event of default exists which would entitle tenant to terminate its Lease.

In the event that (i) Seller is unable to provide to Purchaser the Required Estoppel Certificates on or before Closing, or (ii) if any Estoppel Certificate or Landlord Estoppel Certificate is not in conformity with Exhibits "D" and "J" hereof (subject to Permitted Estoppel Modification) in any material respect any such Estoppel Certificate being referred to as a "Deficient Estoppel"), then Purchaser shall elect on or before the Closing:

          (a)not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination, or

          (b)elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Purchaser shall be deemed to have waived the condition contained in this Section 8(B), and Seller's representations and warranties in Section 9 below shall be deemed to be modified by any information or disclosures contained in such Estoppel Certificate.

C.Accuracy of Seller's Representations and Warranties. As a condition to Purchaser's obligation to close hereunder, each of Seller's representations and warranties set forth in Section 9 below shall be true and correct as of the date hereof and as of Closing, as modified by any "Pre-Closing Disclosures" (as defined in Section 9(B) below). Notwithstanding the foregoing, if Seller makes any Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of (i) the Closing, or (ii) the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

9.SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

A.Subject to Section 9(C) below, Seller represents and warrants to Purchaser that, as of the date of this Agreement:

(i)Authorization to Own and Convey Property.Seller is authorized to own and convey title to land in the State in which the Property is located.

(ii)Organization and Authority.Seller is a limited partnership duly organized and in good standing under the laws of the State of Florida. Seller has the power and authority under (i) Seller's Agreement of Limited Partnership, and
(ii) the Articles of Incorporation and Bylaws of Seller's sole general partner (the instruments described in (i) and (ii) above being referred to as "Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained. Upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Seller. Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

(iii)No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents, or any other agreements to which Seller is bound, except for any consents which may be required in connection with the assignment and assumption of the Service Contracts (which consents Seller shall not be obligated to obtain), or (ii) to "Seller's Actual Knowledge" (as hereinafter defined), violate or conflict with any law or governmental regulation or permit applicable to Seller or the Property.

(iv)Service Contracts.There are no service, maintenance or supply contracts affecting the Property except as listed in Exhibit "E" attached to this Agreement and except for any Permitted Exceptions that constitute or might be deemed to constitute Service Contracts. Seller has paid all amounts currently due and payable under the Service Contracts. Except as set forth in Exhibit "E", each of the Service Contracts is valid and binding and Seller has not received nor issued any written notice which remains outstanding as of the date hereof regarding the material breach of or material default under any such Service Contract by Seller or any other party thereto.

(v)Leases. Attached hereto as Exhibit "F" is a rent roll for the Property setting forth name of each tenant under each of the Leases affecting the Property as of the date hereof, the space occupied by each tenant, the monthly base rent and additional rent payable pursuant to each tenant's Lease, and the approximate square footage demised under the particular Lease. No security deposits have been paid to Seller by or on behalf of any of the tenants except as set forth in Exhibit "F".

(vi)Notices. Except as listed on Exhibit "G" attached to this Agreement, Seller has not received from any governmental authority written notice of any material violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters), or the lack of any required permit or license (or violation thereunder), which notice has not been cured or is still outstanding.

(vii)Condemnation. Seller has not received from any governmental authority any written notice of any pending action or action to be filed to take or condemn the Property or any part thereof, and to "Seller's Actual Knowledge" (as hereinafter defined), no such condemnation action is pending or has been filed.

(viii)Litigation. Except as set forth on Exhibit "H" attached hereto, Seller has not been served with any litigation which is still pending with respect to its ownership or operation of the Property, and to "Seller's Actual Knowledge" (as hereinafter defined), no such litigation is pending against Seller with respect to its ownership or operation of the Property.

(ix)Tangible Personal Property. Seller owns all of the Tangible Personal Property free and clear of any conditional bills of sale, chattel mortgages, leases, security agreements or financing statements or other liens or security interests of any kind (collectively "Liens"), except for Liens which will be released as of the Closing.

(x)Taxes.All real property taxes assessed against the Property, and all personal property taxes assessed against the Tangible Personal Property, have been paid in full, except for those taxes accrued for the current tax year which are not yet due and payable without interest or penalty.

(xi)Employees.Seller has no employees who are employed at the Property.

(xii)Leasing Commissions. Except as set forth in the Leases, the landlord under the Leases shall not be obligated to pay, after Closing, any fee or commission to any broker or finder with respect to any previously exercised or unexercised renewal, expansion or termination right under the Leases.

(xiii)Notices of Default under Leases. Except as set forth on Exhibit "K" attached hereto, Seller has not received any written notice from any tenant under the Leases of a material default of Seller under the Leases that has not been cured prior to the date of this Agreement.

(xiv)Environmental Violations. To "Seller's Actual Knowledge", there have been no releases of hazardous materials at the Property which would result in any liability pursuant to any federal, state, or local environmental or health and safety law or regulation, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

As used herein, the term "Seller's Actual Knowledge" shall mean and be limited to the actual (and not constructive) current knowledge of Andrew Levin and George Touras, Assistant Vice President and Executive Vice President, respectively, of Equity Properties and Development Limited Partnership. It is expressly understood and agreed that neither Andrew Levin nor George Touras shall have any personal liability or obligation whatsoever with respect to this Agreement and/or the representations and warranties set forth herein.

B.As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9(A)(ii) through Section 9(A)(iv), and
Section 9(A)(vi) through Sections 9(A)(xiv) above, except that the representations shall be updated to reflect the provisions of any Estoppel Certificates and Landlord Certificates and shall be updated by delivering written notice to Purchaser in order to reflect any other fact, matter or circumstance which Seller's representatives become aware of that would make any of Seller's representations or warranties contained herein untrue or incorrect in any material respect (any such disclosure being referred to as a "Pre-Closing Disclosure"). Notwithstanding the foregoing, the obligation to update the representations and warranties as provided herein shall not relieve Seller from liability (if any) under any other provision of this Agreement. Purchaser shall have two (2) business days following receipt of any Pre-Closing Disclosure to elect to terminate this Agreement or proceed to Closing. If Purchaser elects to terminate this Agreement, then the Escrowee shall promptly return the Earnest Money to Purchaser and this Agreement shall terminate, except as provided in Sections 6 and 8(A) above.

C.The representations and warranties set forth in Section 9(A)(i) and Section 9(A)(v) shall not survive the Closing. The remaining representations and warranties set forth in Section 9(A), subject to modifications thereto as a result of any Pre-Closing Disclosure, and the covenants of Seller set forth in
Section 9(D) below, shall survive the Closing, but only for a period of nine (9) months thereafter, and not otherwise. Notwithstanding the foregoing, if prior to the expiration of such nine (9) month period, (i) Seller shall have received written notification from Purchaser of a claim of a breach of a representation or warranty hereunder specifying in reasonable detail the basis of any such claim, (ii) Purchaser shall have filed a suit against Seller in a court of competent jurisdiction for a claim to enforce Purchaser's rights under this Agreement with respect to such breach, and (iii) such claim shall not have been finally resolved or disposed of within such nine (9) month period, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation. Except as provided for in Sections 4(C)(iv), 6, 8(A), and this Section 9(C), the obligations of the parties under this Agreement shall not survive the Closing or any termination of this Agreement.

D.Between the date of this Agreement and Closing (or earlier termination of this Agreement), Seller hereby covenants and agrees with Purchaser that:

(i)Seller shall not remove any item of Tangible Personal Property except as may be required for repair or replacement or to retire and replace obsolete property.

(ii)Seller shall keep all existing insurance for the Property (or coverage substantially equivalent thereto) in full force and effect.

     (iii)From and after the date hereof, Seller shall only enter into a New Lease (as defined in Section 4(C)(i)(c) above) or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts (collectively, "New Agreements") with Purchaser's consent, which may be consent withheld at Purchaser's sole discretion.

(iv)Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, but in no event shall Seller be obligated to make any capital repairs, replacements or improvements.

10.MISCELLANEOUS

A.All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

B.Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser, except to an entity which is owned and controlled by Purchaser (a "Purchaser Permitted Assignee"). Seller may assign or otherwise transfer its interest under this Agreement to any affiliated or related entity which acquires the Property (a "Seller Permitted Assignee"). As used in this Agreement, the term "Seller" and "Purchaser" shall be deemed to include any Seller Permitted Assignee or Purchaser Permitted Assignee, as the case may be. Upon any such transfer by Seller to a Seller Permitted Transferree, or by Purchaser to a Purchaser Permitted Transferree, such original Seller or Purchaser, as the case may be, shall remain liable for (and shall not be released from) the obligations and liabilities of Seller or Purchaser, as the case may be, under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

C.This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

D.Time is of the essence of this Agreement.

 E.This Agreement shall be governed and interpreted in accordance with the laws of the State of Tennessee.

F.All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:


1.If to Seller:

c/o Equity Properties and Development Limited Partnership
Two North Riverside Plaza
Suite 1000
Chicago, Illinois  60606
Attention: Andrew Levin

With a copy to:

Rosenberg & Liebentritt, P.C.
Suite 1600
Two North Riverside Plaza
Chicago, Illinois  60606
Attention: Ira Chaplik

2.If to Purchaser:

The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention: Jerald Friedman

and

The Price REIT, Inc.
4745 North Main Street
Suite 207
Lisle, Illinois 60532
Attention: Daniel C. Slattery

With a copy to:

Gibson, Dunn & Crutcher, LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: William R. Lindsay, Esq.

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

G.EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF SELLER'S PARTNERS, SHAREHOLDERS, BENEFICIARIES, AFFILIATES, ADVISORS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ACCOUNTANTS, MANAGERS, BROKERS, ATTORNEYS, OR ASSIGNS (SUCH PARTIES BEING REFERRED TO AS "SELLER'S AFFILIATES") IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND NEITHER SELLER NOR ANY OF SELLER'S AFFILIATES IS LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER OR SELLER'S AFFILIATES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

I.In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury.

J.Except as may be required by law, and without the prior written consent of the other party hereto, unless the Closing occurs, neither Seller nor Purchaser shall disclose to any third party (including, but not limited to, any press release, publicity, or advertising promotion) the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith, except for any disclosures required to be made by law.

K.If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, (i) return to Seller all information and materials provided by Seller to Purchaser relating to the Property, and (ii) deliver to Seller a copy of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, provided that Purchaser makes no representation or warranty with regard to materials so delivered. Notwithstanding any other provision contained herein, compliance with the provisions of this Section 10(K) shall constitute a condition to return of the Earnest Money to Purchaser.

L.Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

M.After Closing, Seller shall not be liable to Purchaser in respect of obligations under this Agreement, or under any agreement or instrument delivered by Seller pursuant to this Agreement, which survive Closing for any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, Purchaser hereby waiving any and all claims it may have to such recoveries in excess of the foregoing amounts. The foregoing limitations shall not apply to reprorations made pursuant to Section 4(C)(ii) above.

N.[Intentionally Deleted.]

O.This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

P.Neither party shall record this Agreement or a memorandum thereof.

Q. Seller hereby agrees to reasonably cooperate with Purchaser, at Purchaser's sole cost and expense, in producing audited financial statements for the Property for such periods as may be requested by Purchaser. Such cooperation shall include the delivery by Seller to Purchaser's auditors of such financial information relating exclusively to the to Property as may exist in Seller's possession as such auditors may reasonably require, provided that Seller makes no representation or warranty as to the accuracy or completeness of any such information. This provision shall survive the Closing contemplated hereby.

R.Except as specifically provided for in this Agreement, the rights, obligations, representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

S.Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

T.Should Purchaser elect to acquire the Property pursuant to a Section 1031 or other qualified exchange, Seller hereby agrees to cooperate with Purchaser with respect to such exchange, provided that Seller shall not be required to incur additional expense or liability with respect thereto.


[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]


IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


SELLER:PURCHASER:

FIRST CAPITAL INSTITUTIONAL THE PRICE REIT, INC., a
REAL ESTATE, LTD. - 2, Maryland corporation
a Florida limited partnership
       By: /JOSEPH K. KORNWASSER/
By:    First Capital Financial     ----------------------
Corporation, a Florida corporation, Name: Joseph K. Kornwasser
its sole general partner            Its: President/CEO

   By: /NORMAN FIELD/
       --------------
   Its: Vice President - Finance







                                    EXHIBITS

A Legal Description
B Permitted Exceptions
C-1Notice to Tenants
C-2Notice to Providers under Service Contracts
C-3Master Lease Agreement
C-4Assignment and Assumption of Leases, Service Contracts and Security Deposits DForm Tenant Estoppel Certificate
EService Contracts
FRent Roll
GNotices of Violations
HLitigation
ITangible Personal Property
JForm Seller Estoppel Certificate
KNotices from Tenant of Landlord Defaults

                                    SCHEDULES

1 Terms of Sprint/MH Lease




                                    EXHIBIT A

                                LEGAL DESCRIPTION

A tract of land in the Tenth Civil District of Davidson County, Tennessee, and being more particularly described as follows:

BEGINNING at an iron pin in the southeasterly right-of-way line of Gallatin Road (U.S. 31-E) (being a 148.70' right-of-way), said point being a distance of
411.80 feet northeasterly of the northeast right-of-way line of Twin Hill Drive (formerly Liberty Lane) extended (being a 50' right-of-way); thence, along said southeasterly right-of-way line of Gallatin Road North 47 degree 45' 30" East, a distance of 728.35 feet to an iron pin at the northwesterly corner of the W. D. Tidwell et ux property, as of record in Deed Book 3308, page 336, Register's Office of Davidson County, Tennessee; thence, along the westerly line of said Tidwell property South 39 degree 46' 51" East, a distance of 620.54 feet to an iron pin; thence, South 47 degree 45' 30" West, a distance of 1014.31 feet to a point set in bluff; thence, North 42 degree 14' 30" West, a distance of 619.97 feet to the POINT OF BEGINNING, containing an area of 10.177 acres, more or less.

Being part of the same property conveyed to Nashville Marketplace Co., a Tennessee general partnership, of record in Book 6219, Page 162, Register's Office of Davidson County, Tennessee, and being the property described as Lot No. 2 on the revised plan of Rivergate Marketplace Shopping Complex, as of record in Plat Book 6250, Page 104, in said Register's Office.

TOGETHER WITH, (a) all easements and rights benefiting the foregoing property as shown on plats recorded in Plat Book 6520, Pages 48, 102, and 514, Register's Office of Davidson County, and (b) all right, title and interest of the owner of the foregoing property in and to certain contiguous property, as created by that certain Reciprocal Easement and Development Agreement recorded in Book 6344, Page 518, in said Register's Office, as revised by that certain Revised Reciprocal Easement and Development Agreement recorded in Book 6713, Page 520, in said Register's Office, with all of said right, title and interest being in, over and across Tract 2 (Easement Parcel) as described herein.

TRACT 2 (EASEMENT PARCEL)

Land in Davidson County, Tennessee, being Tract No. 1 on the Plan of Rivergate Marketplace Shopping Complex of record in Book 6250, page 48, Register's Office for Davidson County, Tennessee.

Being the same property conveyed to Homeowners Warehouse, Inc., a Florida Corporation, of record in Book 6344, page 515, Register's Office of Davidson County, Tennessee.





                                    EXHIBIT B

                              PERMITTED EXCEPTIONS


1.Acts of Purchaser, and those claiming by, through and under Purchaser.

2.General and special taxes and assessments not yet delinquent.

3.Rights of tenants under the Leases, and those claiming by, through and under said tenants.

4.Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5.Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6.Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Property.

7.A Reciprocal Easement and Development Agreement of record in Book 6344, Page
     518, said Register's Office. Revised Reciprocal Easement and Development Agreement of record in Book 6713, page 520, said Register's Office of Davidson County, Tennessee.

8.Easements, building setback lines, utilities and restrictions shown on plat recorded in Plat Book 6250 Page 514, said Register's Office.

9.Easement, dated August 27, 1985, by and between Nashville Marketplace Co., and
     Homeowners Warehouse, Inc., filed for record May 29, 1986, and recorded at Deed Book 6870, pages 812 through 820, Davidson County, Tennessee records.

10.Easements, building setback lines, utilities and restrictions shown on plat recorded in Plat Book 6250, Page 104, said Register's office.

11.Sanitary sewer and storm drainage easement recorded in Book 6360, Page 182, said Register's office.





                                   EXHIBIT C-1

                                NOTICE TO TENANTS


___________, 1997






Re:Sale of ___________________ Shopping Center
_________, _____________ (the "Property")

Dear Tenant:

This is to notify you that the Property has been sold to
_________________________
and that ____________________________ has been retained by the new owner as managing agent of the building.

Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:
_______________________________________________________________.

Very truly yours,

____________________________
as agent for Seller


By:______________________________

Its:______________________________





                                   EXHIBIT C-2

                     NOTICE TO PARTIES TO SERVICE CONTRACTS


______________, 1997



Re:Sale of ___________________ Shopping Center
_________, _____________ (the "Property")

Dear Service Provider:

This is to notify you that the Property has been sold to _______________________ ("Purchaser"). Purchaser has assumed all of the obligations of the undersigned under the service contracts accruing after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the service contract.

Very truly yours,

__________________________
as agent for Seller


By:____________________________

It:_____________________________






                                   EXHIBIT C-3

                             MASTER LEASE AGREEMENT



The Master Lease Agreement, to be prepared during the period between execution of this Agreement and Closing, shall provide that Seller will lease the Vacant Space for a period of two (2) years following the Closing, on the following terms and conditions:

Approximate Square Footage:2,960
Base Rent:$11.00 per square foot
CAM / Taxes:$1.75 per square foot
Holdback:A portion of the Purchase Price, equal to Seventy Five Thousand Four
                         Hundred Eighty Dollars ($75,480.00), shall be withheld from the Purchase Price and deposited into escrow with the Escrowee, to be disbursed monthly to Purchaser to pay Base Rent and CAM/Taxes under the Master Lease Agreement, subject to return of all or a portion of the Holdback to Seller as provided below.

1.If within four (4) months after Closing, Seller obtains the agreement of Sprint or MH to a lease on terms and conditions no less favorable to Seller than as set forth on Schedule 1 of the Agreement, then (i) Purchaser shall be obligated to enter into a lease with Sprint or MH on such terms and conditions, (ii) the Master Lease shall terminate as of the date of such new lease with Sprint or MH, as the case may be, (iii) Purchaser shall pay to Seller the applicable Incremental Purchase Price set forth in Section 2 of the Agreement, and (iv) the remainder of the Holdback shall be returned to Seller after adjusting the same so that Seller pays the Base Rent and CAM/Taxes due under the Master Lease for the period prior to the first payment of such Base Rent and CAM/Taxes by Sprint or MH, as the case may be, under the Sprint/MH Lease.

2.Additionally, if at any time during the term of the Master Lease, Seller obtains the agreement of Sprint, MH or another tenant reasonably acceptable to Purchaser to lease the Vacant Space on terms and conditions no less favorable to Purchaser than as follows, then (i) Purchaser shall be obligated to enter into a lease with Sprint, MH or such other tenant on such terms and conditions, (ii) the Master Lease shall terminate as of the date of such new lease with Sprint, MH or such other tenant, and (iii) the remainder of the Holdback shall be returned to Seller after adjusting the same so that Seller pays the Base Rent and CAM/Taxes due under the Master Lease for the period prior to the first payment of such Base Rent and CAM/Taxes by Sprin, MH, or such other tenant, as the case may be, under the Sprint/MH Lease:
:

     Approximate Square Footage:2,960
     Base Rent:$11.00 per square foot (provided, however, that if the Base Rent payable under the lease is between $10.00 and $11.00 per square foot, Purchaser shall be obligated to enter into such lease and a portion of the Holdback equal to the difference between the Base Rent payable under the new lease and $11.00 per square foot shall be paid to Purchaser for the entire two year term)
     CAM / Taxes:$1.75 per square foot
     Term:Remainder of term of Master Lease Agreement
Lease Commissions:not more than $0 payable by The Price REIT, Inc.
Tenant Improvement Allowance:not more than $0 payable by The Price REIT, Inc. Other Terms and Conditions:The new lease shall be either (i) in the form of
                              Purchaser's existing lease with Sprint at Commack, New York, if the tenant is Sprint, or (ii) in form acceptable to Purchaser, which approval will not be unreasonably withheld or delayed by Purchaser.

3.If the term of the proposed new lease shall exceed the remainder of the term of the Master Lease Agreement, Purchaser shall have the right to approve of such new lease in its sole discretion.




                                   EXHIBIT C-4

            ASSIGNMENT AND ASSUMPTION OF LEASES, SERVICES CONTRACTS,
                        SECURITY DEPOSITS AND INTANGIBLES

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________________ ("Assignor") hereby assigns to ____________________________ ("Assignee") with an office and place of business at ______________________________, all of Assignor's right, title and interest as of the date hereof in and to (1) the leases ("Leases") and security deposits ("Security Deposits") described in Exhibit B attached hereto relating to certain real property known as ________________________ located in ___________,
______________ and more particularly described in Exhibit A attached hereto (the "Land"); (2) the service contracts set forth on Exhibit C attached hereto ("Service Contracts"), (3) any license, permits, warranties pertaining exclusively to the Land and the buildings and improvements currently located thereon.

Assignee hereby accepts such assignment and hereby assumes and agree to be bound by and to perform, as of the date hereof, the Assignor's obligations, covenants and agreements under each of the Leases and Service Contracts arising on or after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when, and as required by the terms of the Leases or otherwise by law.

This Assignment and Assumption may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption effective as of this ____ day of ____________, 1997.


ASSIGNOR:

__________________________________


By:_______________________
Its:____________________


ASSIGNEE:
__________________________________


By:_______________________
Its:____________________






                                    EXHIBIT D

                        FORM TENANT ESTOPPEL CERTIFICATE


____________________________
c/o Equity Properties and Development Limited Partnership
Two North Riverside Plaza
Suite 1000
Chicago, Illinois  60606
Attn: Andrew Levin


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention:  Jerald Friedman




Re: _______________________("Tenant")


Ladies and Gentlemen:

At the request of _______________________________, a __________________
("Landlord"), made in connection with the proposed sale of the __________________ Shopping Center, ________________________________ (the
"Property") and Landlord's interest in the "Lease" (as hereinafter defined) to _______________________________ ("Purchaser"), Tenant hereby certifies to
Landlord and Purchaser as follows:

1.Tenant is the lessee under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___ (collectively, the
     "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

2.The Lease is attached hereto as Exhibit "A" hereto, and sets forth the entire agreement between Landlord and Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3.The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199_ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199_.

4.Landlord is not in default under the Lease.

5.The expiration date of the Lease is ____________________, 19___.

6.The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

7.There is no prepaid rent, except $ _____________, which represents rent payable through ___________, 199_.

8.Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
     _____________________________.

9.The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10.Tenant has accepted the Premises and [has commenced payment of full rent]
     [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire lessee's interest in the Lease.

11.All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord.

12.Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property, to expand the Premises or to renew the Lease, except:
     _____________________________. [describe any unexercised or previously exercised expansion or renewal options, or rights of first refusal or state "none", if none exist]

13.This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of Landlord, Purchaser and their successors and assigns.

14.The individual executing this Certificate on behalf of Tenant is duly authorized to execute this Certificate.


Very truly yours,


______________________, Tenant



By:_____________________________________
___________________, Title

Date: ____________________, 1997






                                    EXHIBIT E

                                SERVICE CONTRACTS



Contract               Contract
Vendor                 Service          Begin      Termination
-----------------------------------------------------------------
Superior Lawn         Landscaping       1/1/97       12/31/97
 Service

Superior Lawn         Janitorial        1/1/97       12/31/97
 Service

Light Incorporated    parking light   10/14/89       10/13/98
maintenance.

ADT Security          Fire alarm      10/24/91        9/30/98
 System                monitoring



Vendor            Monthly feesTermination
-----------------------------
Superior Lawn          $  453.17       30 day permissible
 Service

Superior Lawn          $1,048.33       30 day permissible
 Service

Light Incorporated     $  244.40       50% of remaining
                                       payments if terminated

ADT Security           $  146.67       40% of remaining
                                       Payments if terminated






                                    EXHIBIT F

                                    RENT ROLL





                                    EXHIBIT G

                              NOTICES OF VIOLATIONS

                                      NONE.






                                    EXHIBIT H

                                   LITIGATION

                                      NONE.





                                    EXHIBIT I

                           TANGIBLE PERSONAL PROPERTY

                                      NONE.





                                    EXHIBIT J

                        FORM SELLER ESTOPPEL CERTIFICATE


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention:  Jerald Friedman

Re: _______________________("Tenant")

Ladies and Gentlemen:


Reference is herein made to that certain Real Estate Sale Agreement (the "Agreement") dated ______________, 1997 by and between First Capital Institutional Real Estate, Ltd. - 2, a Florida limited partnership ("Seller"), as seller, and The Price REIT, Inc., a Maryland corporation, as purchaser ("Purchaser"), for the purchase and sale of the property known as Marketplace at Rivergate, in Nashville, Tennessee, as more particularly described in the Agreement (the "Property"). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement. Pursuant to
Section 8(B) of the Agreement, Seller hereby represents and warrants to Purchaser, to "Seller's Actual Knowledge" (as defined in the Agreement) as follows:

1.Tenant is the lessee under a lease with Seller, as landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
     (collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

2.The Lease is attached hereto as Exhibit "A" hereto, and sets forth the entire agreement between Seller, as Landlord, and Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3.The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199_ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199_.

4.Except as provided in Section ___ of the Agreement or in Schedule I attached hereto, Seller has not received written notice from the Tenant of any material default by Seller under the Lease which has not been cured as of the date of this certificate ("Certificate").

5.The expiration date of the Lease is ____________________, 19___.

6.The amount of the security deposit currently held by Seller, as Landlord under the Lease, is $ _______________.

7.There is no prepaid rent, except $ _____________, which represents rent payable through ___________, 199_.

8.Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
     _____________________________.

9.The Tenant has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10.Tenant has accepted the Premises and [has commenced payment of full rent]
     [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire lessee's interest in the Lease.

11.All work required to be performed by Seller, as landlord under the Lease, as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Seller, as landlord thereunder.

12.Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property, to expand the Premises or to renew the Lease, except:
     _____________________________. [describe unexercised or previously exercised expansion or renewal options or rights of first refusal, or state "none", if none exist]

13.Seller, as landlord under the Lease, is not in default of its obligations under the Lease.

14.This Certificate is executed by Seller solely for the benefit of Purchaser and no third party (other than a "Purchaser Permitted Assignee" [as defined in the Agreement] provided that such Purchaser Permitted Assignee shall have executed and delivered to Seller at or prior to Closing an agreement assuming all of the obligations of Purchaser under the Agreement in accordance with Section 10(B) of the Agreement) shall have the benefit of any of the provisions of this Certificate, nor is this Certificate made with the intent that any person other than Purchaser (and such Purchaser Permitted Assignee) rely thereon.

This Certificate is delivered to Purchaser in connection with and subject to the terms, provisions and limitations of the Agreement, including, without limitation, Sections 9(C) and 10(M) thereof.

IN WITNESS WHEREOF, Seller has executed this Certificate as of this ____ day of ____________, 1997.




                                    EXHIBIT K

                    NOTICES FROM TENANT OF LANDLORD DEFAULTS

                                      NONE.






                                   SCHEDULE 1

Terms of Sprint/MH Lease

Tenant:Either Sprint Spectrum L.P. or Mariner Health

Approximate Square Footage:2,960

Base Rent:$11.00 per square foot

CAM / Taxes:$1.75 per square foot

Lease Commissions:not more than $0 to The Price REIT, Inc.

Tenant Improvement Allowance:not more than $0 to The Price REIT, Inc.

Other Terms and Conditions:There shall be no offset or termination rights.  The remaining terms and conditions shall be subject to Purchaser's approval, which will not be unreasonably withheld.







===============================================================================


                                  EXHIBIT 10.53


                                ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") is entered into as of the         day
of March, 1998, by and among Vista Ridge Plaza, Ltd., a Texas limited partnership ("Seller"), Price/Baybrook, Ltd., a Texas limited partnership ("Buyer"), and Weststar Title Company ("Agent").

                              W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that Purchase and Sale Agreement and Escrow Instructions dated as of December 17, 1997, as amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of January 30, 1998, (the "First Amendment") as further amended by that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions (the "Second Amendment") dated as of the 16th day of February, 1998, and as further amended by that certain Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of the 27th day of February 1998 (the "Third Amendment") (collectively, as amended, the "Contract") with respect to certain properties located in Lewisville, Texas more particularly described in said Contract;

WHEREAS, pursuant to a lease dated March 12, 1996, as amended (the "HomePlace Lease") between HomePlace Stores, Inc. ("HomePlace") and Vista Ridge Plaza, Ltd., HomePlace has leased approximately 53,895 square feet of space (the "HomePlace Space") in Vista I;

WHEREAS, on January 5, 1998, HomePlace filed for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101, et. seq. (the "Code") in the United States Bankruptcy Court for the District of Delaware, Case No. 98-8; and

WHEREAS, in connection with such bankruptcy filing and pursuant to the terms of the Third Amendment, a portion of the sales price of the Property is being withheld and is to be held and disbursed by Agent in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, Buyer, and Seller covenant and agree as follows:

                                   ARTICLE I.

1.1.Establishment of Escrow. Pursuant to the terms of the Contract, Buyer and Seller hereby deposit the sum of $1,800,000.00 (the "Escrowed Funds") in escrow with Agent to be held and disbursed in accordance with the terms of this Agreement.

1.2.Receipt of Escrowed Funds. Agent hereby acknowledges receipt of the Escrowed Funds and agrees to hold and disburse the same in strict accordance with the provisions of this Agreement.

1.3.Interest. The Escrowed Funds shall be held by Agent in an interest bearing account with NationsBank of Texas, N.A. Agent shall use its reasonable efforts to obtain the maximum lawful rate of interest from time to time available for funds of a similar nature held by Agent. After Closing and prior to any Rejection (as hereinafter defined), any interest earned on the Escrowed Funds shall be remitted monthly to Seller. After any Rejection, interest will remain part of the Escrowed Funds to be disbursed in accordance with Section 2.3 below.

1.4Defined Terms. "Rejection" means a rejection of the HomePlace Lease pursuant to ?365 of the Code, as evidenced by an order of the court approving such rejection entered on the docket. "Assumption" means an assumption of the HomePlace Lease pursuant to 365 of the Code, as evidenced by an order of the court approving such assumption entered on the docket.

                                   ARTICLE II

Agent agrees to disburse the Escrowed Funds and any accrued interest thereon, as follows:

2.1.Disbursements Prior to Assumption or Rejection of HomePlace Lease. In the event that before the Assumption or Rejection, HomePlace fails to pay when due any rent under the HomePlace Lease after the Vista I Property Closing, Buyer shall have the right to draw upon the Escrowed Funds for such unpaid rent in accordance with Section 2.4 of this Agreement. In the event any such previously unpaid rent (for which Buyer has obtained a draw out of the Escrowed Funds) is subsequently paid by HomePlace, such amount shall then be promptly remitted to Agent and shall become part of the Escrowed Funds.

2II.2.Disbursements Upon Assumption of HomePlace Lease. In the event of an Assumption, then portions of the Escrowed Funds shall be released by Agent as follows:

(i)If HomePlace assumes the HomePlace Lease without any reduction in the rental or the primary term set forth in the HomePlace Lease, then the entire remaining balance of the Escrowed Funds plus any interest balance will be remitted to Seller in accordance with Section 2.4 of this Agreement.

(ii)If HomePlace assumes the HomePlace Lease, but HomePlace obtains an amendment to the HomePlace Lease which provides for a reduction in rental from that rental amount stated in the HomePlace Lease and such reduction continues for a period in excess of five (5) years, then Seller shall be entitled to an amount equal to: (i) the then remaining balance of Escrowed Funds, minus (ii) an amount equal to (1) the average annual reduction in rental under the HomePlace Lease divided by (2) .105, which amount shall be disbursed in accordance with Section 2.4 of this Agreement. The balance of the Escrowed Funds shall then be released to Buyer.

(iii)If HomePlace assumes the HomePlace Lease but has obtained an amendment to the HomePlace Lease which provides for a reduction in rental which only occurs during the first five (5) years after the Assumption, then Seller shall be entitled to an amount equal to: (1) the then remaining balance of Escrowed Funds, minus (2) the aggregate rental reduction over the first five (5) years after the Assumption of the HomePlace Lease, minus (3) any other monetary concessions granted to HomePlace pursuant to the amendment to the HomePlace Lease in connection with such Assumption, which amount shall be disbursed in accordance with Section 2.4 of this Agreement. The balance of the Escrowed Funds shall then be released to Buyer.

2.3.Disbursements Upon Rejection of HomePlace Lease; Re-Lease of HomePlace Space. In the event of a Rejection, then Buyer may re-lease the HomePlace Space pursuant to the terms of the Third Amendment. In the event of such re-leasing, the following provisions shall be applicable to the Escrowed Funds:

(i)Disbursements Pending Re-Lease of HomePlace Space. Until the HomePlace space is re-leased, Buyer shall have the right to withdraw, on a monthly basis, in accordance with Section 2.4 of this Agreement, a portion of the Escrowed Funds equal to the rent which would have been paid by HomePlace pursuant to the terms of the HomePlace Lease had it not been rejected. Agent shall continue to disburse to Seller accrued interest, on a monthly basis on the 5th day of each month, out of the Escrowed Funds.

(ii)Re-Leasing at Same or Increased Aggregate Annual Rent. If, on or prior to the date that is 18 months after Rejection, Seller is able to re-lease the HomePlace Space at or above the average aggregate annual rental which would have been paid under the HomePlace Lease and if such lease or leases meet the Leasing Guidelines described in the Third Amendment, then Seller shall have the right to receive:

 (y) the then remaining Escrowed Funds (after any reimbursement pursuant to Section 2.3(iv) below) within ten (10) days after such new tenant has taken occupancy and commenced paying rent, plus

 (z) from Buyer (and not from the Escrowed Funds) if, and only if the average annual rental under such new lease or leases is greater than the average annual rental under the HomePlace Lease (for the primary term) a cash amount from Buyer equal to the lesser of:

(a) the costs of tenant improvements, commissions, and legal fees and other costs of re-leasing the HomePlace Space, as reasonably approved by Buyer, or

(b)  an amount equal to (1) the difference between the average annual rental provided for under the HomePlace Lease (for the primary term) and the average annual rental under such new lease or leases, divided by (2) .105.

Any disbursement from the Escrowed Funds to be made pursuant to this Section 2.3(ii) shall be made in accordance with Section 2.4 of this Agreement.

 (iii)Re-leasing at Lower Aggregate Annual Rent. If, on or prior to the date that is 18 months after Rejection, Seller is unable to re-lease the HomePlace Space (with leases meeting the Leasing Guidelines described in the Third Amendment) at an average rental equal to or above the average aggregate rental which would have been paid under the HomePlace Lease, then Seller shall have the right to receive an amount equal to:

(1) the then remaining Escrowed Funds, minus

(2) an amount equal to (x) the difference between (I) the average annual rental under all new leases of the HomePlace Space meeting the Leasing Guidelines described in the Third Amendment, and (II) the average annual rental provided for under the HomePlace Lease for the first ten (10) years from the commencement date in such lease divided by (y) .105.

Buyer shall have the right to receive out of the Escrowed Funds the amount calculated pursuant to item (2) in the preceding sentence in addition to any sums received in accordance with Section 2.3(i) above. Seller shall be entitled to receive reimbursement under Section 2.3(iv) below only to the extent there would be Escrowed Funds remaining after deducting item (2) above from item (1), calculated as if no further leases were executed with respect to the HomePlace Space. Any disbursement from the Escrowed Funds to be made pursuant to this
Section 2.3(iii) shall be made in accordance with Section 2.4 of this Agreement.

(iv) Payment and Recovery of Certain Tenant Improvement Costs. During the eighteen (18) month period following Rejection, Seller shall be responsible for, and shall pay, all tenant improvements, commissions, legal fees and other costs of re-leasing the HomePlace Space incurred by Seller with respect to leases actually executed pursuant to the Leasing Guidelines. Seller may recover such tenant improvements, commissions, legal fees and other costs of re-leasing as they are incurred by Seller pursuant to the approved Leasing Guidelines, but only in the circumstances and manner described in this Section 2.3(iv). Because the applicability of Section 2.3(iii) cannot be determined until the date (the "Determination Date") that is earlier to occur of (x) the expiration of 18 months after Rejection, and (y) the satisfaction of the condition precedent to the operation of Section 2.3(iii), Buyer and Seller agree that Seller shall be entitled to reimbursement from the Escrowed Funds under this Section 2.3(iv) prior to the Determination Date only for the costs of tenant improvements, which reimbursements shall be limited to the lesser of (1) $10.00 per rentable square foot leased, or (2) fifty percent (50%) of the amount otherwise payable to Seller under Section 2.3(iii) (assuming no further leases were thereafter executed with respect to the HomePlace Space prior to 18 months after Rejection). Upon the Determination Date:

(1) if Section 2.3(ii) is applicable, then Seller shall be entitled to reimbursement from the Escrowed Funds (without duplication of any amounts theretofore disbursed pursuant to this Section 2.3(iv)) for all tenant improvements, commissions, legal fees and other costs of re-leasing the HomePlace Space incurred by Seller with respect to leases actually executed pursuant to the Leasing Guidelines, and

(2) if Section 2.3(iii) is applicable, then Seller shall be entitled to reimbursement from the Escrowed Funds (without duplication of any amounts theretofore disbursed pursuant to this Section 2.3(iv)) for all tenant improvements, commissions, legal fees and other costs of re-leasing the HomePlace Space incurred by Seller with respect to leases actually executed pursuant to the Leasing Guidelines, subject to the limitation on such reimbursement set forth in Section 2.3(iii).

(v)No Re-Lease of HomePlace Space. In the event that the HomePlace Space is not re-leased within eighteen (18) months after Rejection, then the then existing balance of the Escrowed Funds shall be remitted to Buyer in accordance with
Section 2.4 of this Agreement, and Seller shall have no further claims with respect to the HomePlace Lease or this Agreement.

(vi)Rent Paid by HomePlace. In connection with a Rejection, any sums paid by HomePlace with respect to rents accruing prior to Closing shall be promptly remitted to Seller, and any sums paid by HomePlace with respect to rents accruing after Closing for which Buyer has obtained a draw out of the Escrowed Funds shall be promptly remitted to Agent and shall become a part of the Escrowed Funds.

(vii)"Average aggregate annual rent", or similar terms as used in this Section
2.3 shall be calculated in the following manner: base rents shall be averaged over the first five (5) years of the primary term of the HomePlace Lease and shall be calculated without any additions thereto for escalation clauses or percentage rents. Any expense item which is payable by a new tenant but not payable by HomePlace under the HomePlace Lease shall be added to base rent in an equitable manner to be agreed to by Buyer and Seller in good faith. Any expense item which is payable by HomePlace under the HomePlace Lease and which is not payable by a new tenant shall be deducted from base rent in an equitable manner to be agreed to by Buyer and Seller in good faith.

2.4.Disbursement from Escrowed Funds. Each request for a disbursement from the Escrowed Funds shall be evidenced by a written request (a "Disbursement Request") from Buyer to Seller or Seller to Buyer, as the case may be, with a copy to Agent, specifying the amount of the requested disbursement, calculated as provided in the applicable sections of this Agreement (Sections 2.1, 2.2, and 2.3), as well as the following information:

(a)pursuant to Section 2.1 hereof, a certificate executed by the requesting party stating that rent has not been paid in accordance with the provisions of the HomePlace Lease, including a statement of the amount of the unpaid rent;

(b)pursuant to Section 2.2(i) hereof, evidence of the Assumption in the form of an order (the "Order") from the bankruptcy court, and a certificate executed by the requesting party stating that the rental owed under the HomePlace Lease has not been reduced;

(c) pursuant to Section 2.2(ii) or (iii) hereof, a copy of the Order evidencing the Assumption, and a copy of the amendment to the HomePlace lease setting forth the amount and the effective dates of the rental reduction;

(d)pursuant to Section 2.3(i) hereof, a copy of the Order evidencing the Rejection, and a certificate executed by the requesting party stating the amount of rent which would have otherwise been due the requesting party had the HomePlace lease not been rejected;

(e)pursuant to Section 2.3(ii) hereof, a copy of the Order evidencing the Rejection, a copy of the new lease or leases of the HomePlace Space, and invoices or other evidence of payment of any tenant improvements, commissions, legal fees, and other costs incurred in connection with the releasing of the HomePlace Space -- if the Disbursement Request is for the remaining Escrowed Funds pursuant to Section 2.3(ii)(y), the requesting party shall also provide evidence that the new tenant or tenants in the HomePlace Space has occupied all or a portion of the HomePlace Space and has commenced paying rent;

(f)pursuant to Section 2.3(iii) hereof, a copy of the Order evidencing the Rejection, a copy of the new lease or leases of the HomePlace Space, and invoices or other evidence of payment of any tenant improvements, commissions, legal fees, and other costs incurred in connection with the releasing of the HomePlace Space;

(g)pursuant to Section 2.3(v) hereof, a copy of the Order evidencing the Rejection, and a certificate executed by the requesting party that the no portion of the HomePlace Space has been released within 18 months following the Rejection.

Upon receipt of a Disbursement Request, the recipient of the Disbursement Request shall promptly review same, and, upon confirmation that the information contained in the Disbursement Request is accurate, shall provide to Agent, with a copy to the sender of the Disbursement Request, a certificate authorizing Agent to pay the requested disbursement amount out of the Escrowed Fund (the "Disbursement Approval Certificate"). If, within five (5) business days after receipt of a Disbursement Request, either party fails to either (i) disapprove, in a writing delivered to the requesting party, with a copy to Agent, such Disbursement Request (which disapproval notice shall set forth the reasons therefor), or (ii) approve (which approval shall not be unreasonably withheld) such Disbursement Request by delivering to Agent (with a copy to the other party) the Disbursement Approval Certificate, then such Disbursement Request shall be deemed to be approved. Agent shall disburse to Buyer or Seller, as the case may be, the amounts requested by the Disbursement Request within five (5) days following receipt of either (i) the Disbursement Approval Certificate, or
(ii) a sworn certificate executed by a duly authorized officer of Buyer or Seller, with a copy to the other party, stating that such party has failed to either approve or disapprove the subject Disbursement Request, as required by this Section 2.4 of this Agreement, within five (5) business days following receipt of such Disbursement Request (the "Disbursement Deemed Approval Certificate"), except that Agent shall not make such disbursement if Agent has previously received a copy of a notice, in compliance with this Section 2.4, by which Buyer or Seller, as the case may be, has previously disapproved the subject Disbursement Request. Agent's sole responsibility in connection with the disbursement of the Escrowed Funds pursuant to this Section 2.4 is to disburse the amounts shown on the Disbursement Request in compliance with the immediately preceding sentence, and it is expressly agreed that Agent shall have no responsibility whatever to determine the accuracy of the Disbursement Request, the Disbursement Approval Certificate, the Disbursement Deemed Approval Certificate or any disapproval notice.

2.5.Final Disbursement. This Agreement shall terminate on the earlier to occur of (i) date the Escrowed Funds are reduced to zero, or (ii) twenty-four (24) months following the Rejection. Agent shall have no responsibility for making any determination as to what portion of the Escrowed Funds should be released but shall be entitled to rely solely upon the written notices furnished to Agent.

2.6.Agent's Fees and Expenses. In consideration of the services to be performed by Agent hereunder, Agent shall be paid a fee of Five Hundred and No/100 Dollars ($500.00), which fee shall be payable one-half (?) by Seller and one-half (?) by Buyer upon the execution hereof. In no event shall Agent's fee be paid out of the Escrowed Funds.

2.7.Liabilities of Agent. Agent shall be liable only to hold the Escrowed Funds received herewith and to deliver same to persons or entities named herein in accordance with the provisions of this Agreement and any amendments hereto, it being expressly understood that by acceptance hereof Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses, or expenses, unless same shall be caused by its gross negligence or willful malfeasance. Agent shall not be bound, except as provided herein, in any way by any other contract or agreement between Buyer and Seller whether it has knowledge of any such contract or agreement or of its terms or conditions.

2.8.Modification and Termination. This Agreement shall not be modified, revoked, released, or terminated, except in a writing executed by Buyer and Seller, and delivered to Agent.

2.9.Resignation of Agent. Should, at any time, any attempt be made to materially modify this Agreement in a manner that would increase the duties and responsibilities of Agent, Agent may resign by notifying the parties hereto in writing, by certified mail to their respective addresses set forth below which resignation shall be effective upon the earlier of (a) the acceptance by a successor Agent as escrow agent as shall be appointed by such parties, or (b) thirty (30) days following the date upon which notice was mailed.

2.10.Disagreement. Should any controversy arise between the parties with respect to this Agreement or with respect to the right to receive any portion of the Escrowed Funds, Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, or Agent may, in either of such events, refuse to take any action to deliver or dispose of the Escrowed Funds until it has been served with a judgment properly instructing Agent as to the disposition of such Escrowed Funds. Agent may act upon and dispose of the Escrowed Funds, as provided in any such judgment, even though it is a party to the suit. Should a bill of interpleader be instituted and Agent becomes involved in litigation in any manner whatsoever on account of this Agreement, the parties hereto agree that the non-prevailing party (either Buyer or Seller, as determined by the court) shall pay Agent's reasonable attorneys' fees incurred and any other reasonable disbursements, expenses, losses, costs, and damages in connection with or arising from such litigation. Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which would or might involve it in any cost, expense, loss, or liability, unless security and indemnity shall be furnished.


                                   ARTICLE III

3.1Binding Effect. This Agreement contains the entire understanding between and among the parties hereto, and shall be binding upon and inure to the benefit of such parties, and subject to its terms, their respective successors, heirs, assigns, and legal representatives.

3.2GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

3.3Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (followed by a copy mailed or delivered as otherwise provided herein), or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of such delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill, or on the date of facsimile transmission if delivered in such manner:

If to Buyer:Price/Baybrook, Ltd.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036
Attention: Joseph Kornwasser
Fax: (213) 937-8175

With a copy to:Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: William R. Lindsay, Esq.
Fax: (213) 229-7520

If to Seller:c/o DalMac Investments
111 W. Spring Valley Road
Richardson, Texas 75083-0160
Attention: Brad McJunkin
Fax: (972) 235-3060

with a copy to:Donohoe, Jameson & Carroll, P.C.
1201 Elm Street
3400 Renaissance Tower
Dallas, Texas  75270
Attention: Mark D. Van Kirk, Esq.
Fax: (214) 744-0231

If to Agent:Weststar Title Company
17736 Preston Road
Suite 200
Dallas, Texas 75252
Attention: Lorri Henson
Fax: (972) 931-7446

or such other address as any party may from time to time specify in writing to the others in the manner aforesaid.

3.4Entirety and Amendments. This Agreement embodies the entire agreement among the parties and supersedes all prior agreements and understandings, if any, specifically relating to the subject matter hereof and may be amended or supplemented only by an instrument in writing executed by all of the parties hereto.

3.5Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of the counterparts shall be deemed to be an original for all purposes, and all the counterparts shall, collectively, constitute but one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

3.6Time of the Essence. Time is of the essence with respect to this Agreement; provided, however, in the event the date for performance of an obligation or delivery of any notice hereunder falls on a Saturday, Sunday or a federal holiday, the date for such performance or delivery of such notice shall be postponed until the next ensuing business day.

3.7Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

3.8Attorneys Fees. If any dispute between Buyer and Seller, relating to the transactions contemplated by this Agreement, should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection therewith, including, without limitation, reasonable attorneys' fees and court costs.

3.9Terminology. The captions beside the section numbers of this Agreement are for reference only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

3.10Defined Terms.All capitalized terms herein which are not defined in this Amendment shall have the meaning ascribed to them in the Contract.



       [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


EXECUTED as of the date first set forth above.


SELLER:

VISTA RIDGE PLAZA, LTD.,
a Texas limited partnership

BY:DALMAC PLAZA, INC.
a Texas corporation,
its general partner


By: /RANDALL HEARNE/
                                        Name: Randall Hearne
                                        Title:Secretary/Treasurer



BUYER:

PRICE/BAYBROOK, LTD.
a Texas limited partnership

BY:PRICE/TEXAS, INC.,
its general partner


By: /JERALD FRIEDMAN/
Name: Jerald Friedman
Title: Vice President



AGENT:

WESTSTAR TITLE COMPANY


By:
Name:
Title:






                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS



This Third Amendment to Purchase and Sale Agreement and Escrow Instructions (the "Amendment") is entered into this 27th day of February, 1998 by and between Vista Ridge Plaza, Ltd., a Texas limited partnership, Vista Ridge Plaza II, Ltd., a Texas limited partnership, and Vista Ridge Shops, Inc. a Texas corporation (collectively, "Sellers") and Price/Baybrook, Ltd., a Texas limited partnership ("Buyer").

WHEREAS, Sellers and Buyer entered into that Purchase and Sale Agreement and Escrow Instructions dated December 17, 1997 (as amended, the "Contract") with respect to certain properties located in Lewisville, Texas more particularly described in said Contract;

WHEREAS, Buyer and Sellers amended the Contract pursuant to that certain First Amendment to Contract of Sale dated January 30, 1998 and that certain Second Amendment to Contract of Sale dated February 16, 1998;

WHEREAS, pursuant to a lease dated March 12, 1996, as amended (the "HomePlace Lease") between Homeplace Stores, Inc. ("HomePlace") and Vista Ridge Plaza, Ltd., HomePlace has leased approximately 53,895 square feet of space (the "HomePlace Space") in Vista I;

WHEREAS, Homeplace filed on January 5, 1998 for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101, et. seq. (the "Code") in the United States Bankruptcy Court for the District of Delaware, Case No. 98-8.

WHEREAS, Buyer and Sellers desire to further amend the Contract as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, Buyer and Sellers hereby amend the Contract as follows:

1.Escrow with Respect to Vista I and Homeplace Space. At the Closing of the sale of Vista I, $1,800,000.00 (the "Escrowed Funds") out of the $12,550,000.00 Vista I Purchase Price shall be placed in escrow in an interest bearing account with Title Company pursuant to the terms of the "Escrow Agreement" reasonably approved by Buyer and Sellers prior to Closing. As more particularly described in the Escrow Agreement, after Closing and prior to any rejection of the HomePlace Lease pursuant to Section 365 of the Code, any interest earned on the Escrowed Funds shall be remitted monthly to Sellers. After any rejection of the HomePlace Lease pursuant to Section 365 of the Code, interest will remain part of the Escrowed Funds to be disbursed in accordance with Paragraph 4 below. In addition, in the event that, after Closing but before the assumption or rejection of the HomePlace Lease pursuant to Section 365 of the Code, HomePlace fails to pay when due any rent under the HomePlace Lease after Closing, Buyer shall have the right, pursuant to the Escrow Agreement, to draw upon the Escrowed Funds for such unpaid rent. In the event any such previously unpaid rent (for which Buyer has obtained a draw out of the Escrowed Funds) is subsequently paid by HomePlace, such amount shall then be promptly remitted to the escrow and shall become a part of the Escrowed Funds.

2.Sellers' and Buyer's Rights with respect to Changes to HomePlace Lease. Sellers shall have the right to negotiate and enter into an agreement with HomePlace over the terms of its assumption or rejection of the HomePlace Lease, so long as the .50? or .75? per square foot increases currently in the HomePlace Lease (effective commencing lease years 6 and 11) are not altered. Sellers shall also have the right to reject any offers by HomePlace with respect to concessions on the HomePlace Lease, even if the HomePlace Lease is ultimately rejected. In connection with any such rejection, any sums paid by HomePlace with respect to rents accruing prior to Closing shall be promptly remitted to Seller and any sums paid by HomePlace with respect to rents accruing after Closing for which Buyer has obtained a draw out of the Escrowed Funds, shall be promptly remitted to the escrow and shall become a part of the Escrowed Funds. If the HomePlace Lease is rejected by HomePlace, the provisions of Paragraph 4 below will apply. If the HomePlace Lease is assumed, the provisions of Paragraph 3 below will apply. Notwithstanding the foregoing, if Buyer agrees to release the entire remaining Escrowed Funds to Seller, Buyer shall have the right to negotiate and enter into an agreement with HomePlace over terms of the assumption or rejection of the HomePlace Lease in its sole and absolute discretion and Seller will have no further liability to Buyer or HomePlace concerning the HomePlace Lease. Each party agrees to cooperate with the other and execute such consents or other documents as is necessary to effect the terms of this paragraph 2.

3.Assumption of HomePlace Lease.If HomePlace assumes the HomePlace Lease pursuant to Section 365 of the Code, then, pursuant to the terms of the Escrow Agreement portions of the Escrowed Funds shall be released as follows:

(i)If HomePlace assumes the HomePlace Lease without any reduction in rental or the primary lease term, then within ten (10) days after such assumption of lease, the entire remaining balance of the Escrowed Funds plus any interest balance will be remitted to Sellers.

(ii)If HomePlace assumes the HomePlace Lease, but HomePlace obtains an amendment to the HomePlace Lease which provides for a reduction in rental from that stated in the lease and such reduction continues for a period in excess of five (5) years, then, within ten (10) days after such assumption of lease, Sellers shall be entitled to an amount equal to: (i) the then remaining Escrowed Funds, minus
(ii) an amount equal to (1) the average annual reduction in rental under the HomePlace Lease divided by (2) .105. The balance of the Escrowed Funds shall then be released to Buyer.

(iii)If HomePlace assumes the HomePlace Lease but has obtained an amendment to the HomePlace Lease which provides for a reduction in rental which only occurs during the first five (5) years after the assumption, then, within ten (10) days after such assumption of lease, Sellers shall be entitled to an amount equal to:
(1) the then remaining balance of Escrowed Funds, minus (2) the aggregate rental reduction over the first five (5) years after the assumption of the Lease, minus
(3)  any  other  monetary  concessions granted  to  HomePlace  pursuant  to  the amendment to the HomePlace Lease in connection with such assumption. The balance of the Escrowed Funds shall then be released to Buyer.

4.Rejection of HomePlace Lease; Re-Lease of HomePlace Space. In the event that HomePlace rejects the HomePlace Lease pursuant to Section 365 of the Code, then during the eighteen (18) month period after the date of such rejection, Sellers shall have the right, at its expense, to re-lease the HomePlace Space on Buyer's behalf, subject, however, to Buyer's approval, which approval will not be unreasonably withheld if the lease or leases meet the "Leasing Guidelines" attached hereto as Exhibit "A". In the event of such re-leasing, the following provisions shall be applicable to the Escrowed Funds:

(i)Until the HomePlace space is re-leased, Buyer shall have the right to withdraw, on a monthly basis, a portion of the Escrowed Funds equal to the rent which would have been paid by HomePlace pursuant to the terms of the HomePlace Lease had it not been rejected.

(ii)If Sellers are able to re-lease the HomePlace Space at or above the average aggregate annual rental which would have been paid under the HomePlace Lease and such lease meets the Leasing Guidelines, then Sellers shall have the right to receive (i) the remaining Escrowed Funds (after any reimbursement pursuant to subsection 4 (iv) below) within ten (10) days after such new tenant has taken occupancy and commenced paying rent, plus (ii) from Buyer (and not from the escrow) and if, and only if the average annual rental under such new lease or leases is greater than the average annual rental under the HomePlace Lease (for the primary term) a cash amount from Buyer equal to the lesser of (a) the costs of tenant improvements, commissions, and legal fees and other costs of re-leasing the HomePlace Space, as reasonably approved by Buyer, or (b) an amount equal to (1) the difference between the average annual rental provided for under the HomePlace Lease (for the primary term) and the average annual rental under such new lease or leases, divided by (2) .105.

  (iii)If Sellers are able to re-lease the HomePlace Space at an average aggregate annual rental below the average rental which would have been paid under the HomePlace Lease, then Sellers shall have the right to receive (1) the remaining Escrowed Funds, minus (2) an amount equal to the difference between the average annual rental under such new lease or leases and the average annual rental provided for under the HomePlace Lease for the first ten (10) years divided by .105. Buyer shall have the right to receive out of the Escrowed Funds the amount calculated pursuant to Item (2) in the preceding sentence in addition to any sums received in accordance with Subsection 4 (i) above. Sellers shall be entitled to receive reimbursement under subsection 4 (iv) below only to the extent there are Escrowed Funds remaining after deducting Item 2 above.

(iv) During the eighteen (18) month period following any rejection of the HomePlace Lease as described in Section 4 of this Amendment, Seller shall be responsible for all tenant improvements, commissions, legal fees and other costs of releasing the HomePlace Space incurred by Seller with respect to Leases made pursuant to the Leasing Guidelines. Seller may recover such tenant improvements, commissions, legal fees and other costs of re-leasing as they are incurred by Seller pursuant to the approved Leasing Guidelines, but only in the circumstances and manner described in, and only in accordance with, Section 4.(ii) or (iii) of this Amendment. Upon satisfaction of all of the foregoing terms, and only in accordance with Section 4.(ii) or (iii) of this Amendment and pursuant to the terms of the Escrow Agreement, such releasing costs will be paid within ten (10) days after demand therefor is made out of the Escrowed Funds. Notwithstanding the foregoing, reimbursement under this subsection 4 (iv) for tenant improvements, commissions, and legal fees for leases made under subsection 4 (iii) shall be limited to costs of tenant improvements only and shall be limited to the lesser of (1) $10.00 per rentable square feet leased, or
(2) fifty percent (50%) of the amount otherwise payable to Seller under subsection 4 (iii).

(v)In the event that the HomePlace Space is not re-leased within eighteen (18) months after HomePlace's rejection of the HomePlace Lease, then the then existing balance of the Escrowed Funds shall be remitted to Buyer, and Seller shall have no further claims with respect to the HomePlace Lease or this Amendment.

5.Waiver of Conditions to Closing.Notwithstanding anything in the Contract to the contrary, neither the fact that HomePlace has filed a bankruptcy petition, nor the financial condition of HomePlace, nor the default of HomePlace under the HomePlace Lease, shall be deemed to be (1) a breach of any representation or warranty under the Contract, or (2) the failure any condition to Closing. In addition, Buyer hereby waives any right in the Contract to require an estoppel certificate or a subordination and non-disturbance agreement from HomePlace as a condition to Closing. By depositing the Escrowed Funds, Seller has satisfied all of its obligations under the Contract with respect to the HomePlace Lease.

6.Rental Support Contingency. Buyer and Sellers agree that Section 10.17 of the Contract is not applicable to the HomePlace Space.

7.Suite No. 124 at The Shops. On or before Closing, or as soon as possible thereafter, Seller, at its expense, agrees to finish out Suite No. 124 at The Shops (formerly the Sterling Weight Loss space) to a "white box" condition. White box condition shall include those items listed on Exhibit "B" attached hereto and shall exclude those items listed as "not included" on Exhibit "B" attached hereto.

8. Defined Terms. All capitalized terms herein which are not defined in this Amendment shall have the meaning ascribed to them in the Contract.

9.Full Force and Effect. Except as amended hereby, the Contract remains in full force and affect.

EXECUTED this 27th day of February, 1998.

SELLERS:

VISTA RIDGE PLAZA, LTD.,
a Texas limited partnership

By:DalMac Plaza, Inc.,
its General Partner


By: /RANDALL HEARNE/
Title: Treasurer


VISTA RIDGE PLAZA II, LTD.
a Texas limited partnership

By:DalMac Plaza, II, Inc.
its General Partner


By: /RANDALL HEARNE/
Title: Treasure


VISTA RIDGE SHOPS, INC.,
a Texas corporation


By: /RANDALL HEARNE/
Title: Treasurer



BUYER:

PRICE/BAYBROOK, LTD.,
a Texas limited partnership

By: Price/Texas, Inc.,
its General Partner

By: /JERALD FRIEDMAN/
Title: Vice President





                          EXHIBIT "A"


                       Leasing Guidelines

1.The lease must be for a minimum term of at least ten (10 years);

2.The average annual rental under the lease must not be less than $8.00 per square foot per annum;

3.The  space  leased  under  the lease must be equal to or greater  than  25,000 square feet;

4.The rental under the lease must increase in lease year six (6) and, if applicable, lease year eleven (11) by at least .50? per square foot per annum and .75? respectively;

5.The prospective tenant must have a credit-worthiness comparable to or greater than the credit-worthiness of HomePlace at the time that the HomePlace Lease was entered into; and

6.The other terms and conditions of the lease must not be materially less favorable than the terms and conditions of the HomePlace Lease.

7.The location, configuration, and frontage of the leased space must be acceptable to Buyer its reasonable discretion.






                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

This Second Amendment to Purchase and Sale Agreement and Escrow Instructions (this "Amendment") is entered into as of the 16th day of February, 1998, by and between VISTA RIDGE PLAZA, LTD., VISTA RIDGE PLAZA II, LTD., and VISTA RIDGE
SHOPS, INC. (collectively hereinafter referred to as "Seller") and PRICE/BAYBROOK, LTD. ("Buyer").

                            RECITALS

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement and Escrow Instructions dated effective as of the 17th day of December, 1997, as amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of January 30, 1998, by and between Buyer and Seller (as the same may be amended from time to time, the "Contract"); and

WHEREAS, Buyer and Seller desire to amend the Contract as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises hereinafter set forth and for ten dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.Defined  Terms.   All capitalized terms used herein and not expressly  defined shall have meaning given to such terms in the Contract.

2.Expiration of Review Period. Buyer and Seller hereby agree that the Review Period (as such term is defined in Section 4.10 of the Contract) is hereby extended such that the Review Period shall expire on the earlier of: (i) the date that both Seller and Buyer (each acting in its sole discretion) execute a proposed Third Amendment to the Contract relating to the Home Place lease in Plaza I, or (ii) 5:00 p.m. (Central Standard Time) on February 27, 1998.

3.Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Amendment.

4.Except as amended hereby, the Contract is in full force and effect.



       [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


SELLER:

VISTA RIDGE PLAZA, LTD.
a Texas limited partnership

BY:DALMAC PLAZA, INC.
a Texas corporation,
its general partner

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer



VISTA RIDGE PLAZA II, LTD.,
a Texas limited partnership

BY:DALMAC PLAZA II, INC.
a Texas corporation,
its general partner

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer


VISTA RIDGE SHOPS, INC.,
a Texas corporation

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer



BUYER:

PRICE/BAYBROOK, LTD.
a Texas limited partnership

BY:PRICE/TEXAS, INC.,
its general partner

By: /JOSEPH K. KORNWASSER/
Name: Joseph K. Kornwasser
Title: President/CEO






        FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                    AND ESCROW INSTRUCTIONS


This First Amendment to Purchase and Sale Agreement and Escrow Instructions (this "Amendment") is entered into as of the 30th day of January, 1998, by and between VISTA RIDGE PLAZA, LTD., VISTA RIDGE PLAZA II, LTD., and VISTA RIDGE
SHOPS, INC. (collectively hereinafter referred to as "Seller") and PRICE/BAYBROOK, LTD. ("Buyer").

                            RECITALS

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement and Escrow Instructions dated effective as of the 17th day of December, 1997, (as the same may be amended from time to time, the "Contract"); and

WHEREAS, Buyer and Seller desire to amend the Contract as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises hereinafter set forth and for ten dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.Defined  Terms.   All capitalized terms used herein and not expressly  defined shall have meaning given to such terms in the Contract.

2.Expiration of Review Period. Buyer and Seller hereby agree that the Review Period (as such term is defined in Section 4.10 of the Contract) is hereby extended such that the Review Period shall expire at 5:00 p.m. (central standard time) on February 16, 1998.

3.Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Amendment.

4.Except as amended hereby, the Contract is in full force and effect.



       [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


SELLER:

VISTA RIDGE PLAZA, LTD.
a Texas limited partnership

BY:DALMAC PLAZA, INC.
a Texas corporation,
its general partner

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer



VISTA RIDGE PLAZA II, LTD.,
a Texas limited partnership

BY:DALMAC PLAZA II, INC.
a Texas corporation,
its general partner

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer



VISTA RIDGE SHOPS, INC.,
a Texas corporation

By: /RANDALL HEARNE/
Name:Randall Hearne
Title: Secretary/Treasurer



BUYER:

PRICE/BAYBROOK, LTD.
a Texas limited partnership

BY:PRICE/TEXAS, INC.,
its general partner

By: /JERALD FRIEDMAN/
Name: Jerald Friedman
Title: Vice President
















                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                                 By and Between

   VISTA RIDGE PLAZA, LTD., a Texas Limited Partnership, VISTA RIDGE PLAZA II,
     LTD., a Texas Limited Partnership, and VISTA RIDGE SHOPS, INC., a Texas
                                  corporation,

                                   as Sellers



                              PRICE/BAYBROOK, LTD.
                          a Texas limited partnership,

                                    as Buyer

                                       and



                    Weststar Title Company, as Escrow Holder


                               December ___, 1997





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                               updating this TOC.

                                TABLE OF CONTENTS

                                                              Page


ARTICLE I  THE PROPERTY                                         3
     1.1.Land                                                   3
     1.2.Appurtenances                                          3
     1.3.Improvements                                           4
     1.4.Leases and Rents                                       4
     1.5.Personal Property                                      4
     1.6.Intangible Property                                    4


ARTICLE II  PURCHASE PRICE                                      5
     2.1.Purchase Price                                         5
     2.2.Payment of Purchase Price                              8
     2.3.Earnest Money Deposit                                  8
     2.4.Investment of Deposit                                  8
     2.5.Deposit As Liquidated Damages                          8


ARTICLE III  TITLE TO PROPERTY                                 10
     3.1.Title                                                 10
     3.2.Other Conveyance Documents                            10


ARTICLE IV  CONDITIONS TO CLOSING                              10
     A.Buyer's Conditions to Closing                           10
     4.1.Non-Foreign Status of Seller                          10
     4.2.Review and Approval of Title and Survey               11
     4.3.Review and Approval of Other Matters                  11
     4.4.Service and Other Contracts                           12
     4.5.Physical Characteristics of the Property              13
     4.6.Governmental Permits, Approvals and Regulations       13
     4.7.Representations and Warranties                        13
     4.8.Impairment of Property                                14
     4.9.Approval of Buyer's Board of Directors                14
     4.10.                Objections to Property or Other Matters14
     4.11.                                         Tenant Matters14
     4.12.                                  Delivery of Documents15
     B.Seller's Conditions to Closing                          15
     4.13.               Delivery of Documents and Purchase Price15


ARTICLE V  CLOSING, RECORDING AND TERMINATION                  15
     5.1.Deposit with Escrow Holder and Escrow Instructions    15
     5.2.Closing                                               15
     5.3.Delivery by Sellers                                   16
     5.4.Delivery By Buyer                                     17
     5.5.Other Instruments                                     17
     5.6.Prorations                                            17
     5.7.Costs and Expenses                                    19
     5.8.Closing and Recordation                               19
     5.9.Termination of Agreement                              19
     5.10.                                      Security Deposits20
     5.11Memorandum of Agreement                               20


ARTICLE VI  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS20
     6.1.Authority                                             21
     6.2.Title                                                 21
     6.3.The Leases                                            21
     6.4.No Litigation or Adverse Events                       21
     6.5.Compliance with Laws                                  21
     6.6.No Defaults in Other Agreements                       22
     6.7.Eminent Domain                                        22
     6.8.Permits, CO's, Zoning, etc                            22
     6.9.Taxes and Assessments                                 22
     6.10.                                            Environment22
     6.11.                                     Physical Condition24
     6.12.                                              Employees24
     6.13.                                       Mechanic's Liens24
     6.14.                                   Operating Statements24
     6.15.                         Reciprocal Easement Agreements24
     6.16.                        No Leases of Property or Assets24
     6.17.                            Property Being Sold "AS-IS"24
     6.18.                                             Disclosure25


ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF BUYER           25
     7.1.Representations and Warranties of Buyer               26


ARTICLE VIII  POSSESSION, DESTRUCTION AND CONDEMNATION         26
     8.1.Possession                                            26
     8.2.Loss, Destruction and Condemnation                    26


ARTICLE IX  MAINTENANCE AND OPERATION OF THE PROPERTY; COVENANTS28
     9.1.Maintenance                                           28
     9.2.Leases and Other Agreements                           28
     9.3.Encumbrances                                          29
     9.4.Consents and Notices                                  29
     9.5.Audit Cooperation                                     29


ARTICLE X  MISCELLANEOUS                                       29
     10.1.                                                Notices29
     10.2.                                    Brokers and Finders30
     10.3.                                 Successors and Assigns30
     10.4.                                             Amendments31
     10.5.Continuation and Survival of Indemnities, Representations,
          Warranties and Post-Closing Obligations              31
     10.6.                                         Interpretation31
     10.7.                                          Governing Law31
     10.8.                             Merger of Prior Agreements31
     10.9.                                        Attorneys' Fees31
     10.10.                                 Notice of Termination32
     10.11.               Remedies; Specific Performance; Damages32
     10.12.                                          Relationship33
     10.13.                                          Counterparts34
     10.14.                                   Time of the Essence34
     10.15.                                             No Waiver34
     10.16.                    Saturdays, Sundays, Legal Holidays34
     10.17.                              Rent Support Contingency34
     10.18.                                       Confidentiality34
     10.19.                                         Force Majuere34
     10.20.            Buyer Acknowledgement of Broker Advisement34
     10.21.                                          Severability35
     10.22.                                    Further Assurances35









                               INDEX TO SCHEDULES

Schedule A-1Legal Description of the Land (Vista I)

Schedule A-2Legal Description of the Land (Vista II)

Schedule A-3Legal Description of the Land (Vista Shops)

Schedule BForm of Deed

Schedule CForm of Assignment and Assumption of Leases and Rents

Schedule DForm of Bill of Sale

Schedule EForm of Assignment of Contracts, Intangible Property, Warranties and
               Guarantees

Schedule FForm of Non-Foreign Certificate

Schedule GForm of Tenant Estoppel Certificate

Schedule H-1Rent Roll (Vista I)

Schedule H-2Rent Roll (Vista II)

Schedule H-3Rent Roll (Vista Shops)

Schedule INon-Credit Tenants

Schedule JAnchor Lessees

Schedule KVista II Purchase Calculation Example

Schedule LLeasing Guidelines







                                   DEFINITIONS



     The following is a list of defined terms used herein and the sections in which such terms are defined.



Term                                    Section

Agreement                               Introduction
Approved Contracts                      4.4
Appurtenances                           1.2
Assignment of Intangible Property,
 Warranties and Guarantees              1.6
Assignment of Leases and Rents          1.4
Bill of Sale                            1.5
Buyer                                   Introduction
Buyer Approval                          4.9
Closing                                 5.2
Closing Date                            5.2
Code                                    4.1
Contracts                               4.4
Deed                                    1.1
Earnest Money Deposit                   2.3
Escrow Holder                           Introduction
Improvements                            1.3
Intangible Property                     1.6
Land                                    1.1
Leases                                  1.4
Major Lease                             4.8
Non-Foreign Certificate                 4.1
Outside Closing Date                    5.2
Personal Property                       1.5
Permitted Exceptions                    4.2
Phase I Report                          4.5
Property                                1.6
Purchase Price                          2.1
Real Property                           1.6
Rent Roll                               6.3
Rents                                   1.4
Review Period                           4.10
Seller                                  Introduction
Survey                                  4.2
Title Company                           3.1
Title Policy                            3.1
Title Report                            4.2















                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

     THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of December ___, 1997, by and between VISTA RIDGE PLAZA, LTD., a Texas Limited Partnership ("Vista I"), VISTA RIDGE PLAZA II, LTD., a Texas Limited Partnership ("Vista II"), and VISTA RIDGE SHOPS, INC., a Texas corporation ("Vista Shops"), (collectively, "Sellers" and, as the context may require, each is sometimes referred to in this Agreement as a "Seller"), PRICE/BAYBROOK, LTD., a Texas limited partnership ("Buyer"), and Weststar Title Company ("Escrow Holder"), with reference to the following facts:

     A.Sellers are the owners of the Properties, as hereinafter defined.

     B.Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer the Properties, all on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Buyer, and where appropriate Escrow Holder, agree as follows:

                                    ARTICLE I

                                  THE PROPERTY

     Sellers hereby agree to sell and convey to Buyer, and Buyer hereby agrees to purchase from Sellers, subject to the terms and conditions set forth herein, the following:

     1.1Land. With respect to Vista I, that certain real property described in Schedule A-1 hereto, with respect to Vista II, that certain real property described in Schedule A-2 hereto (exclusive of the pad sites identified on the site plan attached as Exhibit A to Schedule A-2), and with respect to Vista Shops, that certain real property described in Schedule A-3 hereto (collectively, all of the real property described on Schedules A-1, A-2 and A-3 are referred to herein as the "Land"; provided that, if the context so requires, a reference to "Land" shall mean only that particular Seller's real property), each of which shall be conveyed to Buyer by the respective Sellers pursuant to a deed in the form of Schedule B hereto (each a "Deed" and collectively, the "Deeds")

     1.2 Appurtenances. With respect to each Seller as applicable, all rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all of Seller's right, title, and interest in all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by each

     Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, Rents, Improvements, Intangible Property (all as hereinafter defined), or any other appurtenance, together with all rights of Sellers in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas (open or proposed, in front of or abutting the Land), and all rights of each Seller in all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway (all of which, are collectively referred to as the "Appurtenances"; provided that, if the context so requires, a reference to "Appurtenances" shall mean only those Appurtenances with respect to a particular Seller's Land);

     1.3Improvements. With respect to each Seller as applicable, all improvements and fixtures owned by Seller located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances owned by each Seller and presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements which are the property of the owner of the Land, if any (all of which are collectively referred to as the "Improvements"; provided that, if the context so requires, a reference to "Improvements" shall mean only those Improvements with respect to a particular Seller's Land);

     1.4Leases and Rents. With respect to each Seller as applicable, all leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (collectively, the "Leases"; provided that, if the context so requires, a reference to "Leases" shall mean only those Leases with respect to a particular Seller's Land, Appurtenances or Improvements), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (collectively, the "Rents"; provided that, if the context so requires, a reference to "Rents" shall mean only those Rents with respect to a particular Seller's Land, Appurtenances or Improvements), all of which Leases and Rents shall be transferred and assigned to Buyer by the respective Sellers pursuant to instruments in the form of Schedule C hereto (each an "Assignment and Assumption of Leases and Rents");

     1.5Personal Property. With respect to each Seller as applicable, all tangible personal property owned by Seller and located or to be located on, or situated or to be situated in and used in connection with, the Land and/or Improvements (collectively, "Personal Property"; provided that, if the context so requires, a reference to "Personal Property" shall mean only that Personal Property with respect to a particular Seller's Land and/or Improvements), and all of which Personal Property shall be transferred and assigned to Buyer by the respective Sellers pursuant to instruments in the form of Schedule D hereto (each a "Bill of Sale"); and

     1.6Intangible Property. With respect to each Seller as applicable, all of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of Seller's Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "Intangible Property"; provided that, if the context so requires, a reference to "Intangible Property" shall mean only that Intangible Property with respect to a particular Seller's Land, Improvements or Personal Property), and all of which, with respect to each Seller, to the extent assignable, shall be assigned to Buyer pursuant to one or more (as determined by Buyer) assignments in the form of Schedule E hereto (each an "Assignment of Contracts, Intangible Property, Warranties and Guarantees").

     All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "Properties." With respect to each Seller, as the context so requires, all of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are sometimes hereinafter collectively referred to as a "Property," which shall be a reference only to that particular Seller's Property. With respect to each Seller, the items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "Real Property."

                                   ARTICLE II

                                 PURCHASE PRICE

     2.1Purchase Price. The purchase price for each Seller's Property shall be as follows:

          (a)Vista I. With respect to Vista I, the purchase price for the Property shall be Twelve Million Five Hundred Fifty Thousand Dollars ($12,550,000.00) (the "Vista I Purchase Price"). The Vista I Purchase Price shall be allocated among the Land, Improvements and Personal Property as Buyer shall reasonably determine.

          (b)Vista II. With respect to Vista II, the purchase price for the Property shall be the quotient obtained when "Annual NOI" is divided by .1050 ("Cap Rate").

          As used herein:"Annual NOI" shall mean, as of the Closing Date, (x) the annual minimum basic rent required to be paid by the tenants under the Qualifying Leases for the twelve (12) month period commencing on the month next following the Closing Date, (y) minus "Expense Adjustments" as of the Closing Date.

          "Expense Adjustments" shall mean the sum of:

          (i)a management fee of three percent (3%) of the annual aggregate basic minimum rent for all Leases then executed with respect to all or any portion of the Property;

          (ii)a structural reserve equal to ten cents ($.10) per rentable square foot of the Property;

          (iii)an amount equal to five percent (5%) of the annual aggregate basic minimum rent for the tenants of the Property which are "Non-Credit Tenants"; and

          (iv)an amount equal to Four Dollars ($4.00) per square foot, multiplied by that number of rentable square feet which is equal to five percent (5%) of the rentable square feet leased to Non-Credit Tenants at the Property.

          As used in this Agreement,

          "Qualifying Leases" means (i) leases to the Anchor Lessees, and (ii) all other leases under which the lessee has opened for business to the general public and is paying annual minimum basic rent.

          "Additional Qualifying Leases" means Qualifying Leases that meet the Leasing Guidelines (as defined in Section 9.2 hereof) entered into for any of the space at the Vista II Property which is not leased on the Closing Date of the Vista II Property.

          "Non-Credit Tenants" shall mean all tenants set forth on the list attached hereto as Schedule I, which list shall be updated and amended from time to time during the period following the date of this Agreement through the Closing Date subject to the reasonable approval of Buyer and Seller.

          "Anchor Lessees" shall mean all tenants set forth on the list attached hereto as Schedule J.

          Schedule K attached hereto sets forth a numeric example of calculation of the Purchase Price in accordance with this Section 2.1(b).

     (c)If on the Closing Date for the Vista II Property, the Vista II Property is not fully leased with Qualifying Leases, then Seller shall elect one of the following options in its sole and absolute discretion:

     (i)Close the Vista II Property transaction utilizing the Cap Rate in accordance with Section 2.1(b) hereof to calculate the Vista II Purchase Price, based on actual occupancy on the Closing Date by Tenants under Qualifying Leases but subject to a stipulated minimum purchase price of $10,900,000 (the "Vista II Minimum Purchase Price"); provided, however, that if on the Closing Date the actual amount of the purchase price (calculated using the Cap Rate in accordance with Section 2.1(b) hereof) would be less than the Vista II Minimum Purchase Price (i.e., if the amount of Annual NOI is insufficient to achieve the Vista II Minimum Purchase Price), then the Closing of the Vista II transaction shall be extended for a period of up to 180 days (the "First Closing Extension Period") and at the conclusion of the First Closing Extension Period the amount of the Vista II Purchase Price to be paid to the Seller at Closing shall be calculated using the Cap Rate in accordance with Section 2.1(b) hereof based on actual occupancy but subject to a stipulated minimum purchase price equal to the Vista II Minimum Purchase Price; provided, further; that if at the conclusion of the First Closing Extension Period the amount of the purchase price (calculated using the Cap Rate in accordance with Section 2.1(b) hereof) would be less than the Vista II Minimum Purchase Price (i.e., if the amount of Annual NOI is insufficient to achieve the Vista II Minimum Purchase Price), then Buyer may, in Buyer's sole and absolute discretion, elect to (1) close the Vista II Property transaction utilizing the Cap Rate in accordance with Section 2.1(b) hereof to calculate the Vista II Purchase Price based on actual occupancy on the Closing Date by Tenants under Qualifying Leases but subject to a stipulated minimum purchase price equal to the Vista II Minimum Purchase Price, (2) extend the Closing of the Vista II transaction for a period of up to 180 days (the "Second Closing Extension Period"), or (3) terminate this Agreement with respect to the closing of the Vista II transaction contemplated hereby, in which case neither party shall have any further obligation to the other (other than any obligations which, by their express terms, survive any termination of this Agreement). At the conclusion of, or upon agreement of the parties, during, the Second Closing Extension Period, Buyer shall close the Vista II Property transaction utilizing the Cap Rate in accordance with Section 2.1(b) hereof to calculate the Vista II Purchase Price based on actual occupancy on the Closing Date by Tenants under Qualifying Leases but subject to a stipulated minimum purchase price equal to the Vista II Minimum Purchase Price.

     (ii)Close the Vista II Property transaction utilizing the Cap Rate in accordance with Section 2.1(b) hereof to calculate the Vista II Purchase Price to be paid at Closing, which purchase price shall be based on actual occupancy on the Closing Date by Tenants under Qualifying Leases; provided, however, that (x) as to any unleased space in Vista II, Buyer shall pay to Seller any Additional Consideration (as defined below) within fifteen (15) business days after the applicable Additional Payment Date (as defined below) and
          (y) Buyer shall grant to Seller a performance lien encumbering the Vista II Property to secure the Buyer's obligations to pay any Additional Consideration that is due to Seller under the terms of this Agreement. Buyer's obligation to pay Seller any Additional Consideration shall terminate on the date that is one calendar year after the Closing Date and Seller shall promptly thereafter cause the termination of any performance lien filed under this subsection 2.1(c)(ii).

     "Additional Consideration" shall mean the amount of the payment to be made by Buyer to Seller with respect to each Additional Qualifying Lease. The amount of such Additional Consideration shall be the quotient obtained when Annual NOI (as defined in Section 2.1(b) hereof) under an Additional Qualifying Lease as of the applicable Additional Payment Date is divided by .1050 (calculated as to minimum basic rent actually being made as of the applicable Additional Payment Date). Each proposed Additional Qualifying Lease shall be submitted to Buyer in final form, executed by the tenant but with the effectiveness thereof conditioned upon and subject to execution by Buyer, along with financial information regarding the proposed tenant (with credit reports) and copies of all brokerage agreements with respect to such proposed Additional Qualifying Leases. Buyer shall have ten (10) days after receiving such leases to execute or, in Buyer's reasonable judgment, disapprove such Additional Qualifying Lease. In the event Buyer disapproves of any Additional Qualifying Lease delivered to Buyer for its review, Buyer shall specify in reasonable detail its reasons for such dispproval. Seller shall have the option of (x) revising such proposed Additional Qualifying Lease so that it satisfies Buyer's objections or (y) entering into a new proposed Additional Qualifying Lease and resubmitting either of such proposed Additional Qualifying Lease to Buyer for Buyer's approval in a manner consistent with the procedures set forth above. Seller shall pay the cost of all tenant improvements and leasing commissions, brokerage fees and similar amounts or reimbursements for any of the foregoing costs or reimbursements in connection with any Additional Qualifying Lease.

     "Additional Payment Date" shall mean the earliest date on which Buyer has received written notice containing sufficient evidence that an Additional Qualifying Lease is in full force and effect and that the tenant under such Additional Qualifying Lease is making payments of rent in accordance with such Additional Qualifying Lease; provided, however, that notwithstanding any other provision of this Agreement, Buyer shall not be obligated to make any payments of Additional Consideration if a material default under such Additional Qualifying Lease has occurred and is continuing.

          (d)Vista Shops. With respect to Vista Shops, the purchase price for the Property shall be Ten Million Nine Hundred Fifty-Thousand Dollars ($10,950,000.00) (the "Vista Shops Purchase Price"). The Vista Shops Purchase Price shall be allocated among the Land, Improvements and Personal Property as Buyer shall reasonably determine.

     2.2Payment of Purchase Price. The Vista I Purchase Price, the Vista II Purchase Price and the Vista Shops Purchase Price shall be paid by Buyer into the escrow for this Agreement to be maintained by Escrow Holder ("Escrow") at the Closing (with respect to each particular Seller and each Seller's Property) by wire transfer of immediately available funds in accordance with wiring instructions to be provided by Escrow Holder; provided, however, that Buyer shall adjust the funds to be wired pursuant to this Section 2.2 for the following: (i) the amount of credits due to Buyer, or debits due from Buyer (as the case may be) for prorations hereunder, and (ii) with respect to the Vista II Purchase Price only, the amount of the Earnest Money Deposit (hereinafter defined) plus earnings thereon.

     2.3Earnest Money Deposit. Concurrently with the delivery of one (1) fully executed copy of this Agreement to Escrow Holder, Buyer shall deposit with Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the "Earnest Money Deposit") in the form of a check or wire transfer. The Earnest Money Deposit shall become nonrefundable after the end of the Review Period, unless this Agreement terminates other than due to a default of Buyer hereunder.

     2.4Investment of Deposit. Escrow Holder shall place the Earnest Money Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured, as Buyer may select. All interest on the Earnest Money Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for, nor bear the risk of loss of, the Earnest Money Deposit, and shall not be responsible for the rate of return thereon.

     2.5Deposit As Liquidated Damages.  SUBJECT TO THE TERMS AND CONDITIONS OF
SECTION 10.11 HEREOF, IF THE SALE OF A PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER SHALL PROMPTLY PAY OVER TO SELLER THE EARNEST MONEY DEPOSIT, IF ANY, TOGETHER WITH THE INTEREST EARNED THEREON, THEN BEING HELD BY ESCROW HOLDER, AND SELLER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 10.11 HEREOF, THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT, SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 10.11, THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THEREFORE, IF, AFTER SATISFACTION OR WAIVER OF ALL CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS UNDER THIS AGREEMENT, BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF ANY OF THE PROPERTIES AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON AS ITS SOLE AND EXCLUSIVE REMEDY UNDER SECTION 10.11(C) HEREOF AND, SUBJECT TO SELLER'S ELECTION OF REMEDIES, ONE OF SELLER'S SOLE AND EXCLUSIVE REMEDIES UNDER SECTION 10.11(D) HEREOF. ON RECEIPT AND RETENTION BY SELLER OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON UNDER EITHER
SECTION 10.11(C) OR 10.11(D) HEREOF, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER, EXCEPT WITH REGARD TO ANY OTHER OBLIGATIONS HEREUNDER THAT EXPRESSLY SURVIVE THE TERMINATION HEREOF. THE PARTIES FURTHER ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY UNDER
SECTION 10.11(B) HEREOF AND, SUBJECT TO SELLER'S ELECTION OF REMEDIES UNDER
SECTION 10.11(D), HEREOF, ONE OF SELLER'S SOLE AND EXCLUSIVE REMEDIES AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER IN THE CIRCUMSTANCES DESCRIBED IN SECTION 10.11(D) HEREOF.




Dated: 12-17-97

Sellers

VISTA RIDGE PLAZA, LTD., a Texas
Limited Partnership

By: DalMac Plaza, Inc.,
    its general partner

    By: /RANDALL HEARNE/
    Its: Secretary/Treasurer

Dated: 12-17-97

VISTA RIDGE PLAZA II, LTD., a Texas
Limited Partnership

By: DalMac Plaza II, Inc.,
    its general partner

    By: /RANDALL HEARNE/
    Its: Secretary/Treasurer

Dated: 12-17-97

VISTA RIDGE SHOPS, INC.

By: /RANDALL HEARNE/
    ----------------
Its: Secretary/Treasurer


Dated: 12-18-97

PRICE/BAYBROOK, LTD., a Texas
limited partnership

By: PRICE/TEXAS, INC., its general
partner

    By: /JERALD FRIEDMAN/
        -----------------
    Its: Vice President



                                   ARTICLE III

                                TITLE TO PROPERTY

     3.1Title. At the Closing (with respect to each particular Seller and each Seller's Property), Sellers shall convey to Buyer indefeasible fee simple title to the Properties pursuant to the Deeds. In furtherance thereof, Sellers shall cause Weststar Title Company, as agent for Chicago Title Insurance Company (the "Title Company") to issue a TLTA extended coverage Owner's Policy of Title Insurance, (the "Title Policy"), together with such endorsements thereto as Buyer may request, in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to (i) the Permitted Exceptions, and (ii) the standard exceptions contained in Schedule B of Texas State Board of Insurance Form T-1, (a) with the standard exception as to restrictive covenants endorsed to include only those restrictions which are Permitted Exceptions, (b) with the standard exception as to taxes limited to taxes for the current and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership, and (c) with any exception as to rights of parties in possession endorsed to except only to rights of tenants in possession under the Leases.

     3.2Other Conveyance Documents. At the Closing, each Seller with respect to each Property shall (i) assign the Leases and Rents to Buyer pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale, and (iii) transfer and assign to Buyer all of Seller's rights in and to the Intangible Property pursuant to the Assignment of Contracts, Intangible Property, Warranties and Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

     A.Buyer's Conditions to Closing.

     With respect to each Property and each Seller, the complete satisfaction as of the expiration of the Review Period (or such other date as may be specified herein) with respect to those matters described in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.9 and 4.10 hereof, and as of the Closing Date with respect to the balance of the following conditions, is a condition precedent to Buyer's obligation to purchase each Property:

     4.1Non-Foreign Status of Seller. Seller's execution and delivery to Buyer, on the Closing Date, of Seller's certificate in the form attached hereto as Schedule F, (the "Non-Foreign Certificate") stating, under penalty of perjury, that (a) Seller is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Seller to Buyer (or, if such withholding is required, authorizing such withholding).

     4.2Review and Approval of Title and Survey. In connection with Buyer's review of title and related matters, Seller shall, at its sole cost and expense and as soon as practicable, but in no event later than ten (10) days after the date of this Agreement, deliver to Buyer or cause Escrow Holder to deliver to Buyer a current TLTA commitment for title insurance for the Property issued by the Title Company (the "Title Report"), accompanied by legible record copies of all of the documents referred to in the Title Report, together with all restrictions, agreements or other documents which affect title to the Property and which are not disclosed by the Title Report for the Property, if any, but which are actually known to Seller. Seller shall arrange, at its sole cost and expense, for the preparation of a current ALTA survey of the Property, certified to Buyer in a form reasonably required by Buyer (the "Survey"). Buyer shall have fifteen (15) business days from the later to occur of (i) delivery of the Title Report and (ii) delivery of the Survey, to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have ten (10) days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such ten
(10) day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event that Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, as its exclusive remedies for such failure by Seller, which must be exercised in writing within 10 days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within Permitted Exceptions, and Seller shall convey the Property to Buyer, subject to the Permitted Exceptions, without any reduction in Purchase Price (unless otherwise agreed to in writing by Buyer and Seller), or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate (other than any such obligations which, by their express terms, survive any termination of this Agreement) and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon. All exceptions to title to, and/or encumbrances against, the Property shown on the Title Report or Survey or otherwise provided to Buyer by Seller as hereinabove described but not objected to by Buyer within the time period provided herein, and those items referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof, shall be deemed "Permitted Exceptions"; provided, however, that Seller covenants to satisfy all of the conditions imposed on Seller and cause the removal of all the exceptions to title set forth on Schedule C of the Title Report.

     4.3Review and Approval of Other Matters. In connection with Buyer's review of other matters, Seller shall deliver or otherwise make available to Buyer prior to or on the date of this Agreement, true, complete and correct copies of the following items, to the extent in Seller's or Seller's manager's possession:

          (a)Copies of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, and maps with respect to the Property (other than materials related to matters among the partners in Seller);

          (b)Copies of subdivision maps relating to the Land;

          (c)Copies of all approvals and permits relating to Seller's development and ownership of the Real Property and copies of all governmental approvals and permits otherwise respecting the Real Property;

          (d)Copies of documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Real Property;

          (e)Copies of all service contracts relating to the Property;

          (f)Copies of the real property and personal property tax bills for the Property for the period of Seller's ownership;

          (g)Copies of all tenant leases;

          (h)Architectural drawings and plans and specifications for the buildings constructed or to be constructed on the Property shall be made available during the Review Period for inspection by Buyer at Seller's offices and shall be delivered to Buyer at the Closing of each respective Property; and

          (i)To the extent not previously delivered to Buyer and to the extent such items are in Seller's possession or control, copies or originals of such other documents, certificates, instruments, authorizations, consents or approvals reasonably required and designated by Buyer to close the transactions contemplated by this Agreement.

     Buyer agrees to keep all information relating to the Property provided to it by Seller or obtained by Buyer in the course of its review and inspection of the Property pursuant to this Agreement confidential until Closing has occurred, subject to Section 10.18 hereof; provided, however, that such information may be disclosed as required by law, or to Buyer's agents, attorneys, employees or consultants who are assisting Buyer with its inspection and evaluation of the Property, to Buyer's existing or prospective lenders or joint venture partners, and to the extent required by any subpoena issued by any court of competent jurisdiction or by governmental or administrative body. In the event any of the Closings contemplated by this Agreement fail to take place for any reason, all materials delivered to Purchaser pursuant to this Section 4.3 shall promptly be returned to Seller. This provision shall expressly survive the termination of this Agreement.

     4.4Service and Other Contracts. Buyer's review and approval, in its sole and absolute discretion, of all utility contracts, water and sewer service contracts, service contracts, warranties, permits, soils reports, and other contracts or documents of any nature relating to the Property or any portion thereof (the "Contracts"; those Contracts which Buyer does not disapprove in writing prior to the end of the Review Period (and prior to the Closing Date in the case of contracts not entered into or delivered to the Buyer until after the expiration of the Review Period) shall be referred to as the "Approved Contracts"). Buyer's remedy if it disapproves any Contract(s) shall be (i) to the extent such disapproved Contract(s) may be terminated without penalty, to compel the Seller to terminate such disapproved Contract(s) on or prior to the Closing by advising Seller of such requests at the time Buyer disapproves of any such Contract, which Seller hereby agrees to do at its sole cost and expense if so requested by Buyer, or (ii) to the extent Seller cannot terminate such disapproved Contract(s), Buyer shall have the option, which must be exercised in writing within ten (10) days of Buyer's receipt of Seller's notice to Buyer that Seller may not terminate such disapproved Contract(s), or Closing (whichever is earlier), (a) to waive Buyer's disapproval of the Contract(s) and purchase the Property as otherwise contemplated in this Agreement without any reduction in Purchase Price (unless otherwise agreed to in writing by Buyer and Seller), and Seller shall convey the Property to Buyer, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate (other than such obligations which, by their express terms, survive any termination of this Agreement) and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon.

     4.5Physical Characteristics of the Property. Buyer's review and approval, in its sole and absolute discretion, of (a) an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "Phase I Report"), and (b) the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including the performance of such tests and sampling as are reasonably required by Buyer to satisfy its physical inspection of the Property), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. To the extent not prohibited by the Leases, Seller shall allow Buyer reasonable access to the Property to perform any physical inspection thereof which Buyer reasonably deems appropriate. Buyer shall notify Seller in advance and coordinate the timing of any visits to the Property with Seller so as to minimize disruption of the on-going operation of the Property. Buyer shall pay all costs incurred in making any tests, surveys, analyses, and investigations of the Property and shall indemnify and hold Seller harmless from and against any and all liens which may arise as a result of the activities of Buyer or its agents, representatives, or designees on the Property, and against any and all claims for death or injury to persons or for physical damage to the Real Property arising out of or as a result of Buyer or its agents, representatives or designees going upon the Property pursuant to the provisions of this Section or otherwise.

     4.6Governmental Permits, Approvals and Regulations. Buyer shall have confirmed that all governmental permits and approvals with respect to the Property relating to the zoning, entitlements, construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.

     4.7Representations and Warranties. All of each Seller's representations and warranties contained in Article VI or made in writing by each Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

     4.8Impairment of Property. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than Permitted Exceptions and items which will be removed on or prior to the Closing Date), or materially damaged as described in Section 8.2 and not repaired to Buyer's satisfaction or taken in any material respect in condemnation or other like proceeding and no such proceeding shall be pending or threatened, except as otherwise provided in Section 8.2 hereof. There shall be no material default, or event that with the giving of notice or the passage of time or both would constitute a material default, under any Major Lease or any event that with the giving of notice or the passage of time or both would allow any party to any Major Lease to terminate such Lease, with or without notice. A "Major Lease" refers to any of the Leases demising 5,000 square feet or more of the Improvements.

     4.9Approval of Buyer's Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of The Price REIT, Inc., a Maryland corporation (the "Buyer Approval"), on or before the date that is thirty (30) business days after the date hereof. If Buyer fails to notify Seller in writing of the failure of this condition within thirty (30) business days after the date hereof, then this condition shall be deemed to be waived for all purposes.

     4.10Objections to Property or Other Matters. To the extent there is a change in any of the matters described in this Article IV.A, or any such matters first become available or are supplemented after the date hereof, Seller shall promptly inform Buyer of such change in circumstances upon actually becoming aware thereof and deliver any such new or supplemental information to Buyer. Buyer shall have until the date that is thirty (30) business days after the date of the full execution and delivery of this Agreement (the "Review Period"), to notify Seller of any objections Buyer has to the physical or financial state of the Property, to the Phase I environmental report, to any contracts or leases relating to the Property, to any item delivered (or not delivered) by Seller to Buyer, or to any other matter covered by this Article IV.A other than Title or Survey; provided that Buyer shall have until the Closing Date to approve the items specified in Sections 4.1, 4.8 and 4.11 hereof. If Buyer shall object as provided herein, then this Agreement shall terminate and any and all right and obligations of Buyer and Seller hereunder shall terminate (other than any obligations which, by their express terms, survive any termination of this Agreement), and within five (5) days after Buyer provides notice of such termination to Escrow Holder, Escrow Holder shall pay to Buyer the Earnest Money Deposit, together with interest thereon. If Buyer does not give notice to Seller of its objections prior to the end of the Review Period, Buyer shall be conclusively deemed to have waived any right to object to such matters and to terminate this Agreement due to Buyer's disapproval thereof.

     4.11Tenant Matters. Buyer shall have received and approved written estoppel statements, in substantially the form as that attached hereto as Schedule G, or in substantially the form required or permitted by such tenant's lease, from each of the tenants under the Major Leases, and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Real Property owned by Vista I and Vista Shops respectively with respect to the Vista I and Vista Shops Closing, and from each of the tenants under the Major Leases, and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Real Property owned by Vista II, with respect to the Vista II Closing. Each such estoppel statement shall be in form and substance reasonably acceptable to Buyer. Buyer shall have 5 days after the date of Buyer's receipt of each estoppel to notify Seller of any objection Buyer may have regarding such estoppel, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have approved such estoppel.

     4.12Delivery of Documents. The due and timely delivery by Seller of executed documents required by this Agreement, including without limitation all of the documents and items specified in Section 5.3 below.

     Sellers are jointly and severally obligated under the foregoing conditions contained in this Article IV.A and the failure by any Seller to perform any of the foregoing conditions contained in this Article IV.A shall be deemed a failure by all Sellers, or any other Seller, at Buyer's option. The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Buyer.

     B.Seller's Conditions to Closing.

     The following conditions are conditions precedent to Seller's obligation to sell the Property:

     4.13 Delivery of Documents and Purchase Price. Buyer's due and timely execution and delivery of all documents and items to be executed and delivered by Buyer (including without limitation the Purchase Price) pursuant to this Agreement, including without limitation all of the documents and items specified in Section 5.4 below.

     The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Seller (except to the extent otherwise provided in Article IV.A hereof).


                                    ARTICLE V

                       CLOSING, RECORDING AND TERMINATION

     5.1Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver one (1) fully executed copy of this Agreement to the Escrow Holder and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

     5.2Closing.

          (a)With respect to Vista I and Vista Shops, the Closing Date shall occur no later than the date (the "Outside Closing Date") which is fifteen
     (15) days after the conclusion of the Review Period. With respect to Vista II only, the Outside Closing Date shall mean that date that is no later than fifteen (15) days after the first date that all of the following events have occurred: (i) the completion of all Improvements in conformance with all applicable plans, permits, ordinances, zoning requirements and other applicable laws, regulations or legal requirements relating to the Property, (ii) the execution and delivery of leases by all tenants of the Property, each in form and substance satisfactory to Buyer and with respect to which no default has occurred and is continuing,
     (iii) the payment by all tenants of at least one month's basic rent under the leases, (iv) fifteen days shall have passed after the Closing Date for the Vista I Property and Vista Shops Property, and (v) if Seller has elected to proceed under Section 2.1(c)(i)(2), the Second Closing Extension Period shall have concluded. The Closing and the Closing Date shall not have occurred until the Purchase Price shall have been paid by Buyer to Escrow Holder as provided herein. The "Closing" shall be deemed to have occurred on the date that all of the events specified in Section 5.8 of this Agreement shall have occurred, except as provided in this Section 5.2. The "Closing Date" shall be the date on which the Closing occurs with respect to each Seller and each Seller's Property.

          (b)In the event any Closing does not occur on or before the Outside Closing Date, subject to any extension to the Outside Closing Date contemplated by Article VIII hereof, the Escrow Holder shall, unless it is notified by Buyer to the contrary within five (5) days after such date, return to the depositor thereof all items which may have been deposited with Escrow Holder hereunder (not including the Earnest Money Deposit, if Seller has prior to such date alleged in writing to Buyer and Escrow Holder that Seller is entitled to the Earnest Money Deposit pursuant to the terms hereof and Seller specifies in such writing the basis for Seller's claim to the Earnest Money Deposit). Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. Buyer shall, within five (5) days after the termination of this Agreement in accordance with the terms hereof, return to Seller all documents and materials delivered to Buyer hereunder by or on behalf of Seller.

     5.3Delivery by Sellers. At the Closing, with respect to each Seller and each Property, Sellers shall deposit with the Escrow Holder, for the benefit of Buyer, or deliver directly to Buyer the following, each being executed and delivered by the relevant Seller:

          (a)The Deeds and the Assignment and Assumption of Leases and Rents, each duly executed and acknowledged by Seller, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "Official Records");

          (b)The Bill of Sale duly executed by Seller;

          (c)A certificate from the office of the county clerk of the county in which the Land is located and of the county in which Seller's principal office is located, a certificate from the Office of the Secretary of State of the State of Texas, or other appropriate evidence of all filings against Seller under the Commercial Code of Texas which would be a lien on any of the Personal Property, any such evidence being dated within ten (10) days prior to the Closing Date, together with fully executed termination statements with respect to such filings;

          (d)originals or copies of any warranties and guaranties received by Seller and to be assigned to Buyer, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

          (e)The Assignment of Contracts, Intangible Property, Warranties and Guarantees, duly executed by Seller and acknowledged, assigning all of Seller's interest in the Intangible Property, together with written terminations of any Contracts which are not Approved Contracts;

          (f)Originals or copies of all certificates of occupancy and permits for the Improvements;

          (g)All existing "record" plans and specifications for the Improvements in the possession of Seller or its manager;

          (h)A closing statement prepared by Escrow Holder in form and content consistent with this Agreement and otherwise reasonably satisfactory to Buyer and Seller;

          (i)The Non-Foreign Certificate, duly executed by Seller;

          (j)Complete originals of the Leases with respect to the Property and all correspondence with tenants pursuant to the terms of or otherwise relating to the Leases, and copies of all records, books of account, ledgers, and statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks; and

          (k)A letter to each tenant, in form and substance acceptable to Buyer, advising such tenant that the Property has been sold to Buyer.

     Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

     5.4Delivery By Buyer. Buyer shall execute and deliver to Escrow Holder, for the benefit of the relevant Seller, or directly to the relevant Seller the Assignment and Assumption of Leases and Rents, a closing statement, and such other documents and instruments as may be required to the close the transactions contemplated hereby, which documents and instruments shall be in form and substance reasonably acceptable to Buyer and Seller. On the Closing Date, after Buyer's or Escrow Holder's receipt of all of the items specified in Section 5.3 hereof, after the complete satisfaction of all of the conditions precedent to Buyer's obligations hereunder, and after the expiration of the Review Period, Buyer shall deliver the Purchase Price with respect to each Seller to Escrow Holder as provided in Section 2.2 above.

     5.5Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

     5.6Prorations. At Closing, the parties shall prorate (with Buyer being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, based on the actual number of days elapsed in the calendar month in which the Closing Date occurs, the following with respect to each Property:

          (a)Taxes. Ad valorem and similar taxes and assessments relating to the Property for the calendar year in which the Closing Date occurs shall be prorated between Seller and Buyer as of the Closing Date, based upon the best available estimates of the amount of taxes that will be due and payable on Property during the calendar year in which the Closing Date occurs, and Seller shall pay to Buyer in cash at such Closing the Seller's pro rata portion of such taxes and assessments (less, however, any tax reimbursements for such year which have accrued for such period but which are not yet due under any Lease). As soon as the amount of taxes and assessments on the Property for such year is known, Seller and Buyer shall readjust the amount of taxes and assessments to be paid by each party with the result that Seller shall pay for those taxes and assessments attributable to the period of time prior to the Closing Date (less, however, any tax reimbursements for such year which are collected for such period under any Lease).

          (b)Rents. Rents paid for the then current month shall be prorated effective as of the Closing Date, and Seller shall credit to Buyer at such Closing the amount of any rents received by Seller for the current month by tenants under the Leases for periods on and including the Closing Date and subsequent thereto. Buyer shall make a reasonable attempt to collect rents delinquent as of the Closing Date in the usual course of Buyer's operation of the Property following the Closing, and out of such collections shall first apply the rent towards accrued but unpaid rental applicable on and after the Closing Date and then shall reimburse Seller for Seller's pro rata portion of such delinquent rents, including percentage rents, if any, owing for the period prior to the Closing Date.

          (c)Security Deposits. Seller shall pay to Buyer in cash the amount of any and all cash security deposits paid to Seller by tenants under the Tenant Leases.

          (d)Other Income and Operating Expenses. All other income and operating expenses, including without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges with respect to the Property shall be prorated effective as of the Closing Date, and appropriate cash adjustments shall be made by Buyer and Seller pursuant to a proration letter in form and substance reasonably satisfactory to Buyer and Seller.

          (e)Service Contracts. Amounts payable under Approved Contracts shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under the Approved Contracts from the date covered by such bills until the Closing Date. Seller shall deliver to Escrow, for the benefit of Buyer, evidence of the cancellation or termination of all Contracts other than Approved Contracts, and Seller shall be responsible for all such cancellation costs.

          (f)Improvement Lien Assessments. All improvement lien assessments (other than the assessments of the Denton County Road Utility District No. 1, which shall be prorated in accordance with this Section 5.6, shall be paid in full by Seller at Closing.

          (g)Other Items. All other proratable items, including without limitation other income from, and expenses associated with, the Property shall be prorated between Buyer and Seller as of the Closing.

In the event accurate prorations and other adjustments cannot be made at Closing because current bills or statements or other information is not obtainable, the parties shall prorate on the best available information, subject to adjustment as soon after the Closing as the actual amounts to be prorated are determined. Buyer and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Buyer or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Buyer and Seller shall use good faith efforts to conclude prorations with respect to percentage Rent, taxes, and common area maintenance charges as soon as practicable after the determination of the amounts thereof. From and after Closing, each party shall afford to the other reasonable access to any information in its possession concerning the operations of the Property (including the right to copy the same at the expense of the party desiring the copy) for the purposes of ascertaining post-closing adjustments, tax examinations or audits, or other similar purposes.

     5.7Costs and Expenses. Seller and Buyer shall each bear and pay one-half (1/2) of the fees of Escrow Holder. Seller shall pay all premiums for the Title Policy (not including the costs of any special endorsements thereto requested by Buyer), the cost of the Survey, all legal fees and costs incurred by Seller, the cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax, if any, applicable with respect to the sale of the Personal Property and/or the Intangible Property, and other fees and charges which are typically borne by sellers in Lewisville, Texas. Buyer shall pay for the Phase I Report, its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Buyer in connection herewith, the cost of any endorsements to the Title Policy requested by Buyer, and other fees and charges which are typically borne by buyers in Lewisville, Texas.

     5.8Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Buyer that Buyer has elected to terminate its rights and obligations hereunder pursuant to Article IV, Article VIII and/or Section 5.9, and provided that Buyer has received either the Title Policy or the irrevocable commitment of Title Company to provide it with the Title Policy after recordation of the Deed, Escrow Holder is authorized and instructed
(a) with respect to the Property, to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Buyer (or if no such letter is received prior to the Closing, in accordance with customary practice), (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (c) to deliver the Purchase Price as adjusted in accordance with Sections 2.2 and 5.6 hereof.

     5.9Termination of Agreement.

          (a)Failure of Buyer's Conditions. If any one or more of the conditions to Buyer's obligations, as set forth in Article IV.A,
     Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Buyer may elect, as its sole and exclusive remedy, by written notice as provided in Section 10.10 hereof to (i) terminate this Agreement with respect to the closing of any or all of the Vista I, Vista II or Vista Shops purchases contemplated hereby, in which case neither party shall have any further obligation to the other (other than any obligations which, by their express terms, survive any termination of this Agreement) or
     (ii) seek specific performance of Seller's obligations under this Agreement with respect to any or all of the Vista I, Vista II or Vista Shops purchases contemplated hereby. Upon termination of this Agreement by Buyer pursuant to any provision providing Buyer a right of termination, Buyer shall return to Seller all materials previously provided by Seller to Buyer.

          (b)Failure of Seller's Conditions. If any one or more of the conditions to Seller's obligations, as set forth in Article IV.B,
     Section 5.4 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Seller may elect, by written notice as provided in Section 10.10 hereof, as Seller's sole and exclusive remedies, to either terminate this Agreement and neither party shall have any further obligation to the other (other than any obligations which, by their express terms, survive any termination of this Agreement) or (ii) if Closing has occurred with respect to the Property owned by Vista Shops and Vista I, seek specific performance of Buyer's obligations under this Agreement with respect to the sale of the Property owned by Vista II.

     5.10Security Deposits. Seller shall pay over to Buyer at Closing or grant to Buyer a credit against the Purchase Price in an amount equal to the aggregate of the tenants' security and other deposits and prepaid rents under the Leases, including all accrued interest thereon to the extent that the tenants may be entitled to receive such amounts in connection with the refund of any such deposit or prepaid rent. Buyer shall indemnify Seller for any claim by any tenant under a lease to the extent, and solely to the extent, that such claim relates to Buyer's wrongful failure to refund a security deposit to such tenant, which security deposit was delivered by Seller to Buyer or credited to Buyer pursuant hereto.

     5.11Memorandum of Agreement.Buyer may, in Buyer's sole and absolute discretion, record a memorandum of this Agreement upon the Closing of the Vista I and Vista Shops transactions in the county land records office in the jurisdiction where the Properties are located.


                                   ARTICLE VI

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

     As an inducement to Buyer to enter into this Agreement and the consummation of the transaction contemplated hereby, each Seller hereby represents and warrants to and agrees with Buyer with respect to each such Seller and each such Seller's Property, both as of the date hereof and again as of the Closing Date, and as of all dates and times in between (except as specifically provided to the contrary herein), as set forth below. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean:

          (a)in the case of Vista I, the actual knowledge of Travis Parker ;

          (b)in the case of Vista II, the actual knowledge of Travis Parker; and

          (c)in the case of Vista Shops, the actual knowledge of Travis Parker.

"Seller's actual knowledge" as used in this Agreement means the actual knowledge of Travis Parker on or before the date of this Agreement and does not include imputed knowledge or knowledge such person does not have but could have obtained through further investigation or inquiry. Seller represents and warrants that the foregoing person is employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property.

     Each Seller hereby represents and warrants that the foregoing persons are the persons employed by such Seller or Seller's manager with executive, managerial or daily supervisory responsibility with respect to the Property.

     6.1Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of Texas, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller.

     6.2Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts, matters of record, matters that would be disclosed by a current and accurate survey, and the Permitted Exceptions.

     6.3The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule H-1, H-2 and H-3, as applicable, (the "Rent Roll"). The Rent Roll is true, complete and correct in all material respects as of the date thereof and except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements granting any party any right of occupancy of the Property. With respect to each Lease: (i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party except as set forth in the copies of such Lease and related written materials provided by Seller to Buyer pursuant to this Agreement; (iii) except as indicated on the Rent Roll, to Seller's actual knowledge, there is no default by Seller under the Lease and to Seller's actual knowledge, by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     6.4No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending investigations, actions, suits, proceedings or claims against or specific to Seller, the Property, or relating to the zoning or environmental condition of the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

     6.5Compliance with Laws. Seller has not received any written notice or claim of any violations of applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any written notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     6.6No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

     6.7Eminent Domain. To Seller's actual knowledge, there is no existing or proposed eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

     6.8Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, and all other notices, permits, certificates and authority required as of the date hereof in connection with Seller's ownership and operation of the Property or the use or occupancy thereof have been obtained and are in full force and effect and in good standing.

     6.9Taxes and Assessments. To Seller's actual knowledge, all real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, except for the assessment set forth in the following sentence, there is no existing or proposed assessment that has or may become a lien on the Property. Buyer is hereby notified that the Land lies within the special assessment district known as Denton County Road Utility District Number 1.

     6.10Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); and (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials). Seller has no actual knowledge of any change in the Property relative to Environmental Requirements from the status set forth in the environmental reports in Seller's possession and furnished to Buyer pursuant to this Agreement.

     As used herein:

     "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Texas or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended;
(v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     6.11Physical Condition. To Seller's actual knowledge: (i) there are no material structural defects in the Improvements located on or at the Property; and (ii) the Improvements and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, and security systems) are in good working order and condition, except for defects or required repairs that are not material.

     6.12Employees.  Seller has no employees.

     6.13Mechanic's Liens. To Seller's actual knowledge, all bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager and if such liens arise prior to Closing, Seller shall cause such liens to be released or bonded around to Buyer's reasonable satisfaction.

     6.14Operating Statements. The financial statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

     6.15Reciprocal Easement Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any reciprocal easement agreement affecting the Property ("REA") and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller and any party to any REA are in compliance in all material respects with the terms, conditions and requirements of any REA. To Seller's actual knowledge, there are no claims by any party to any REA that any of the improvements located on the Property have been constructed in noncompliance with any of the terms, conditions and requirements of any REA.

     6.16No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

     6.17Property Being Sold "AS-IS". (a)Buyer hereby acknowledges and affirms that, except as expressly set forth in this Agreement, the Property is being sold "As Is", and Seller has made to Buyer no warranties or representations concerning the Property or any future improvements, or the Property's operation , suitability, or structural soundness, whether express or implied (unless expressly provided herein, including, without limitation, the representations and warranties set forth in Article VI). Buyer acknowledges that Buyer has or will examine the physical condition and the books and records of the Property to the extent Buyer deems appropriate and to the extent such physical inspection is permitted under this Agreement and such books and records are delivered to Buyer by Seller in accordance with this Agreement; that Buyer is a sophisticated real estate investor, well versed in all aspects of real estate of this nature, has made or will make prior to the end of the Review Period, its own independent evaluations regarding all matters relative to acquiring the Property, including but not limited to, market survey, physical inspection, review of all operating expenses, utilities, taxes, insurance, personnel requirements, potential market changes, leases, plans, but only to the extent that such evaluations are reasonably feasible considering the accuracy of the documents and materials made available to Buyer under this Agreement and the nature of the physical inspections permitted under this Agreement, and Buyer herein assures Seller that Buyer is in no way relying on any other representations (unless expressly provided herein, including, without limitation, the representations and warranties set forth in Article VI), whether in writing or as may have been discussed orally with Seller or Seller's personnel, in connection with its decision to purchase the Property.

     (b)Seller shall promptly notify Buyer, in writing, of any event or condition known to Seller which occurs prior to Closing and which causes a material change in the facts relating to, or the truth of, the above representations and warranties. At the Closing, Seller shall reaffirm and restate such representations and warranties, subject to disclosure of any changes in facts or circumstances which may have occurred since the date hereof. The representations and warranties set forth in this Article VI (and in any certificate delivered by Seller at Closing) shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property, until the date that is one (1) year after the Closing Date for each respective Property; provided however, that in the event Buyer makes a particularized written claim against Seller with respect to any representation or warranty prior to the date which is one (1) year after the Closing Date for each respective Property, then such representation or warranty shall survive without limitation as to such written claim for the applicable statutory period of limitations. To the extent that, at any time prior to Closing, Seller becomes aware of any matter which is the subject of this Agreement that would make any representation or warranty given inaccurate or incomplete in any material respect, Seller shall promptly notify Buyer of the existence of the fact or condition which would cause the representation or warranty in question to require modification. At such time, Buyer shall elect to either (i) accept such modified representation or warranty as Seller may then give, and close hereunder without any reduction in Purchase Price (unless otherwise agreed to in writing by Buyer and Seller, or (ii) to the extent that the matter or matters in question constitute a material change to the representations or warranties being sought to be modified or deleted, exercise its rights to terminate this Agreement in accordance with the terms and provisions of this Agreement but without any liability to Seller for damages.

     6.18Disclosure. To Seller's actual knowledge, the information contained in the representations and warranties contained herein, and the information set forth in the documents and materials provided to Buyer pursuant to
Section 4.3(a), do not contain any untrue statement of a material fact and do not contain any statement that make such representations or warranties or such information materially misleading in light of the circumstances in which they were made. Seller has delivered or made available to Buyer complete copies of all written materials described in Sections 4.3(b)-(i) which are in Seller's or its manager's possession or control.


                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     7.1Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is duly organized and validly existing under the laws of the State of Texas; subject to receipt of the Buyer Approval, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and as of the Closing Date will be duly authorized, executed and delivered by Buyer, and are and as of the Closing Date will be legal, valid and binding obligations of Buyer, and do not and as of the Closing Date will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.


                                 ARTICLE VIII

                    POSSESSION, DESTRUCTION AND CONDEMNATION

     8.1Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the Leases described on the Rent Roll or otherwise approved by Seller. Without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of determining Seller's compliance herewith (provided that Seller or Seller's agent shall be allowed to accompany Buyer in any visit to the Property Buyer may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Buyer to determine compliance or noncompliance.

     8.2Loss, Destruction and Condemnation.

          (a)Definition of Material Damage.  For the purposes of this
     Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $100,000.00, or (ii) if it would take longer than 90 days to perform such repair or replacement using reasonably diligent efforts, or
     (iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the date that is ninety (90) days beyond the estimated date of reconstruction, or (iv) if any lessee has a right to terminate its lease as a result of such damage.

          (b)Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense within sixty (60) days after the date of such damage or (b) pay to Buyer all insurance proceeds (and the amount of any applicable deductible) theretofore actually received by Seller and, in addition, assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any insurance claims or insurance proceeds that may thereafter be made for any such damage or destruction, except that any loss of rent insurance shall be prorated as of the date of Closing. Seller will notify Buyer within three (3) days (but in any event prior to the Closing Date) of Seller's receipt of knowledge of any casualty which occurs after the date of this Agreement and on or prior to the Closing Date.

          (c)Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Buyer in writing of such casualty as soon as practicable. Within 30 days after the occurrence of such casualty, Seller will, as soon as is practicable, provided insurance proceeds are available to perform such restoration, commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements their condition prior to the occurrence of the casualty promptly (but in no event more than ninety (90) days thereafter), and the Closing Date shall be extended (but in no event by more than ninety
     (90) days) until such damaged Improvements are complete. If Seller does not commence or complete such restoration within such time period, then Buyer may elect pursuant to a writing delivered to Seller and Escrow Holder within fifteen (15) days after such failure by Seller to commence or complete such restoration, to (i) continue this Agreement, provided, however, that Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage except that any loss of rent proceeds shall be prorated as of the date of Closing (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); (ii) terminate this Agreement, in which case Buyer shall have no further rights and obligations to the Seller under this Agreement (except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement) (but Buyer shall retain its rights and remedies against Seller) and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

          (d)Definition of Material Taking.  For the purposes of this
     Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $200,000, (ii) the portion of the Property taken materially impairs access to the Property or materially and adversely affects the parking area; (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee has the right to terminate its lease as a result of such taking or threatened taking.

          (e)Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within 3 business days after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

          (f)Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Buyer in writing of such taking or threatened taking, and within ten (10) days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within ten (10) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment at Closing of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement (except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement), and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option
     (ii).

          (g)Extension of Outside Closing Date. Upon the occurrence of any damage to the Property which Seller is obligated to repair and restore in accordance with the terms of this Agreement, the Outside Closing Date shall be extended to the date upon which Seller is required hereunder to have such damage repaired, but in no event shall any such extension extend the Outside Closing Date to a date which is more than ninety (90) days after the date of such damage to the Property.


                                   ARTICLE IX

              MAINTENANCE AND OPERATION OF THE PROPERTY; COVENANTS

     9.1Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Buyer's prior written consent thereto, except to the extent required by applicable governmental laws, ordinances or regulations.

     9.2Leases and Other Agreements.  From the date of this Agreement until ten
(10) days prior to the expiration of the Review Period, Seller may lease space within the Improvements without Buyer's consent provided that (i) all such leases fall within the parameters of the leasing guidelines attached hereto as Exhibit L (the "Leasing Guidelines"), and (ii) the credit of any such new tenant is comparable to the credit of existing tenants. Copies of all such proposed leases which Seller intends to enter into during such time period, financial information regarding the proposed tenant (with credit reports) and copies of all brokerage agreements with respect to such proposed leases shall be delivered to Buyer. Buyer shall have ten (10) days after receiving such executed leases to approve or disapprove such leases. In the event Buyer disapproves of any lease delivered to Buyer for its review, Buyer shall have the right to terminate this Agreement by delivering written notice of such termination within ten (10) days after receiving such lease. In the event Buyer fails to terminate this Agreement within such 10-day period, Buyer shall be deemed to have approved such lease. After the expiration of the Review Period and until the Closing Date, Seller may not execute any leases of space in the Improvements without obtaining Buyer's prior written consent to such lease, which consent shall not be unreasonably withheld, conditioned or delayed. All such leases entered into after the date hereof in accordance with this
Section 9.2 are collectively hereinafter referred to as the "Approved Leases".

     9.3Encumbrances. Except for Seller's right to enter into Leases in accordance with the provisions of Section 9.2 above, Seller shall not, after the date of this Agreement and prior to the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Buyer in Buyer's sole absolute discretion.

     9.4Consents and Notices. Seller and Buyer shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

     9.5Audit Cooperation. Until the date that is one (1) year after the Closing Date, Seller hereby agrees to cooperate with Buyer at Buyer's expense in producing Buyer's audited financial statements for the Property for such periods as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require.


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (followed by a copy mailed or delivered as otherwise provided herein), or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill, or on the date of facsimile transmission if delivered in such manner:

          If to Sellers: Vista Ridge Plaza, Ltd.
                         c/o Dal Mac Investments
                         111 W. Spring Valley Road
                         Richardson, TX 75083
                         Attention:  Brad McJunkin
                         Fax No.:  972-235-3060

                         Vista Ridge Plaza II, Ltd.
                         c/o Dal Mac Investments
                         111 W. Spring Valley Road
                         Richardson, TX 75083
                         Attention:  Brad McJunkin
                         Fax No.:  972-235-3060

                         Vista Ridge Shops, Inc.
                         c/o Dal Mac Investments
                         111 W. Spring Valley Road
                         Richardson, TX 75083
                         Attention:  Brad McJunkin
                         Fax No.:  972-235-3060

          with a copy to:Donohoe, Jameson & Carroll
                         1201 Elm Street
                         34th Floor
                         Dallas, Texas
                         Attention:  Mark Van Kirk, Esq.
                         Fax No.:   (214) 744-0231

          If to Buyer:   PRICE/BAYBROOK, LTD.
                         145 South Fairfax Avenue
                         Fourth Floor
                         Los Angeles, CA 90036
                         Attn.:  Joseph Kornwasser
                         Fax No.:  (213) 937-8175

          with a copy to:Gibson, Dunn & Crutcher LLP
                         333 South Grand Avenue
                         Los Angeles, California  90071
                         Attn:  William R. Lindsay, Esq.
                         Fax No.:  (213) 229-7520

          If to Escrow Holder:
                         Weststar Title Company
                         17736 Preston Road
                         Suite 200
                         Dallas, TX  75252
                         Attn:  Nancy Goodstein
                         Fax No.: 972-931-7446

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

     10.2Brokers and Finders. Buyer and Seller each hereby represents and warrants that no broker was involved in this Agreement or the transactions contemplated hereby except for Gilmore-Davis Companies, whose commissions are to be paid by Seller pursuant to a separate agreement between Seller and said broker. All such commissions shall be due and payable if, as, and when each Closing occurs. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to reimburse Seller for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Seller may sustain or incur by reason of such claim and
(ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify, defend, protect and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.

     10.3Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither Seller's nor Buyer's interest under this Agreement may be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer may assign, encumber or otherwise transfer Buyer's interest under this Agreement, without the prior written consent of the Seller to any "affiliate" of Buyer. Nothwithstanding any such assignment by Buyer to an affiliate of Buyer, such assignment shall not release Buyer from its obligations under this Agreement. There shall be no third party beneficiaries to this Agreement. For purposes of this Section 10.3, "affiliate" of the Buyer shall mean an entity in which the Buyer owns directly or indirectly more than 50 percent (50%) of any interest in such entity, or an entity which owns directly or indirectly more than 50 percent (50%) of any interest in Buyer, or any entity controlling, controlled by or under common control with Buyer.

     10.4Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

     10.5Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in Section 5.6 hereof or in
Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Seller pursuant hereto are intended to and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title for a period of one year from the date of each Closing. Buyer acknowledges and agrees that in the event that following a Closing, it believes that any representation or warranty under this Agreement has been breached, or that Seller is obligated to indemnify Buyer, that it must assert in writing any such claim relating to any of the foregoing within one (1) year of the date of such Closing as provided in Section 6.17 hereof.

     10.6Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Unless otherwise set forth or defined herein, words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

     10.7Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     10.8Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Properties specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof.

     10.9Attorneys' Fees. In the event of any action or proceeding at law or in equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.

     10.10Notice of Termination. Subject to Section 10.11 hereof, if either Buyer or Seller elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination ("Termination Notice") in duplicate. If Escrow Holder receives a notice of termination, it is instructed to deliver by Federal Express or similar nationally recognized overnight courier service and fax one copy to the other such party and such other party's representatives, as designated in Section 10.1 above, within one
(1) business day. Subject to Section 10.11 hereof, if Escrow Holder has not received a written objection from the other party within five (5) business days after delivering and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow and (iii) cancel this Agreement.

     10.11Remedies; Specific Performance; Damages.

          (A)Seller's Defaults/Buyer's Remedies Prior to Vista I and Vista Shops Closing. If, on or prior to the Closing Date for Vista I and Vista Shops, Seller is in default hereunder and such default is not cured within ten (10) days after Seller receives written notice of such default, Buyer may, at Buyer's sole option, do any of the following for such default:

          (i)Terminate this Agreement by written notice delivered to Seller on or before the Closing Date for Vista I and Vista Shops whereupon
               (1) the Escrow Holder shall return the Earnest Money Deposit and all interest earned thereon to Buyer and (2) Seller shall pay to Buyer all of Buyer's reasonable fees and costs of its diligence incurred prior to the effective date of Buyer's Termination Notice, including without limitation the reasonable fees and costs of Buyer's attorneys and paralegals; or

          (ii)Enforce specific performance of this Agreement against Seller; or

          (iii)only if specific performance would not be an adequate remedy solely by reason of Seller's conveying all or any part of the Property subsequent to the date of this Agreement, terminate this Agreement by giving written notice of such termination to Seller, receive the Earnest Money Deposit and all interest earned thereon, and seek actual damages (but not consequential, indirect or punitive damages, or damages for Buyer's loss of the benefit of the bargain) for breach of this Agreement by Seller up to a maximum amount of $100,000.

          (B)Seller's Defaults/Buyer's Remedies After Vista I and Vista Shops Closing. If, after the Closing of Vista I and Vista Shops, Seller is in default hereunder and such default is not cured within ten (10) days after Seller receives written notice of such default, Buyer may, as Buyer's sole option, elect one (1) of the following as its sole and exclusive remedy for such default:

          (i)Terminate this Agreement as to Vista II by written notice delivered to Seller on or before the Closing Date for Vista I, whereupon
               (1) Escrow Holder shall return the Earnest Money Deposit and all interest earned thereon to Buyer and (2) Seller shall pay to Buyer all of Buyer's reasonable fees and costs of its diligence incurred prior to the effective date of Buyer's Termination Notice, including without limitation the reasonable fees and costs of Buyer's attorneys and paralegals; or

          (ii)Enforce specific performance of this Agreement against Seller; or

          (iii)only if specific performance would not be an adequate remedy, terminate this Agreement by giving written notice of such termination to Seller, receive the Earnest Money Deposit including all interest earned thereon, and seek only actual damages (and not, without limitation, consequential, indirect or punitive damages, or damages for Buyer's loss of the benefit of the bargain), including Buyer's actual attorney fees and costs, for breach of this Agreement by Seller.

          (C)Buyer's Default/Seller's Remedies Prior to Vista I and Vista Shops Closing. If, on or prior to the Closing for Vista I and Vista Shops, Buyer is in default hereunder, and such default is not cured within ten (10) days after Buyer receives written notice of such default, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to terminate this Agreement by giving written notice of such termination to Buyer, whereupon Escrow Holder shall deliver the Earnest Money Deposit and all interest earned thereon to Seller in accordance with the provisions of
     Section 2.5 of this Agreement.

          (D)Buyer's Default/Seller's Remedies After Conveyance of Vista I and Vista Shops. If, after the Closing of Vista I and Vista Shops, Buyer is in default hereunder and such default is not cured within ten (10) days after Buyer receives written notice of such default, Seller may, as Seller's sole option, elect one (1) of the following as its sole and exclusive remedy for such default:

          (i)Terminate this Agreement as to Vista II by written notice delivered to Buyer on or before the Closing Date for Vista II, whereupon
               (1) Escrow Holder shall deliver the Earnest Money Deposit and all interest earned thereon to Seller in accordance with Section 2.5 of this Agreement; or

          (ii)Enforce specific performance of this Agreement against Buyer; or

          (iii)only if specific performance would not be an adequate remedy, terminate this Agreement by giving written notice of such termination to Seller and seek only actual damages (and not, without limitation, consequential, indirect or punitive damages, or damages for Buyer's loss of the benefit of the bargain), including Seller's actual attorney fees and costs, for breach of this Agreement by Buyer.

     10.12Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

     10.13Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     10.14Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.

     10.15No Waiver. No failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

     10.16Saturdays, Sundays, Legal Holidays. If the time period by which any right, option, or election provided under this Agreement must be exercised or by which any acts or payments required hereunder must be performed or' paid, or by which the Closing must be held, expires on a Saturday, Sunday, legal or bank holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

     10.17Rent Support Contingency. Vista I hereby agrees that, in the event any vacancies exist on the Closing Date with respect to Vista I's Property, Vista I shall lease on a triple net basis such vacant space for a period of up to twelve months at the rate of $18.00 per square foot per year. Vista I shall enter into the lease with Buyer effective on the Closing Date on the Seller's standard lease, the form and substance of which shall be reasonably acceptable to Buyer, with Seller retaining the right to lease such vacant space on Buyer's behalf, subject to Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon leasing all of such vacant space to unaffiliated third parties, Seller's obligations under the lease between Seller and Buyer with respect to such vacant space shall automatically cease.

     10.18Confidentiality. The parties hereto acknowledge and agree that Buyer is a publicly traded entity and subject to certain disclosure obligations under federal and state securities laws. Therefore, notwithstanding anything herein to the contrary, express or implied, Buyer may elect, in its reasonable discretion, to disclose publicly, by press release or by filings with federal or state authorities or otherwise, such matters relating to this Agreement, the transactions contemplated hereby or the Property as Buyer may deem necessary or desirable under federal or state securities laws or the requirements or guidelines of any national securities exchange upon which Seller's securities are listed.

     10.19Force Majuere. Whenever a period of time is herein prescribed for action to be taken by Buyer or Seller (exclusive of any monetary obligations), such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots acts of God, inclement weather, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of the party so obligated to act.

     10.20Buyer Acknowledgement of Broker Advisement. At the time of the execution of this Agreement, Buyer acknowledges that the Brokers have advised and hereby advise Buyer, by this writing, that Buyer should have the abstract covering the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with a policy of title insurance.

     10.21Severability.Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, including without limitation any provisions that expressly describe the remedies of Buyer or Seller relating to any of the Properties.

     10.22Further Assurances.At any time and from time to time after the Closing Date, each party shall execute and deliver such additional documents or instruments and take such additional actions as shall be reasonably necessary to effect the intents and purposes of this Agreement, including without limitation such additional documentation and additional actions as may be necessary to promptly terminate the performance lien, if any such lien is recorded, referred to in Section 2.1(c)(ii) hereof upon the satisfaction or termination of Buyer's obligations related thereto and secured thereby, provided that no such documents or actions shall alter any of the substantive terms and conditions of this Agreement.

     IN WITNESS WHEREOF, Sellers, Buyer, and Escrow Holder have executed this Agreement as of the date first above written.


                    SELLERS:

                              VISTA RIDGE PLAZA, LTD.

                              By: DalMac Plaza, Inc.,
                              its general partner

                                  By: /RANDALL HEARNE/
                                      ----------------
                                  Its: Secretary/Treasurer


                              VISTA RIDGE PLAZA II, LTD

                              By: DalMac Plaza II, Inc.,
                              its general partner

                                  By: /RANDALL HEARNE/
                                      -----------------
                                  Its: Secretary/Treasurer


                              VISTA RIDGE SHOPS, INC.

                              By: /RANDALL HEARNE/
                                  ----------------
                              Its:Secretary/Treasurer


                    BUYER:

                              PRICE/BAYBROOK, LTD.

                              By: PRICE/TEXAS, INC., its general partner

                                  By: /JERALD FRIEDMAN/
                                  -----------------
                                  Its: Vice President




                            CONSENT OF ESCROW COMPANY

     The undersigned Escrow Company agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.


Dated:  ___________________   WESTSTAR TITLE COMPANY

                              By:_________________________

                              Its:__________________________




                                  SCHEDULE A-1

                          LEGAL DESCRIPTION OF THE LAND

                                    [VISTA I]



                                  SCHEDULE A-2

                          LEGAL DESCRIPTION OF THE LAND

                                   [VISTA II]





                                  SCHEDULE A-3

                          LEGAL DESCRIPTION OF THE LAND

                                  [VISTA SHOPS]



                                   SCHEDULE B

                           TEXAS SPECIAL WARRANTY DEED

                        [TO BE REVIEWED BY LOCAL COUNSEL]



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

===============================================================================

TEXAS SPECIAL WARRANTY DEED

     THIS INDENTURE is made this ____ day of _____________, 1997, by ______________________________________, a Texas Limited Partnership ("Grantor")
in favor of PRICE/BAYBROOK, LTD., a Texas limited partnership ("Grantee"). Mailing address of Grantee is 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036.

     WITNESSETH, that Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Grantor duly paid, the receipt and sufficiency of which are hereby acknowledged, does by these presents SELL and CONVEY unto Grantee and Grantee's successors and assigns, the following described property (the "Property"):

     (A)That certain real property described in Exhibit A hereto (the "Land");

     (B)All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all of Grantor's right, title and interest in (i) all minerals, oil, gas and other hydrocarbon substances on and under the Land, (ii) all development rights, air rights, water, water rights and water stock relating to the Land, and (iii) any other easements, rights-of-way or appurtenances owned by Grantor and used in connection with the beneficial operation, use and enjoyment of the Land or the Improvements or any other appurtenance, together with all rights of Grantor in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent thereto or used in connection therewith (open or proposed, in front of or abutting the Land), and all rights of Grantor in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway;

     (C)All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land, all apparatus, equipment and appliances owned by Grantor presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements which are the property of Grantor (the "Improvements");

     SUBJECT TO only such matters as may be set forth in any title insurance policy received by Buyer concurrently herewith (the "Permitted Exceptions") and by this reference made a part hereof.

     TO HAVE AND TO HOLD the Property with all and singular the tenements, hereditaments and appurtenances thereto belonging or in any wise appertaining, unto Grantee and Grantee's successors and assigns, forever, subject only to the Permitted Exceptions, Grantor hereby covenanting that the Property is free and clear from any encumbrance done or suffered by Grantor except as set forth above, and that Grantor will warrant and defend title to the Property unto Grantee and Grantee's successors and assigns forever against the claims and demands of persons claiming or to claim the same by, through or under Grantor, subject only to the Permitted Exceptions.

     IN WITNESS WHEREOF, the Grantor has caused this Deed to be executed and delivered as of the date first above written.


                              VISTA RIDGE PLAZA, LTD.

                              By:, its general partner

                              By:_________________________
                              Its:_________________________

STATE OF TEXAS

COUNTY OF DENTON

This instrument was acknowledged before me on ________________________ by ______________________________________, ______________________________, a
____________________________________ authorized to do business in the State of
Texas under the name _________________________________ on behalf of
___________________________.



[Seal]

                         ______________________________________
                         Notary Public, State of Texas

                         My commission expires on ________________________



                   EXHIBIT "A" TO TEXAS SPECIAL WARRANTY DEED

                                LEGAL DESCRIPTION



                   EXHIBIT "B" TO TEXAS SPECIAL WARRANTY DEED

                          INSERT "PERMITTED EXCEPTIONS"



                                   SCHEDULE C

                  ASSIGNMENT AND ASSUMPTION OF LEASE AND RENTS



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

===============================================================================

                  ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, VISTA RIDGE PLAZA, LTD., a Texas limited partnership ("Assignor"), hereby assigns, sets over, transfers and delegates to PRICE/BAYBROOK, LTD., a Texas limited partnership ("Assignee"), without recourse, except as expressly set forth herein or in that certain Purchase and Sale Agreement and Escrow Instructions by and between Vista Ridge Plaza, Ltd., a Texas Limited Partnership, Vista Ridge Plaza II, Ltd., a Texas Limited Partnership, and Vista Ridge Shops, Inc., a Texas Corporation, as Sellers, and Price/Baybrook, Ltd., a Texas Limited Partnership, as Buyer, dated as of December __, 1997 (the "Agreement"), all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, fund and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising (the "Rents"). No provision of this Assignment shall in any way limit or impair any term, condition, representation or warranty included in the Agreement.

     Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof, and agrees to indemnify, defend, protect, and hold Assignor harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any such obligations of the landlord under the Leases arising out of and relating to the period commencing on the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 1997.

                              ASSIGNOR:

                              VISTA RIDGE PLAZA, LTD.

                              By:, its general partner

                              By: __________________________
                              Its:___________________________


                              ASSIGNEE:

                              PRICE/BAYBROOK, LTD.

                              By:PRICE/TEXAS, INC., its general partner

                              By:______________________________
                              Its:______________________________


               EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION OF LEASES
                                    AND RENTS

                          LEGAL DESCRIPTION OF PROPERTY



               EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION OF LEASES
                                    AND RENTS

                                 ASSUMED LEASES



                                   SCHEDULE D

                                  BILL OF SALE

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, VISTA RIDGE PLAZA, LTD., a Texas limited partnership ("Seller"), hereby transfers, conveys and assigns to PRICE/BAYBROOK, LTD., a Texas limited partnership ("Buyer"), and its successors and assigns without recourse forever, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records owned by Seller and the personal property listed on any schedule attached hereto.

     If any litigation between Seller and Buyer arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 1997.

                          VISTA RIDGE PLAZA, LTD.

                          By: __________________, its general partner

                          By: ______________________________
                          Its:_______________________________


                           EXHIBIT "A" TO BILL OF SALE

                             DESCRIPTION OF PROPERTY



                                   SCHEDULE E

                  ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY,
                            WARRANTIES AND GUARANTEES

     THIS ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of ____________, 1997, by VISTA RIDGE PLAZA, LTD., LIMITED PARTNERSHIP, a Texas limited partnership ("Assignor"), in favor of PRICE/BAYBROOK, LTD., a Texas limited partnership ("Assignee").

RECITALS:

     Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of December ____, 1997 by and between Assignor, Assignee and ____________________ Title Insurance Company (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

     In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Assignor hereby assigns, transfers and delegates to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"): (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property, including without limitation all transferable licenses and governmental approvals and permits of any nature relating to the Property or the Improvements or any repairs or renovations to such Improvements, and (ii) any and all transferable warranties, guaranties, contracts and other rights owned by Assignor relating to the ownership, operation or functioning of all or any part of the Property (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements and any deposits given by Assignor in connection with the installation or provision of utility services, to the extent such deposits have not been returned to Assignor as of the date hereof).

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

     Executed as of the date first above written.

                          ASSIGNOR:

                          VISTA RIDGE PLAZA, LTD.

                          By: ______________, its general partner

                          By:_______________________________
                          Its:_______________________________


   EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND
                                   GUARANTEES

                          LEGAL DESCRIPTION OF PROPERTY



                                   SCHEDULE F

                       CERTIFICATION OF NON-FOREIGN STATUS

                  (Foreign Investment in Real Property Tax Act)

     Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform PRICE/BAYBROOK, LTD., a Texas limited partnership ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

     1.Transferor's U.S. tax identification/social security number is:
_________________;

     2.Transferor's principal office address is c/o Dal Mac Investments, 111 W. Spring Valley Road, Richardson, Texas, 75083; and

     3.Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

     Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

     Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

     Under penalties of perjury, the undersigned signatory declares that: I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated: _______________, 1997

                              VISTA RIDGE PLAZA, LTD.

                              By:_________________., its general partner

                              By: ________________________
                              Its:_________________________

                                   SCHEDULE G

                           TENANT ESTOPPEL CERTIFICATE

     THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 1997, is executed by ________________________ ("Tenant") in favor of PRICE/BAYBROOK, LTD., a Texas limited partnership ("Buyer").

R E C I T A L S

     A.Buyer and VISTA RIDGE PLAZA, LTD. ("Landlord"), have entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of December ___, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Lewisville, County of Denton, State of Texas, more particularly described on Schedule "A-1" attached to the Purchase Agreement (the "Property").

     B.Tenant and Landlord have entered into that certain Lease Agreement, dated as of _________________________________________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

     C.Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

     D.In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

     NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

AGREEMENT

     Section 1.Lease.

     Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:


(If none, please state "None.")

     Section 2.Leased Premises.

     Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately ______________________ (______________)
rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

     Section 3.Full Force of Lease.

     The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

     Section 4.Complete Agreement

     The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

     Section 5.Acceptance of Leased Premises.

     Tenant has accepted and is currently occupying the Leased Premises.

     Section 6.Lease Term.

     The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:

(If none, please state "None.")

     Section 7.Purchase Rights.

Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property.

     Section 8.Rights of Tenant.

     Except as expressly stated in this Certificate, Tenant:

     (a)has no right to renew or extend the term of the Lease;

     (b)has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

     (c)has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

     Section 9.Rent.

     (a)The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

     (b)Tenant is currently paying base rent under the Lease in the amount of ___________________________________________ Dollars ($_____________________) per
month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:


(If none, please state "None.")

     (c)Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is _______________ percent (___%) and is currently being paid at the rate of
_______________________________________ Dollars ($_______________) per month, payable to _________________________________________.

     (d)There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:______________________________________________________

(If none, please state "None.")

     Section 10.Security Deposit.

     The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).

     Section 11.Prepaid Rent.

     The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.

     Section 12.Insurance.

     All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

     Section 13.Pending Actions.

     There are no actions, whether voluntary or otherwise, to declare the Tenant (or any guarantor of the Tenant's obligations under the Lease) bankrupt or insolvent pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

     Section 14.Landlord's Obligations

     As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets. counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:


(If none, please state "None.")

     (If none, please state "None.")

     Section 15.Assignments by Landlord.

     Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

     Section 16.Assignments by Tenant.

     Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

     Section 17.Environmental Matters.

     The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

     Section 18.Notification by Tenant.

     From the date of this Certificate and continuing the earlier to occur of
(i) _______________________, 1997 and (ii) Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                    The PRICE REIT, Inc.
                    145 South Fairfax Avenue
                    Fourth Floor
                    Los Angeles, CA 90036
                    Attn.:  Joseph Kornwasser
                    Fax No.:  (213) 937-8175

     Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease. Without in any way limiting the effect of the foregoing sentence, Buyer acknowledges that by accepting this Estoppel Certificate Buyer agrees that Tenant has no liability for incidental, consequential or punitive damages as a result of the recipient's reliance hereon.

     Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                              TENANT


                              ____________________________________



                              By:_________________________________
                                   Name:
                                   Its:


                                  SCHEDULE H-1

                                    RENT ROLL

                              (Vista I)SCHEDULE H-2

                                    RENT ROLL

                             (Vista II)SCHEDULE H-3

                                    RENT ROLL

                             (Vista Shops)SCHEDULE I

                               NON-CREDIT TENANTS





                                   SCHEDULE J

                                 ANCHOR LESSEES



                                   SCHEDULE K

For purposes of determining the price to be paid to Seller, upon the acquisition of the Property by Price/Baybrook, Ltd., the following formula shall be used for illustrative purposes only and does not necessarily reflect the actual numbers associated with this particular transaction.



Gross Income (1):                $02,500,000

Management Fee (2):              $0 0,75,000
Structural Reserve (3):          $00,013,800
Vacancy Factor (4):              $00,020,000
Vacancy CAM Charges (5):         $00,004,000

Net Operating Income:            $02,387,200

Capitalization rate:                   10.5%


PURCHASE PRICE                   $22,735,238


(1).Assumes 100% occupancy of the Shopping Center upon the Closing Date.

(2).The parties hereto agree that Price/Baybrook, Ltd. ("Buyer") shall be entitled to deduct a Three Percent (3%) Management Fee based upon the Gross Income (projected Gross Income if the Shopping Center is not 100% leased as of the Closing Date).

(3).The parties hereto agree that Buyer shall be entitled to deduct Ten Cents (.10) per square foot of Gross Leasable Area of the Shopping Center as a Structural Reserve.

(4).The Vacancy Factor shall be determined by taking the aggregate Minimum Basic Rent payable per annum (commencing on the first month following the Closing
     Date) of all those tenants deemed to be "Non-Credit Tenants" (as listed in Exhibit "I") as of the Closing Date and multiplying that number by Five Percent (5%).

(5).The Vacancy CAM Charges shall be determined by taking the aggregate square feet of all premises leased to "Non-Credit Tenants" (as listed in Exhibit "I"), multiplying that number by Five Percent (5%) and then multiplying that number by Four Dollars ($4.00).









                                   SCHEDULE L

                               LEASING GUIDELINES



===============================================================================


          EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES



Year ended December 31,
                             1997       1996       1995       1994       1993
                            ----------------------------------------------------
Net Income                  $26,254    $16,919    $16,386    $16,904    $ 9,128
Interest                     16,667     11,826      7,070      4,319      4,287
Less interest capitalized
 during the period           (1,637)      (469)      (415)      (234)       (30)
Amortization of deferred
 loan fees and discount         637        714        284        152         99
                            ----------------------------------------------------
      Earnings              $41,921    $28,990    $23,325    $21,141    $13,484
                            ====================================================

Interest                    $16,667    $11,826    $ 7,070    $ 4,319    $ 4,287
Amortization of deferred
 loan fees and discount         637        714        284        152         99
                            ----------------------------------------------------
      Fixed Charges         $17,304    $12,540    $ 7,354    $ 4,471    $ 4,386
                            ====================================================
Ratio of Earnings to
 Fixed Charges                 2.42       2.31       3.17       4.73       3.07
                            ====================================================



===============================================================================


                                  EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-75547; Form S-8 No. 33-87812; Form S-3 No. 333-35185 and
related Prospectus) of The Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $400,000,000 of debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock, respectively, of our report dated January 16, 1998 (except Note 11, as to which the date is March 5,1998), which repsect to the consolidated financial statements and schedule of The Price REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                /s/ Ernst & Young LLP

San Diego, Californi
March 26, 1998